    As filed with the Securities and Exchange Commission on February 1, 2000
                          Commission File No. 333-91717


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                          TELECOM WIRELESS CORPORATION
                 (Name of Small Business Issuer In Its Charter)

            UTAH                       7370                     94-3172556
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
     of incorporation                Industrial               Classification
      Identification                organization)               Code Number)
         Number)

                         5299 DTC BOULEVARD, SUITE 1120
                               ENGLEWOOD, CO 80111
                                 (303) 221-1999
          (Address and Telephone Number of Principal Executive Offices)


                                CALVIN D. SMILEY
                                    PRESIDENT
                          TELECOM WIRELESS CORPORATION
                         5299 DTC BOULEVARD, SUITE 1120
                               ENGLEWOOD, CO 80111
                                 (303) 221-1999
           (Name , Address and Telephone Number of Agent for Service)

                          ----------------------------

                                    COPY TO:
                             GERALD J. LAPORTE, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------- ---------------- ------------------- -------------------- ----------------
Title of each class of securities            Amount to be       Proposed maximum  Proposed maximum     Amount of
to be registered                             registered           Offering price  aggregate offering   registration
                                                                             per  price                fee
                                                                           Share
-------------------------------------------- ---------------- ------------------- -------------------- ----------------
Common Stock, par value $.001 per share (1)         1,826,473           $7.00 (2)     $12,785,311 (2)     $3,554.32 (3)
-------------------------------------------- ---------------- ------------------- -------------------- ----------------
Common Stock, par value $.001 per share (4)         1,545,333         $7.4375 (2)     $11,493,414 (2)     $3,034.26 (5)
-------------------------------------------- ---------------- ------------------- -------------------- ----------------


(1)     Included in initial registration statement.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of Rule 457(e).
(3)     Previously paid with filing of initial registration statement.
(4)     Additional shares included in this Pre-Effective Amendment No. 1.
(5)     Paid with this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, dated February 1, 2000


PROSPECTUS
FEBRUARY ___, 2000

                          TELECOM WIRELESS CORPORATION

                        3,371,806 Shares of Common Stock
                       to be Sold by Current Stockholders


         The selling stockholders identified in this prospectus may use the prospectus to offer and sell up to 3,371,806 shares of the common stock of Telecom Wireless Corporation from time to time. The selling stockholders will receive all the proceeds from the sale of these shares. Telecom Wireless will not receive any of the proceeds.


         The common stock of Telecom Wireless has been traded in the over-the-counter market and quoted through the OTC Bulletin Board under the symbol "NOYRE." We expect it to continue to trade in that market. On January 28, 2000, the reported closing price of Telecom Wireless' common stock was $7-7/8 per share.



         These securities involve a high degree of risk. SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE DECIDING WHETHER TO INVEST IN TELECOM WIRELESS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         In deciding whether to buy the shares offered, you should rely only on the information contained in this document. Telecom Wireless Corporation has not authorized anyone to provide you with any information that is different from this information.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
PROSPECTUS SUMMARY/SUMMARY OF OFFERING............................................................................3
RISK FACTORS......................................................................................................5
A NOTE ABOUT FORWARD-LOOKING STATEMENTS..........................................................................10
USE OF PROCEEDS..................................................................................................11
DETERMINATION OF OFFERING PRICE..................................................................................11
DILUTION.........................................................................................................11
SELLING STOCKHOLDERS.............................................................................................11
PLAN OF DISTRIBUTION.............................................................................................13
SELECTED COMBINED PRO FORMA FINANCIAL DATA.......................................................................14
SELECTED HISTORICAL FINANCIAL DATA FOR COMBINED BUSINESSES.......................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION................................16
BUSINESS.........................................................................................................26
MANAGEMENT.......................................................................................................41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................47
CERTAIN TRANSACTIONS AND RELATIONSHIPS...........................................................................48
TELECOM WIRELESS'STOCK...........................................................................................50
SECURITIES AND EXCHANGE POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............................52
EXPERTS..........................................................................................................52
LEGAL MATTERS....................................................................................................52
HOW TO OBTAIN ADDITIONAL INFORMATION.............................................................................52
INDEX TO FINANCIAL STATEMENTS....................................................................................55

This document may be used only where it is legal to sell these securities.
The information in the document may be accurate on the date on the cover only.


                     PROSPECTUS SUMMARY/SUMMARY OF OFFERING

Telecom Wireless                Telecom Wireless Corporation intends to become a
                                leading consolidator in the Internet service
                                provide or "ISP" business and the competitive
                                local exchange carrier or "CLEC" business.

The Offering                    3,371,806 shares of common stock may be offered
                                by selling stockholders. The selling
                                stockholders may sell all or any portion of the
                                shares in this offering in one or more
                                transactions by a variety of methods, including
                                through the OTC Bulletin Board or in negotiated
                                transactions. The selling stockholders will
                                determine the selling price of the shares. The
                                selling stockholders will also pay any broker or
                                dealer commission, fee or other compensation or
                                underwriter discount.

Use of Proceeds                 Telecom Wireless will not receive any proceeds
                                from the sale of the common stock by the selling
                                stockholders.

Trading Symbol and Market       The common stock of Telecom Wireless is traded
                                through the OTC Bulletin Board under the symbol
                                "NOYRE." The market for the stock is
                                characterized generally by low volume and broad
                                price and volume volatility. Telecom Wireless
                                cannot give any assurance that a stable trading
                                market will develop for its stock. The "E" was
                                added to our symbol "NOYR" to indicate that the
                                common stock will no longer be eligible for
                                quotation on the OTC Bulletin Board if Telecom
                                Wireless does not meet the eligibility
                                requirements by February 24, 2000. If we do not
                                timely meet these requirements, the Telecom
                                Wireless common stock thereafter will be quoted
                                on the so-called "pink sheets" until our
                                eligibility for the OTC Bulletin Board is
                                reestablished.

Public Company Status           Telecom Wireless has not previously filed annual
                                or quarterly reports with the Securities and
                                Exchange Commission as a public company. It will
                                begin to do so upon effectiveness of this
                                offering, which is the initial offering of its
                                securities registered with the Securities and
                                Exchange Commission, or, if earlier, upon
                                effectiveness of its registration statement
                                filed under Section 12 of the Securities
                                Exchange Act of 1934 on December 14, 1999. That
                                registration statement will become effective 60
                                days after filing unless withdrawn beforehand.
                                Effectiveness of either registration statement
                                by February 24, 2000, will allow the Telecom
                                Wireless common stock to continue to be quoted
                                on the OTC Bulletin Board.

Address and Phone Number        The address of the principal executive offices
                                of Telecom Wireless and its telephone number at
                                that address are:

                                Telecom Wireless Corporation
                                5299 DTC Boulevard, Suite 1120
                                Englewood, Colorado 80111
                                Telephone No.:  (303) 221-1999

SUMMARY HISTORICAL INDIVIDUAL FINANCIAL DATA


      The following table presents summary historical statement of operations data for Telecom Wireless Corporation and a recently acquired subsidiary of Telecom Wireless. The historical statement of operations data presented below have not been adjusted for the pro forma adjustments reflected in the unaudited pro forma combined financial statements included elsewhere in this prospectus.


TELECOM WIRELESS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS DATA


                                                          Fiscal Year Ended                         Three Months Ended
                                                               June 30,                                September 30,
                                                -------------------------------------      -------------------------------------
                                                      1998                 1999                  1998                 1999
                                                ----------------     ----------------      ----------------     ----------------
       Total revenues                           $        650,000     $        523,000      $        144,000     $        171,000
       Total costs and expenses                        2,305,000            3,968,000               357,000            3,034,000
                                                ----------------     ----------------      ----------------     ----------------
Net (Loss)                                      $     (1,655,000)    $     (3,445,000)     $       (213,000)    $     (2,863,000)
                                                ================     ================      ================     ================
Net (Loss) per common share-basic and
diluted                                         $         (15.08)    $           (.92)     $           (.05)    $           (.19)
                                                ================     ================      ================     ================
Weighted average shares outstanding - basic
and diluted                                              109,772            3,759,050             3,928,015           15,256,675


AMERICA'S WEB STATION, INC.
STATEMENT OF OPERATIONS DATA


                                                            Periods Ended                            Six Months Ended
                                                             December 31,                                June 30,
                                                -------------------------------------      -------------------------------------
                                                      1997                 1998                  1998                 1999
                                                ----------------     ----------------      ----------------     ----------------
Revenues                                        $         47,000     $        171,000      $         88,000     $         77,000

Internet operating costs and expenses                    127,000              347,000               162,000              113,000
                                                ----------------     ----------------      ----------------     ----------------

Net income (loss)                               $        (80,000)    $       (176,000)     $        (74,000)    $        (36,000)
                                                ================     ================      ================     ================

                                  RISK FACTORS


         You should carefully consider the risks described below before deciding whether to invest in Telecom Wireless Corporation. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of Telecom Wireless could be materially and adversely affected. In such a case, the trading price of Telecom Wireless' common stock could decline, and you could lose all or part of your investment.


TELECOM WIRELESS HAS EXPERIENCED DIFFICULTY IMPLEMENTING ITS BUSINESS PLAN


         Telecom Wireless has an ambitious business plan that it has been attempting to implement since April 1999. Since the company has experienced difficulty obtaining financing from traditional sources, execution of most of its business plan has been delayed. There can be no assurance that the business plan can be implemented and successfully executed.


SUBSTANTIAL DOUBT EXISTS AS TO TELECOM WIRELESS' ABILITY TO CONTINUE AS A GOING CONCERN


         The independent auditor's report on the June 30, 1999, financial statements of Telecom Wireless contains an explanatory paragraph which indicates there is substantial doubt as to the company's ability to continue as a going concern. Telecom Wireless incurred net losses of approximately $3,445,000 and $2,862,000 for the year ended June 30, 1999 and for the quarter ended September 30, 1999, respectively, and had an accumulated deficit of approximately $9,828,000 as of September 30, 1999. During the same periods, Telecom Wireless had negative cash flows from operations of approximately $1,421,000 and $1,340,000, respectively.






         Management projects that Telecom Wireless will continue to incur net losses and experience negative cash flow for the foreseeable future. This will require substantial amounts of capital. As of the date of this prospectus, management does not have commitments for additional financing and cannot be sure that Telecom Wireless will be able to obtain any such commitments at all or upon reasonable terms and conditions.


         Management expects Telecom Wireless to meet its additional capital needs through sales of equity and debt securities, credit facilities and other borrowings, and lease financings. Management is not sure whether it will be able to raise sufficient capital through these or any other methods. If it cannot, management may be required to modify, delay or abandon the business plan. As of the date of this prospectus, management does not have commitments for any additional financing and cannot be sure that Telecom Wireless will be able to obtain any such commitments at all or upon reasonable terms and conditions.


FAILURE TO INTEGRATE ACQUISITIONS SUCCESSFULLY MAY ADVERSELY AFFECT TELECOM WIRELESS' OPERATING RESULTS


         The success of Telecom Wireless will depend to a great extent on its ability to integrate the operations and management of the businesses that it has acquired and businesses that it may acquire in the future. Consolidating acquired businesses and integrating regional operations may take a significant period of time, will place a significant strain on Telecom Wireless' resources and could prove to be more expensive than expected. Telecom Wireless may increase expenditures to accelerate the integration and consolidation of its acquired operations , but it cannot guarantee this result nor can the company assure investors that its resources will be sufficient to successfully implement its expansion program.

TELECOM WIRELESS IS SUBJECT TO ALL RISKS FACED BY START-UP INTERNET COMPANIES


         When making your investment decision, you should consider the risks and difficulties Telecom Wireless may encounter in building and operating a business in the rapidly evolving telecommunications sector, especially given its limited operating history:


        - Future revenues will depend heavily on management's ability to acquire businesses, to attract and retain subscribers and business customers, and to increase per subscriber revenues.


        - The telecommunications services business, including the Internet services sector, is extremely competitive and is changing rapidly. Competition could result in loss of customers and reduction of revenues. Most of our competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than Telecom Wireless has, and many have extensive coast-to-coast Internet backbones and large customer bases.


        - We expect increasing competition from Internet service providers using alternative technologies including:


                - telecommunications providers that bundle Internet access with basic local and long distance telecommunications services, which could force Telecom Wireless to price its services at a level that would have an adverse effect on its business, financial condition and results of operations;


                - major cable companies such as AT&T as they begin to offer Internet connectivity through their cable infrastructure, which is designed to increase the connection speed to the Internet; and


                - other alternative service companies that are approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies, which currently offer high-speed Internet access to business customers.


        - Management expects Telecom Wireless to encounter significant pricing pressure as a result of competition and advances in technology.


        - Telecom Wireless will rely on a combination of copyright, trademark and trade secret laws to protect its proprietary rights. Management cannot be certain that the steps we, or the companies we have acquired, have taken will be adequate to prevent the misappropriation of Telecom Wireless' technology or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to Telecom Wireless' proprietary technology.

MANAGEMENT'S PLANNED AGGRESSIVE GROWTH WILL STRAIN TELECOM WIRELESS' RESOURCES


         Management intends to expand the operations of Telecom Wireless rapidly through acquisitions by aggressively pursuing companies that provide or can provide a national network system and infrastructure and then expand the network through the acquisition and installation of necessary equipment, extensive marketing efforts in new locations and the employment of qualified technical, marketing and customer support personnel. This rapid growth will place a significant strain on our managerial, operational and financial resources.


         To manage our growth, management must improve the operational systems, procedures and controls of Telecom Wireless on a timely basis by centralizing and standardizing Telecom Wireless' operations and upgrading and replacing outdated infrastructure. If the demands placed on its network resources by a growing subscriber base outpace its growth and operating plans, the quality and reliability of our service may decline and relationships with customers may be harmed as a result.


IF TELECOM WIRELESS IS UNABLE TO ESTABLISH SATISFACTORY PEERING
RELATIONSHIPS, COSTS MAY INCREASE


         Management intends to establish and maintain "peering" relationships with other ISPs and with CLECs so that Telecom Wireless can exchange traffic without paying transit costs. If management is unable to establish adequate peering relationships, our costs will increase and our revenues could decrease. This would harm the business, financial condition and results of operations of Telecom Wireless.


TELECOM WIRELESS COULD FACE LOSSES AND POTENTIAL LIABILITY IF INTRUSIONS, VIRUSES OR SIMILAR DISRUPTIONS TO ITS NETWORK OR COMPUTER SYSTEMS IMPEDE ITS SERVICE OR JEOPARDIZE ITS CONFIDENTIAL INFORMATION OR THAT OF ITS SUBSCRIBERS


         Although management has implemented, and will continue to implement, security measures, the computer systems of Telecom Wireless are vulnerable to computer viruses, break-ins and similar disruptive problems caused by customers or other users. Any such occurrences could lead to interruptions, delays or cessation in service to our customers and could jeopardize the security of confidential information stored in the computer systems of our customers. This could, in turn, deter potential customers and adversely affect existing customer relationships.


         The security services that Telecom Wireless offers in connection with its customers' networks cannot assure complete protection from these problems. Although management will attempt to limit contractually Telecom Wireless' liability in these instances, the occurrence of security-related problems may result in claims against Telecom Wireless or liability on its part. Such claims, regardless of their ultimate outcome, could result in costly litigation and could have a material adverse effect on the business or reputation of Telecom Wireless or on its ability to attract and retain customers. Moreover, until consumers trust and rely on existing security technologies, the security and privacy concerns of existing and potential customers may inhibit the growth of the telecommunications services industry and our customer base and revenues.


IF SUPPLIERS FAIL TO PROVIDE TELECOM WIRELESS WITH THE EQUIPMENT IT NEEDS, WE MAY LOSE CUSTOMERS


         There are only a limited number of businesses that can supply Telecom Wireless with the key components it will need for its planned network infrastructure, including telecommunications services and networking equipment. Management cannot be certain that suppliers and telecommunications carriers will continue to sell or lease their products and services to Telecom Wireless at commercially reasonable prices or at all. If there are delays in receiving this equipment, Telecom Wireless may not be able to service its customers. Difficulties in developing alternative sources of supply, if required, could adversely affect its business, future financial condition or operating results. Moreover, failure of telecommunications providers to provide the data communications capacity required by Telecom Wireless for any reason could cause interruptions in its ability to provide access services to its customers, which may materially and adversely affect our business, financial condition and operating results.

TELECOM WIRELESS MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS TO REMAIN COMPETITIVE


         Telecom Wireless is susceptible to rapid changes due to technology innovation, evolving industry standards, changes in customer needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose Telecom Wireless to risks of obsolete equipment. Management will need to use leading technologies effectively, continue to develop technical expertise and enhance existing services on a timely basis to compete successfully in this industry. We cannot assure that we will be able to do so or that any new technologies or enhancements used by Telecom Wireless or offered to its customers will achieve market acceptance.


         Our ability to compete successfully also depends on the compatibility and interoperability of our services with products and systems sold by various third parties. Although management intends to support emerging standards in the market for Internet access and enhanced business services, we cannot be certain that industry standards will be established or, if they become established, that Telecom Wireless will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.


         Telecom Wireless is also at risk due to fundamental changes in the way that Internet access may be delivered in the future. Currently, customers access Internet services primarily by computers connected by telephone lines. Recently, several companies have developed cable modems, some of which are currently offered for sale. These cable modems have the ability to transmit data at substantially faster speeds than the modems currently used by most Internet users. Other alternative service companies are offering various wireless terrestrial and satellite-based service technologies, which currently offer high-speed Internet access to business customers. As the Internet becomes accessible by broad segments of the U.S. population through cable modems, wireless platforms and other consumer electronic devices, or as subscriber requirements change the means by which Internet access is provided, Telecom Wireless will have to develop new technologies or modify existing technology to accommodate these developments and remain competitive. Management's pursuit of these technological advances may require substantial time and expense, and we cannot be certain that we will succeed in adapting our Internet access services business to alternative Internet access devices and conduits.


TELECOM WIRELESS FACES THE UNCERTAINTY OF SUBSCRIBER RETENTION IN THE ISP
BUSINESS


         Sales, marketing and other costs of acquiring new subscribers in the ISP business will be substantial relative to the monthly fees and other revenues expected from subscribers. Accordingly, management believes that the long-term success of Telecom Wireless depends largely on our ability to retain subscribers, while continuing to obtain new subscribers through acquisitions and organic growth. Management expects to invest significant resources in a national network infrastructure and customer and technical support capabilities to provide high levels of customer service. Management cannot be certain that these investments will maintain or improve subscriber retention. Management believes that intense competition from competing ISPs, some of which offer many free hours of service or other enticements for new subscribers, will cause some of Telecom Wireless' future ISP subscribers to switch to its competitors' services. In addition, some new subscribers use the Internet only as a novelty and do not become consistent users of Internet services and, therefore, may be more likely to discontinue their service. These factors may adversely affect subscriber retention rates. Any decline in subscriber retention rates could have a material adverse effect on Telecom Wireless' business, financial condition and operating results.

TELECOM WIRELESS FACES A POTENTIAL CASH SHORTFALL IF IT DOES NOT ATTRACT NEW ISP SUBSCRIBERS

         Management anticipates that a portion of the ISP sales of Telecom Wireless will be to customers who prepay for one year of service. Management expects to apply a substantial portion of the proceeds from these prepayments to acquire more equipment, purchase advertising, meet current obligations and fund any operating deficits. Management does not expect to set aside proceeds as capital reserves to reimburse subscribers who may decide to discontinue their service before their prepaid term expires. As a result, the financial condition of Telecom Wireless, including its operating results, cash flow and liquidity, may be dependent upon increasing the number of new customers in the current year and beyond. Any future decline in the rate of growth of new subscribers, or any unanticipated increase in the rate of subscriber reimbursements, could force management to raise additional capital to support operations by selling equity securities or incurring additional debt.


ACQUISITIONS OF ISP SUBSCRIBERS MAY RESULT IN SUBSCRIBER CANCELLATIONS DUE TO BILLING PROBLEMS AND UNFAMILIARITY WITH TELECOM WIRELESS' SERVICE; ACQUISITIONS OF COMPANIES MAY DISRUPT TELECOM WIRELESS' BUSINESS AND DISTRACT MANAGEMENT DUE TO DIFFICULTIES IN ASSIMILATING PERSONNEL AND OPERATIONS


         As part of management's growth strategy, Telecom Wireless may acquire businesses, products, technologies and other assets, including ISP subscriber accounts, or enter into joint venture arrangements that complement our businesses. In an acquisition of ISP subscribers, Telecom Wireless may experience subscription cancellations in the short-term period following the acquisition due to the lack of the acquired subscribers' familiarity with Telecom Wireless as their ISP and billing issues that may arise due to poor record keeping and billing administration by the selling company. If Telecom Wireless acquires another company, Telecom Wireless could encounter difficulties in assimilating the acquiree's personnel and operations. This may disrupt our ongoing business and distract management, as well as result in unanticipated costs and difficulty in maintaining standards, controls and procedures. Management cannot be certain that Telecom Wireless will succeed in overcoming these risks or any other problems encountered in connection with any acquisitions Telecom Wireless may make. In addition, Telecom Wireless may be required to incur debt or issue equity securities to pay for any future acquisitions or to fund any losses or unanticipated costs of the combined companies.


TELECOM WIRELESS MAY FACE POTENTIAL LIABILITY FOR MATERIAL TRANSMITTED THROUGH ITS NETWORK OR RETRIEVED THROUGH ITS SERVICES


         The law relating to the liability of ISPs and ASPs for information carried on or disseminated through their networks is unsettled. In addition, the Federal Telecommunications Act of 1996 imposes fines on any entity that knowingly permits any telecommunications facility under such entity's control to be used to make obscene or indecent material available to minors via an interactive computer service. As the law in this area develops, Telecom Wireless may be required to expend substantial resources or discontinue certain services to reduce its exposure to potential liability for information carried on and disseminated through our network. Any costs that Telecom Wireless incurs as a result of contesting any such asserted claims or the consequent imposition of liability could materially and adversely affect its business, financial condition and operating results.


         In addition, because materials may be downloaded by users of our services or their customers and subsequently distributed to others, people may make claims against Telecom Wireless for defamation, negligence, copyright or trademark infringement, personal injury or other causes of action based on the nature, content, publication and distribution of such materials. Telecom Wireless also could be exposed to liability with respect to offering third-party content that may be accessible through our services, including links to web sites maintained by our subscribers or other third parties, or posted directly to a web site of Telecom Wireless, and subsequently retrieved by a third party through our services. If any third-party content provided through our services contains errors, third parties who access such material could make claims against Telecom Wireless for losses incurred in reliance on such information. Telecom Wireless may also offer e-mail services, which would expose Telecom Wireless to other potential risks, such as liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service. Such claims, with or without merit, likely would divert management's time and attention and result in significant costs to investigate and defend.


SHARES AVAILABLE FOR FUTURE SALE


         The market price of Telecom Wireless' common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm Telecom Wireless' ability to raise additional capital by selling equity securities. The securities that may be sold from time to time under this prospectus represent a market overhang. In addition, based on a market price of the common stock of $7-7/8 per share as of January 28, 2000, Telecom Wireless had outstanding options, warrants, including repricing warrants, and convertible securities for the purchase of up to approximately 8,128,764 shares of common stock at an average exercise price of $8.38 per share, representing approximately 33% of the company's outstanding shares of common stock on a fully-diluted basis. The perception that these instruments may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of Telecom Wireless' common stock. In addition, shares issued by Telecom Wireless in private transactions over the past two years will become eligible for sale into the public market under SEC Rule 144.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS


         This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of Telecom Wireless Corporation concerning future results and events.


         The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of Telecom Wireless are or may be forward-looking statements.


         Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Telecom Wireless to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:

         - the timing, impact and other uncertainties related to pending and future acquisitions by Telecom Wireless;

         -        the impact of new technologies;

         - changes in laws or rules or regulations of a governmental agency, including the Federal Communications Commission;

         - changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations; and

         - interest rate fluctuations and other capital market conditions.

         These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Telecom Wireless. The forward-looking statements in this prospectus are made only as of the date of this prospectus and Telecom Wireless does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. Telecom Wireless cannot assure you that projected results will be achieved.

                                 USE OF PROCEEDS

         Because this prospectus is solely for the purpose of permitting the selling stockholders to offer and sell shares, Telecom Wireless will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. Telecom Wireless has, however, previously received proceeds from the original issuance of the shares covered by this prospectus.

                         DETERMINATION OF OFFERING PRICE

         This offering is solely for the purpose of allowing selling stockholders to sell shares. The selling stockholders may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the selling stockholders will determine the price for their shares.

                                    DILUTION

         This offering is for sales of shares by selling stockholders. Such sales will not result in any dilution to the net tangible book value per share of the common stock of Telecom Wireless before and after the sales. Prospective investors should be aware, however, that the market price of shares being sold may not bear any rational relationship to net tangible book value per share.

                              SELLING STOCKHOLDERS


         The following table gives the names of the stockholders for whose accounts shares may be offered using this prospectus, the number of shares of common stock of Telecom Wireless Corporation beneficially owned by each named stockholder before this offering, the percentage of the total shares of Telecom Wireless' common stock as of January 21, 2000, represented by the shares beneficially owned, the number of shares that may be offered for the stockholder's account in this offering, and the number of shares to be beneficially owned by the stockholder following completion of the offering. The number of shares to be beneficially owned following completion of the offering is based on the assumption that the stockholder will sell all of the shares that may be offered for the stockholder's account in this offering, and that the stockholder will not purchase or sell any other shares. Stockholders are not required to sell the shares that may be offered in this offering. Under SEC rules, beneficial ownership includes all shares of Telecom Wireless common stock issuable within 60 days after the date of this prospectus upon exercise of outstanding options, warrants, convertible securities or other rights.



------------------------------------- ------------------------------- ------------------- -------------- --------------
                                                                          PERCENT OF
                                                                         OUTSTANDING
                                                                            SHARES                          NO. OF
                                                  NO. OF                REPRESENTED BY    NO. OF SHARES  SHARES OWNED
                NAME                    SHARES BENEFICIALLY OWNED           TOTAL            OFFERED      AFTER SALE
                                      -------------------------------
                                                        REPRICING
                                                          SHARES
                                                       INCLUDED IN
                                          TOTAL           TOTAL
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Anglo Irish Nominees (Trusts)  Ltd.
    A/C GRC241                                20,000          10,000     Less than 1%            20,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Arab Commerce Bank Ltd.                       28,570          14,285     Less than 1%            28,570              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Jack Augsback(1)                          103,335(1)               0     Less than 1%            15,100         88,235
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Marshall M. Becker                            50,000               0     Less than 1%            50,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Steve Bell                                     2,000           1,000     Less than 1%             2,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Caribbean Investors Group, Ltd                28,570          14,285     Less than 1%            28,570              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Chelverton Fund Ltd.                          48,000          15,000     Less than 1%            48,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Commtel Services Ltd.                        500,000               0     Less than 1%           500,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Francis J. Fernandez                          14,000           7,000     Less than 1%            14,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Robert L. Franks                               2,000           1,000     Less than 1%             2,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
GBS Capital Management, Inc.                  42,000               0     Less than 1%            42,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Dale Geringer                                 10,000           5,000     Less than 1%            10,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Richard Geringer                              10,000           5,000     Less than 1%            10,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Robert Geringer                                4,000           2,000     Less than 1%             4,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
William R. Gillespie                           4,000           2,000     Less than 1%             4,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Steven Gole                                  100,000               0     Less than 1%           100,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Daniel A. Gooze                               12,000           6,000     Less than 1%            12,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Hampton-Porter Investment Bankers          1,550,000               0         8.9%               550,000      1,000,000
------------------------------------- --------------- --------------- ------------------- -------------- --------------
David Hettinger                                2,335           1,000     Less than 1%          2,000(2)            335
------------------------------------- --------------- --------------- ------------------- -------------- --------------
HyperLight Network Corporation               952,381               0         5.8%               500,000        452,381
------------------------------------- --------------- --------------- ------------------- -------------- --------------
JHS Associates, Ltd. Retirement
    Account(3)                            681,000(3)          53,000         4.0%            106,000(3)        605,000
------------------------------------- --------------- --------------- ------------------- -------------- --------------

                                       11

------------------------------------- ------------------------------- ------------------- -------------- --------------
                                                                          PERCENT OF
                                                                         OUTSTANDING
                                                                            SHARES                          NO. OF
                                                  NO. OF                REPRESENTED BY    NO. OF SHARES  SHARES OWNED
                NAME                    SHARES BENEFICIALLY OWNED           TOTAL            OFFERED      AFTER SALE
                                      -------------------------------
                                                        REPRICING
                                                          SHARES
                                                       INCLUDED IN
                                          TOTAL           TOTAL
------------------------------------- --------------- --------------- ------------------- -------------- --------------
------------------------------------- --------------- --------------- ------------------- -------------- --------------
John Kozik                                    13,500           6,750     Less than 1%            13,500              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Victor P. LaRosa                              12,000           6,000     Less than 1%            12,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Kenneth R. Levine                         165,000(4)               0     Less than 1%           150,000         15,000
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Deanna Wallin Lipman                          14,281               0     Less than 1%            14,281              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Marie Walch Loughlin                          26,000          13,000     Less than 1%            26,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Mach Products, Inc.                           28,000               0     Less than 1%            28,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Gray M. Magee, Jr.                             4,000           2,000     Less than 1%             4,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Magid Family Trust                             7,000           3,500     Less than 1%             7,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Joshua Mailman                               250,000               0         1.5%               250,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Robert L. Primm                                4,000           2,000     Less than 1%             4,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Princeton Insurance                            8,000           2,000     Less than 1%             8,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Rheta Sue Scammell                            14,281               0     Less than 1%            14,281              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Silenus Limited                               20,000               0     Less than 1%            20,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
SovCap Equity Partners Ltd.                  188,954          90,477         1.1%               188,954              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Mark Stys                                  22,650(5)               0     Less than 1%             7,550         15,100
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Matthew Talbert                              100,000               0     Less than 1%           100,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Thomson Kernaghan & Co. Ltd.              432,000(6)         180,000         2.6%            360,000(6)         72,000
------------------------------------- --------------- --------------- ------------------- -------------- --------------
Warren Zee                                   114,000          57,000     Less than 1%           114,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
James and Donita Zeller                        2,000           1,000     Less than 1%             2,000              0
------------------------------------- --------------- --------------- ------------------- -------------- --------------
     TOTALS                                                                                   3,371,806
------------------------------------- --------------- --------------- ------------------- -------------- --------------


(1) Telecom Wireless Corporation and Jack Augsback & Associates, Inc., of which Jack Augsback is the controlling shareholder, are parties to a Corporate Finance/Placement Agent Agreement dated March 26, 1999 under which Telecom Wireless is required to pay the Augsback firm performance-based compensation for introduction to resources capable of providing financing to Telecom Wireless. The number of shares shown as owned by Mr. Augsback includes (i) 58,035 shares that may be acquired by the Augsback firm within the next 60 days upon the exercise of warrants held by the firm that have an exercise price of $7.00 per share; (ii) 10,200 shares that may be acquired by Mr. Augsback within the next 60 days upon the exercise of warrants held by him that have an exercise price of $7.00 per share; and (iii) 20,000 shares that may be acquired by Mr. Augsback within the next 60 days upon the exercise of warrants held by him that have an exercise price of $5.00 per share.


(2) The number of shares shown as owned by David Hettinger includes 335 shares that may be acquired within the next 60 days upon the exercise of warrants held by him that have an exercise price of $7.00 per share.


(3) John H. Sununu, who controls and is a beneficial owner of JHS Associates, Ltd. Retirement Account, is a member of the Advisory Board of Telecom Wireless and a party to a contract with Telecom Wireless that requires him to provide financial consulting and other services to the company. The number of shares shown as owned by JHS Associates, Ltd. Retirement Account includes 500,000 shares that may be acquired by Mr. Sununu personally within the next 60 days upon the exercise of a fully vested warrant held by him with an exercise price of $5.50 per share and 105,000 shares that may be acquired by him personally within the next 60 days upon the exercise of a partially vested warrant held by him out of 720,000 shares that potentially may vest under the warrant. Under the 720,000-share warrant, installments of 15,000 shares each vest on the first day of each month, beginning October 1, 1999, as long as the Services Agreement dated August 30, 1999 between Telecom Wireless and Mr. Sununu has not been terminated by Telecom Wireless or by Mr. Sununu, and certain other conditions are met. The exercise price per share for each installment under the 720,000-share warrant is equal to 50% of the average of the last reported sales price per share of the common stock for the 20 trading days prior to the date that installment vests.


(4) The number of shares shown as owned by Kenneth R. Levine includes 7,500 shares that may be acquired within the next 60 days upon the exercise of warrants held by him that have an exercise price of $7.00 per share.


(5) The number of shares shown as owned by Mark Stys includes 15,100 shares that may be acquired within the next 60 days upon the exercise of warrants held by him that have an exercise price of $7.00 per share.


(6) The number of shares shown as owned by Thomson Kernaghan & Co. Ltd. includes 72,000 shares that may be acquired within the next 60 days upon the exercise of warrants held by Thomson Kernaghan that have an exercise price of $7.00 per share.


         The "No. of Shares Beneficially Owned" and "No. of Shares Offered" columns in the table above include shares assumed to be acquired pursuant to repricing warrants as an adjustment to the purchase price of an equal number of shares purchased by the selling stockholder. The repricing shares will be issued, however, only if the average of the closing bid prices of Telecom Wireless' common stock for the 20 trading days immediately after the effective date of the registration statement of which this prospectus is a part is less than $8.75. Under the terms of the repricing warrants, the repricing shares are required to be issued at a negligible exercise price, $.001 per share, on or after the 21st trading day after the effective date if the average is less than $8.75. The number of repricing shares to be issued will be calculated by taking the number of shares of common stock originally purchased by the selling stockholder and multiplying by a fraction, the numerator of which is $8.75 minus the average and the denominator of which is the average itself. To assure that sufficient repricing shares would be included in the registration statement, Telecom Wireless calculated the number of repricing shares to be included by assuming the average would be 50% of the $8.75 trigger price, or $4.375. This assumption resulted in a 100% increase in the number of shares listed in the "No. of Shares Beneficially Owned" and "No. of Shares Offered" columns in the table above over the number of shares originally purchased for the selling stockholders who hold repricing warrants. The calculation resulted in the inclusion of 500,297 repricing shares in the registration statement, which is the total number of repricing shares included in the "No. of Shares Beneficially Owned" and "No. of Shares Offered" columns in the table above.

                              PLAN OF DISTRIBUTION


         Telecom Wireless is registering this offering of shares on behalf of the selling stockholders. Telecom Wireless will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The selling stockholders will pay any underwriting discounts and selling commissions in connection with the sale of the shares.


         The selling stockholders may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will determine the prices at which they sell their shares in these transactions. The selling stockholders may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:



         - a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

         - an exchange distribution in accordance with the rules of the applicable exchange,

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         -        privately negotiated transactions.

         The selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling stockholder, the broker-dealer may sell the pledged shares pursuant to this prospectus.

         The selling stockholders may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling stockholders would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the selling stockholder. Upon a default by the selling stockholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a selling stockholder in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised Telecom Wireless Corporation that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

         The selling stockholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

         The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of Telecom Wireless by the selling stockholders. Telecom Wireless will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA


         The table below presents summary pro forma combined financial data for the year ended June 30, 1999, combining the historical results of Telecom Wireless Corporation with the results of its subsidiaries, one of which has been acquired recently. The pro forma combined financial statements are presented as if the acquisitions had closed on July 1, 1998.


         The summary pro forma financial data include, under the line item labeled "adjusted EBITDA," our earnings or losses before non-cash compensation expense, interest, taxes, depreciation and amortization on a pro forma combined basis for the year ended June 30, 1999. We have included adjusted EBITDA in these data because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position or cash flows. Not all companies define EBITDA in the same way, and our adjusted EBITDA is not necessarily comparable to EBITDA reported by other companies.


         The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from our operation on a combined basis during the period presented, nor does the pro forma data necessarily represent any future operating results or financial position. In addition to the summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historic results for the acquired companies, and our unaudited pro forma combined financial statements and the accompanying notes.



                                                               PRO FORMA COMBINED
                                                               FISCAL YEAR ENDED
                                                                 JUNE 30, 1999
                                                               ------------------
STATEMENT OF OPERATIONS DATA
Revenues
      Access Revenues                                                 $159,000
      Wireless Cable Revenues                                          523,000
      Other                                                                  -
                                                                  ------------
           Total Revenues                                              682,000
Costs and Expenses
      Cost of Access Revenues                                           57,000
      Cost of Wireless Cable Revenues                                  276,000
      Stock-Based Compensation                                       1,548,000
      Selling, General and Administrative                            2,108,000
      Amortization                                                     155,000
      Depreciation                                                     222,000
                                                                  ------------
           Total Costs and Expenses                                  4,366,000
                                                                  ------------
Income (Loss) From Operations                                     $ (3,684,000)
                                                                  ============

Earnings (Loss) Per Common Share B Basic and Diluted                      $.97
                                                                  ============

Weighted Average Shares Outstanding B Basic and
      Diluted                                                        3,787,612
                                                                  ============




                                                               PRO FORMA COMBINED
                                                               FISCAL YEAR ENDED
                                                                 JUNE 30, 1999
                                                               ------------------
OTHER OPERATING DATA
Cash Flow From Operating Activities                               $(1,535,000)
Cash Flow Used in Investing Activities                               (130,000)
Cash Flow From Financing Activities                                 2,276,000
Adjusted EBITDA                                                    (1,659,000)

           SELECTED HISTORICAL FINANCIAL DATA FOR COMBINED BUSINESSES

         The following table presents summary historical statement of operations data for Telecom Wireless Corporation and the company recently acquired by Telecom Wireless. The historical statement of operations data presented below have not been adjusted for the pro forma adjustments reflected in the unaudited pro forma combined financial statements included elsewhere in this prospectus.






TELECOM WIRELESS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS DATA



                                                         FISCAL YEAR ENDED                  THREE MONTHS ENDED
                                                              JUNE 30,                         SEPTEMBER 30,
                                                  ------------------------------       ----------------------------
                                                       1998              1999             1998              1999
                                                  -----------        -----------       ---------        -----------
Revenues
      Access Revenues                             $        --         $       --       $      --         $   29,000
      Wireless Cable Revenues                         636,000            517,000         138,000            138,000
      Other                                            14,000              5,000           6,000              4,000
                                                  -----------        -----------       ---------        -----------
           Total Revenues                             650,000            523,000         144,000            171,000
                                                  -----------        -----------       ---------        -----------
Costs and Expenses
      Cost of Access Revenues                              --                 --              --             27,000
      Cost of Wireless Cable Revenues                 337,000            276,000         100,000            106,000
      Cost of M&A Operations                               --                 --              --            851,000
      Stock-Based Compensation                        928,000          1,548,000              --            428,000
      General, Administrative and Other               807,000          1,868,000         194,000          1,527,000
      Amortization                                     19,000             53,000          13,000             34,000
      Depreciation                                    214,000            223,000          50,000             61,000
                                                  -----------        -----------       ---------        -----------
           Total Costs and Expenses                 2,305,000          3,968,000         357,000          3,034,000
                                                  -----------        -----------       ---------        -----------

Net (Loss)                                        $(1,655,000)       $(3,445,000)      $(213,000)       $(2,863,000)
                                                  ===========        ===========       =========        ===========

Net (Loss) Per Common Share B Basic and
      Diluted                                         $(15.08)             $(.92)          $(.05)             $(.19)
                                                  ===========        ===========       =========        ===========

Weighted Average Shares Outstanding B Basic
      and Diluted                                     109,772          3,759,050       3,928,015         15,256,675
                                                  ===========        ===========       =========        ===========


AMERICA'S WEB STATION, INC.
STATEMENT OF OPERATIONS DATA



                                                PERIOD ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                              ----------------------------             ----------------------------
                                                1997               1998                  1998                1999
                                              --------           ---------             --------            --------
Revenues                                       $47,000            $171,000              $88,000             $77,000
                                              --------           ---------             --------            --------
Internet Operating Costs                        24,000              61,000               29,000              25,000
General, Administrative and Other              103,000             286,000              133,000              88,000
                                              --------           ---------             --------            --------
           Total Expenses                      127,000             347,000              162,000             113,000
                                              --------           ---------             --------            --------
Net Income (Loss)                             $(80,000)          $(176,000)            $(74,000)           $(36,000)
                                              ========           =========             ========            ========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND PLAN OF OPERATION

         The following discussion and analysis are based on the combined pro forma results of Telecom Wireless Corporation and the historical results for each of its subsidiaries for which separate data has been included in this prospectus. The basis of the pro forma presentation is described under the caption "Unaudited Pro Forma Combined Financial Statements."

OVERVIEW

         The goal of Telecom Wireless Corporation is to become a leading consolidator in the highly fragmented Internet service provider or "ISP" industry and in the competitive local exchange carrier or "CLEC" industry. Telecom Wireless intends to achieve this goal through an aggressive acquisition strategy. Reductions in operating costs are expected to be achieved through integration of the operations and systems of acquired businesses, including centralization of billing, customer support services, marketing and advertising. Revenues per subscriber are expected to be increased by making available to customers enhanced Internet products and services. Telecom Wireless will attempt to reduce customer turnover, or "churn," by maintaining a local presence for acquired businesses.

         Telecom Wireless currently operates an ISP and a wireless cable television company. Management believes this mix of technologies and markets will provide the platform on which to validate planned new product offerings and market assumptions.

BUSINESS PLAN

ACQUIRING AND CONSOLIDATING INDEPENDENT TELECOMMUNICATIONS BUSINESSES.

         We expect to acquire businesses that will enable us to provide a comprehensive range of telecommunications products and services. Although we expect most businesses will be profitable, the implementation of new services will require substantial expenditures for equipment in the field. This generally will result in negative cash flow for at least the first year of operations for each acquisition.

STANDARDIZING AND CENTRALIZING OPERATIONS TO CAPTURE EFFICIENCIES OF SCALE.

         LOCAL PRESENCE. Telecom Wireless will attempt to retain key employees of acquired companies to ensure a smooth transition and maintain local institutional knowledge. This will be important, as the local operating units will be required to maintain local presence as Telecom Wireless develops a national brand. We believe that consolidation efforts by national ISPs have been seriously flawed by a lack of sensitivity to the essentially local nature of many ISP businesses. This has often resulted in sharply increased subscriber churn rates after acquisitions and subsequent loss of revenue. We intend to structure our integration and consolidation efforts to retain the perception by subscribers of ISP businesses that we acquire that their ISP is a local business providing superior service to that of national services.

         INTEGRATION TEAMS. To help integrate operations, Telecom Wireless will establish integration teams. Each integration team will consist of skilled technical and marketing personnel. The integration team will have the responsibility to help with the overall centralization, standardization, and eventual branding of the local company as a part of the Telecom Wireless organization. Additionally Telecom Wireless' accounting staff will work with the integration team to centralize the accounting and billing systems promptly upon closing of the acquisition. Upon completion of the initial integration process, the operating units will begin executing the marketing and branding programs established by Telecom Wireless to expand its customer base and improve its customer retention.

         CONSOLIDATION OF FUNCTIONS. The two major expenses associated with most ISP and CLEC operations are administrative, primarily personnel, and technical, including upstream telecommunications and local area networks. These factors interact with administrative elements common to all ISPs including accounting, system administration, web hosting and design, telephone and technical support. To the extent these common elements are consolidated and standardized, significant savings can be achieved.

- ACCOUNTING: A high priority for Telecom Wireless is the installation of a common accounting platform across all ISP acquisitions. Management currently is evaluating accounting and billing platforms. The selected platform will be flexible enough to include on one bill all products and services we may choose to offer in the future and be scalable to include any number of subscribers.

- TECHNICAL SUPPORT: Telecom Wireless plans to maintain regional telephone technical support centers to handle all consumer problems, service inquiries and new subscriptions. Such centers will reduce the need for support staff at each location and improve service.

- WEB DESIGN AND STORAGE: It is our goal to transfer all ISP web design, maintenance and hosting to a single division. Such a strategy should eliminate the need for programmers at each local ISP.

- SYSTEMS ADMINISTRATION: Consolidation of telecommunications is a challenging goal because of the number of factors that must be considered for each acquisition. Prior to acquisition, each ISP maintains its own modem banks, local area network, and routing to the Internet. Platforms range from UNIX to NT to others. In addition, each ISP may have its own upstream Internet service provider as well as a local exchange carrier. Telecom Wireless will use care and caution so that the quality of service is not jeopardized while consolidation is implemented.

         IMMEDIATELY BUNDLING VIDEO, VOICE, AND DATA PRODUCTS AND SERVICES. Increasingly, businesses and consumers are drawn to ISPs that can meet all of their telecommunications needs. Bundling services provides the ability to become a "one stop shop" for all customers' needs. We expect bundling to assist us in retaining existing customers and attracting additional customers.

         DEVELOPING AND OFFERING VALUE-ADDED PRODUCTS AND SERVICES. In some segments of the telecommunications business, the ability to offer value-added products and services provides a tremendous competitive advantage. By delivering value-added services, Telecom Wireless will attract and retain customers. A typical example of a value-added service is voice over internet protocol, or VoIP, which allows users to place long distance telephone calls over the Internet at a very low cost. By installing new hardware that supports not only this service but the traditional ISP services, Telecom Wireless will be able to begin offering these types of service to the existing subscribers of acquired ISPs and CLECs.

         UNIFIED BRANDING. We intend to use the same brand name in marketing our products and services. Unified branding should solidify our customer base, ensure customer loyalty, help us to gain market share and enable us to benefit from the efficiencies of centralization. In addition, it should enhance our market visibility and perception. Branding also should enhance our ability to sell additional products and services. In addition, past industry experience indicates that unified branding should significantly reduce customer churn.

WIRELESS BROADBAND NETWORK

         Telecom Wireless intends to establish broadband wireless communications networks in North America for small and medium sized businesses and consumers. These networks would allow simultaneous real time transmission of voice, video and data over the Internet. Subject to a trial test of equipment by Keys Microcable Corporation, we have entered into a contract to purchase, over a period of five years, $225 million of equipment and services necessary to establish the networks. Other related costs will be substantial such as infrastructure, including location agreements for transmitters and receivers, installation and marketing, and sales. We presently plan to market the wireless broadband services to subscribers of ISPs we acquire and others in the communities served by those ISPs.

ABILITY TO IMPLEMENT BUSINESS PLAN

         The ability of Telecom Wireless to remain in business and implement its business plan depends upon a variety of factors, primarily the ability to obtain financing and the ability to attract and retain employees having the necessary skills. Funding operations and acquisitions has been and is expected to continue to be the major impediment to implementing the company's business plan. We need capital to sustain operations and to consummate acquisitions. Management can give no assurance that Telecom Wireless' capital requirements can be satisfied at all or on reasonable terms.

COMBINED RESULTS OF OPERATIONS

         REVENUES. Telecom Wireless Corporation and its subsidiaries historically have derived their revenues primarily from subscription fees paid by ISP subscribers for dial-up access to the Internet and subscription fees paid for wireless cable television access. ISP subscription fees vary by the billing plan within the subscriber base. The vast majority of the plans in effect are monthly. However, there is a growing acceptance of annual contracts that offer a discount over the monthly fee.

         Wireless cable television subscribers pay monthly cable access fees. Like ISP subscribers, wireless cable television subscribers pay fees based on the billing plan they have selected.

         COSTS. Our direct costs of sales with respect to ISP and wireless cable television revenues consist primarily of maintaining sufficient capacity to provide services to our subscribers. Capacity is a measurement of the provider's ability to connect subscribers. ISP capacity costs include:

         - the cost of leased routers and access servers and recurring telecommunications costs, including the cost of local telephone lines to carry subscriber calls to our points of presence, or "POPs";

         - the costs associated with leased lines connecting our POPs directly to the Internet or to operations centers and connecting operations centers to the Internet; and

         - Internet backbone costs, which are the amounts paid to Internet backbone providers for bandwidth, which allows transmission of data from the Internet to subscribers.

         Cost of ISP sales revenues will increase as required to support a growing subscriber base. We will seek to leverage the combined scale of our ISPs to lower telecommunications costs as a percentage of revenues by:

         - negotiating one or more relationships with national backbone providers to connect our ISPs to the Internet;

         - negotiating favorable local loop contracts and establishing co-location arrangements with local exchange carriers;

         - establishing private peering relationships to reduce our costs and improve access and reliability for our subscribers;

         -        negotiating discounts with equipment vendors; and

         - implementing wireless technology to provide high speed Internet access to the small office/home office market. The wireless technology will allow high-speed access at costs less than reselling the lines from the existing local exchange carriers.

         Costs of sales of wireless cable television revenues consist primarily of

         -        content costs;

         -        frequency license leases;

         -        technician labor costs; and

         - purchase or lease of equipment necessary for the receiving and retransmission of programming.

         General, administrative and other expenses consist primarily of:

         - the salaries of our non-technician employees and associated benefits; and

         - the cost of selling, marketing, accounting and legal services related to merger and acquisition activities.

         General, administrative and other expenses include expenses associated with customer service and technical support, primarily salaries and employment costs. We expect operations and customer support expenses to increase in the short term to support new and existing subscribers. New subscribers tend to have particularly heavy customer service and technical support requirements. Because we anticipate growth in our subscriber base, we expect these costs to comprise an increasing percentage of expenses in the near term. In addition, providing customer service and technical support 24 hours a day, seven days a week, in our markets will increase these expenses on an absolute basis. In the longer term, as a percentage of revenues, we believe operations and customer support expenses should decline as the existing subscriber base becomes less dependent on customer service, and due to increased operating efficiencies. The consolidation of the help desk and customer support functions will also offset increased costs caused by increased demand.

         General, administrative and other expenses also include the expenses associated with acquiring subscribers, including salaries, bonuses, sales commissions, advertising and referral bonuses. We expect ISP sales and marketing expense to increase over time with the growth in our ISP subscriber base. On a percentage of revenue basis, sales and marketing expense is a relatively variable cost and may increase with our development of unified branding.

         In addition, general, administrative and other expense includes internal and external merger and acquisition costs such as salaries, bonuses, commissions and accounting, legal and other professional fees. We expect to reduce merger and acquisition expenses as a percentage of revenues of acquired businesses through standardization of procedures and documents.

         We expect general, administrative and other costs to increase to support our growth, particularly as we establish a network operations center and implement common billing and financial reporting systems in the near term. Over time, we expect these relatively fixed expenses to decrease as a percentage of revenues. Additionally, as a result of consolidation of the traditional back office activities such as help desk, technical support, and centralized billing, we anticipate the reduction of labor costs for our acquisitions. However, we will incur substantial costs and expenses in connection with our integration and consolidation efforts, including salaries, travel, software and equipment.

         Amortization expense primarily relates, on a pro forma basis, to the amortization of goodwill and subscriber lists acquired in business acquisitions. We expect amortization expense to increase as additional acquisitions are closed and to vary according to the purchase price and tangible assets involved in the acquisition. Our policy is to amortize the portion of the acquisition purchase price attributable to subscriber lists, goodwill and other intangible assets over three to five years. This amortization will reduce income. Therefore, as we expand our subscriber base through acquisitions, we will experience increasing amortization expense.

         Depreciation primarily relates to our technology and office equipment and is provided over the estimated useful lives of the assets ranging from three to nine years using the straight-line method. We expect depreciation expense to increase as we grow our networks to support new and acquired subscribers and as we build a network operations center and implement common billing and reporting systems.

         Operating results in the future may fluctuate significantly depending upon a variety of factors, including capital costs and costs associated with the introduction of new products and services. Additional factors that may cause operating results to vary include:

         -        the pricing and mix of services provided;

         -        subscriber retention rates;

         - changes in pricing policies and product offerings by competitors;

         -        demand for Internet access services;

         -        one-time costs associated with acquisitions; and

         - general telecommunications services, performance and availability.

         On a pro forma basis, we have experienced seasonal variation in Internet and wireless cable television use in Florida, and revenue streams have fluctuated. As a result, variations in the timing and amounts of revenues could have a material adverse effect on our operating results. Based on the foregoing factors, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance.

DISCUSSION OF THE OPERATIONS OF TELECOM WIRELESS CORPORATION

         During the fiscal quarter ended June 30, 1999, present management assumed control of Telecom Wireless and started to plan, document and implement its merger and acquisition activities. During that and the following fiscal quarter, substantial time, effort and money were expended to develop and document M&A due diligence and acquisition forms, documents and procedures. At the same time, field personnel were actively seeking letters of intent from acquisition targets. The initial M&A sales and marketing team was later expanded from two senior managers and one support person to include two more in sales and two in operations.

         Between April and September 1999 Telecom Wireless entered into non-binding letters of intent to acquire approximately 19 companies, and definitive agreements for the acquisition of an additional five companies.
Due to the lack of acquisition funds, none of these transactions closed except America's Web Station, Inc., and Prentice Technologies, Inc., which were acquisitions largely for Telecom Wireless' common stock. On December 30, 1999, the acquisition of Prentice was rescinded. The remaining three definitive agreements expired by September 30, 1999.


         For the years ended June 30, 1998 and 1999, Telecom Wireless had revenues of $636,000 and $517,000, respectively. For the three months ended September 30, 1998, and 1999, revenues were $144,000 and $171,000, respectively. The primary source of its operating revenues for these periods was the wireless cable television operations of Keys Microcable Corporation, a wholly-owned subsidiary of Telecom Wireless. Costs incurred resulted in losses from operations by Keys Microcable of $1,031,000 for the year ended June 30, 1999, and $348,000 for the three months ended September 30, 1999.


         Currently, wireless cable television services are not part of our strategic plan as the small market in the Key West area limits the value of this subsidiary. However, Keys Microcable does provide a platform from which we will be able to test technical, administrative and marketing plans including the plan for deployment of wireless broadband services described above. By utilizing Keys Microcable's MMDS radio frequencies, we are planning to offer wireless high-speed Internet access to residential and business customers, market web site development and hosting services, and an improved billing system. To improve the performance of Keys Microcable, Telecom Wireless is making investments in equipment and subscriber services.

         For the year ended June 30, 1999, and the quarter ended September 30, 1999, Telecom Wireless incurred approximately $177,000 and $730,000, respectively, in M&A-related expenses for outside legal and accounting fees and costs. Approximately $392,000 of direct external costs as of September 30, 1999, for accounting, legal and engineering work was classified as deferred acquisition costs as management believes the acquisition of the companies with respect to which the costs were incurred are likely to occur if Telecom Wireless obtains adequate funding for that purpose. Management expects that the level of M&A costs will decrease with the addition of internal resources to replace more costly outside professional services.

         To fully implement its business plan, Telecom Wireless will be required to acquire or build a national infrastructure and establish and train integration and consolidation teams. Since Telecom Wireless has made few acquisitions, the staff presently required to manage integration and consolidation is minimal. However, when funding for operations and acquisitions is obtained, significant additional investment in technical and integration personnel will be required.

DISCUSSION OF THE RESULTS OF OPERATIONS OF KEYS MICROCABLE CORPORATION


         Keys Microcable Corporation, a Florida Corporation which may be referred to as "KMC", provides wireless cable television services in Key West, Florida. When current management assumed control of Telecom Wireless in April 1999, KMC was in a state of decline and disarray caused by lack of capital which hindered operations as well as growth. Non-payment of fees had resulted in cancellation of several popular channels of programming. Many other programmers were threatening to terminate service. In addition, there were several claims pending against KMC.

         During fiscal 1999 and the three month period ending September 30, 1999, the following actions were taken to reverse the financial and operational conditions of KMC:

         - All claims were settled for $159,000 except a lawsuit arising from a traffic accident which is currently being settled by our insurance carrier.

         - More favorable payment terms have been renegotiated with key suppliers of services and programming content.

         - Overall overdue payables of greater than 90 days have been reduced by $130,000.

         - Settlement negotiations are underway with an equipment supplier to return equipment that was received but is not in use. Management anticipates a credit of $170,000 that will further reduce overdue payables.

         Investments in capital equipment and maintenance programs to improve signal quality and programming content were also made. These investments have resulted in a significant increase in customer satisfaction based on surveys of the subscribers. Investments included enhanced power back up equipment as well as increased levels of maintenance spares.

         Investments were made to increase sales staff and local advertising programs. Since April 1999 the number of equivalent billing unit subscribers has increased by over 13% and the number of premium channel subscriptions has increased over 100%. Increased marketing to developers of new commercial properties and government agencies could substantially increase the total subscriber count by the end of the current fiscal year.

         KMC provides Telecom Wireless with a wireless platform on which to add additional "bundled" services such as Internet access and voice over internet protocol or VoIP services. To offer wireless two way high speed Internet access will require a significant capital investment. This investment may be as high as $300,000 in capital equipment costs in the second and third fiscal quarters with $5,000 per month in recurring monthly costs. This new service along with web site design and hosting is anticipated to generate incremental annual revenues in excess of $240,000.

DISCUSSION OF AMERICA'S WEB STATION, INC. RESULTS OF OPERATIONS

         America's Web Station, Inc., which we sometimes refer to as "AWS," was founded in January 1997 to provide Internet solutions to the rapidly expanding small- to medium-size business market in southwest Florida. The initial focus was on high-end database-driven web sites and e-commerce solutions. Dial-up Internet access and web site hosting for businesses subsequently was added. In the first quarter of 1998, AWS began offering residential Internet service. Revenues increased from $47,000 for the year ended December 31, 1997, to $171,000 for the following fiscal year. However, for the same periods, general and administrative expenses increased from $102,000 to $283,000 due to hardware/software purchases and payroll for additional staff.

         For the six months ended June 30, 1999, revenue decreased to $77,000 from $88,000 for the same period in the preceding year primarily due to the time and effort required of AWS management to negotiate, document and close its acquisition by Telecom Wireless in July 1999. However, during the same periods, general and administrative expenses decreased from $134,000 to $82,000 due to final payment of equipment leases and staff reorganization.

         Since the acquisition, hardware and software have been expanded and upgraded and new sales and marketing staff have been hired. The staff has been undergoing training with respect to new products and services. Also, AWS has implemented a marketing campaign that management believes has been favorably received by the local business community. At September 30, 1999, AWS had 276 Internet access subscribers and 53 web site hosting customers.

         Management also believes AWS will achieve profitability during the fiscal year ending June 30, 2000.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

         On a pro forma combined basis, Telecom Wireless had a negative cash flow from operations of $1,535,000 and $1,340,000 for the 12 months ended June 30, 1999, and the three months ended September 30, 1999, respectively. Cash flow used in investing activities was primarily for the purchase of equipment and acquisition costs. Cash flow generated by financing activities was primarily from the issuance of stock and short-term debt. Substantial additional cash will be required to implement our business plan.


         Since April 1999, Telecom Wireless has funded its operations and working capital needs primarily through private placements of its equity securities and short-term debt instruments, lease financing and increases in current liabilities. These private placements are discussed in Notes 7, 10 and 14 of the consolidated financial statements of Telecom Wireless Corporation included in this prospectus.


         In addition to normal operating expenses and current indebtedness, Telecom Wireless has incurred substantial obligations payable during 2000 including the following:


- Telecom Wireless entered into a Master Lease Agreement dated as of July 30, 1999, with the Internet Working Division of Lucent Technologies Inc., as lessor. Subject to certain conditions, the lessor has agreed to provide telecommunications and other equipment to Telecom Wireless and its subsidiaries having a maximum aggregate purchase price of $20,000,000. Telecom Wireless may lease equipment with a value of up to $5,000,000 without having to satisfy certain covenants and financial ratios. To date, Telecom Wireless has received equipment having a value of approximately $1.2 million. Most of the equipment presently is in storage in Albuquerque, New Mexico, awaiting field deployment. Lease payments for the rental of this equipment, increasing to approximately $47,000 per month by March 2000, were scheduled to commence in November 1999, but have been suspended pending completion of an inventory of equipment delivered. The Master Lease Agreement meets the requirements of an operating lease for accounting purposes.

- In December 1999, Telecom Wireless entered into an agreement with Adaptive Broadband Corporation to purchase broadband wireless telecommunications equipment and services to establish wireless communications networks in North America for small- and medium-sized businesses and consumers. The agreement requires expenditures over its five-year term of approximately $225 million by Telecom Wireless. Telecom Wireless is obligated to, but has not yet placed, a purchase order in the amount of $13,635,375 covering equipment to be delivered this year including equipment to conduct a trial test through Keys Microcable Corporation. By March 15, 2000 or upon successful completion of the test plan, whichever is earlier, Telecom Wireless must pay Adaptive $3,450,090. Additional payments of $3,392,290 each are due on the first day of June, September and December 2000. Telecom Wireless may terminate the agreement without penalty at any time if Adaptive's product technology is not reasonably competitive in the fixed wireless broadband market.

         Adaptive may terminate the Agreement if it is not satisfied with the sales or promotional performance of Telecom Wireless. If Telecom Wireless fails to purchase the amount of equipment specified in the agreement by the end of any calendar year, it will be subject to a penalty equal to five percent of the unpurchased equipment. In the event of termination by Telecom Wireless without cause or termination by Adaptive with cause, then Telecom Wireless must pay Adaptive five percent of the purchase price of the unpurchased equipment for the remainder of the term of the agreement.

- A convertible promissory note in the principal amount of $700,000 is due and payable in full on April 30, 2000. The conversion rate is $7.00 per share of common stock. Although the holder has registration rights with respect to the common stock, it is probable the holder will not exercise the conversion right unless the market price is substantially higher than the conversion price on the conversion date.

- Hyperlight Network Corporation claims Telecom Wireless is obligated to pay it $900,000, of which $300,000 purportedly was due December 1, 1999, and $300,000 purportedly is due on each of March 1 and June 1, 2000. The parties are negotiating an agreement to defer the due date of the past due amount, if any, to February 29, 2000, and, if Telecom Wireless does not have sufficient cash on that date, to allow payment in its common stock.

         When present management assumed control of Telecom Wireless in mid-April, 1999, the market for Internet and Internet-related stocks was strong. However, beginning in July 1999, the market for many of such securities weakened, and the market prices of many Internet stocks fell by 50% or more. Even though market prices for some Internet-based companies have rebounded, it has become increasingly difficult for Telecom Wireless to obtain financing, either debt or equity, to fund operations or acquisitions. This has forced Telecom Wireless to obtain high cost short-term financing to cover operating expenses and to delay closings of acquisitions.

         Telecom Wireless has adopted a three-pronged financing plan:

         - Seek mergers, joint ventures or financing arrangements with larger private or public ISPs and other entities. These entities may have ISP operational infrastructures already in place and/or may require a source of acquisitions.

         - Seek short- and long-term financing through private placements of debt and equity securities in the capital markets. If possible, Telecom Wireless will seek to finance its longer term requirements with debt rather than equity so as to reduce dilution to stockholders of Telecom Wireless.

         - Mount an aggressive campaign to acquire companies for cash, if available, and otherwise for registered Telecom Wireless common stock. This will require substantial working capital to fund operating and merger and acquisition expenses and to pay the significant cost of compliance with applicable securities laws.

         There can be no assurance that financing will be available in amounts or on terms acceptable to Telecom Wireless, if at all. Should Telecom Wireless be unsuccessful in its efforts to raise capital, it may be required to curtail operations.

FINANCING ARRANGEMENTS


         JACK AUGSBACK & ASSOCIATES, INC. In March 1999, Telecom Wireless entered into an agreement whereby Jack Augsback & Associates, Inc., West Palm Beach, Florida, agreed to research and find sources for Telecom Wireless' various needs of financing and to make introductions to persons capable of providing such financing to Telecom Wireless. Telecom Wireless agreed to compensate Augsback in the form of fees of up to 10% of gross proceeds to Telecom Wireless, stock purchase warrants and expense reimbursement. The Augsback agreement was effective through December 31, 1999. Pursuant to that agreement, Augsback introduced Telecom Wireless to investors who purchased securities for net proceeds to Telecom Wireless aggregating approximately $3,868,745.


         FIRST EQUITY CAPITAL SECURITIES, INC. First Equity Capital Securities, Inc., New York, New York, raised $1,000,000 in bridge loan financing for Telecom Wireless and introduced Telecom Wireless to a person which loaned it $700,000. Telecom Wireless agreed to compensate First Equity in the form of fees of up to 10% of gross proceeds to Telecom Wireless, stock purchase warrants and expense reimbursement.


         On October 15, 1999, Telecom Wireless entered into a supplemental agreement with First Equity whereby the company agreed, among other things, to issue five-year warrants to First Equity to purchase 300,000 shares of Telecom Wireless' common stock at a price of $.001 per share and to provide piggyback registration rights for the underlying shares. In consideration, First Equity agreed to waive fees due and payable to it. First Equity has exercised the warrant.


         HAMPTON-PORTER. In December 1999 Telecom Wireless entered into an Investment Banking Agreement with Hampton-Porter Investment Bankers. Under the agreement, Hampton-Porter agreed to perform a variety of services on a best efforts basis including advice and counsel regarding strategic business and financial plans, negotiations with potential investors, acquisition candidates, strategic partners and others, introductions to securities broker-dealers, information and analysis of market-making activities in the common stock of Telecom Wireless, and due diligence investigations of third persons at the request of management. The agreement required a non-refundable fee of $500,000 or 550,000 shares of the common stock of Telecom Wireless and three-year warrants for the purchase of an additional 1,000,000 shares exercisable at $5.50 per share. If the 550,000 shares are not free-trading by March 21, 2000, then Telecom Wireless will be obligated to issue an additional 200,000 shares to Hampton-Porter as a penalty. The 550,000 shares have been included in this registration statement. The shares issuable upon exercise of the warrants also have registration rights.


         In addition, Telecom Wireless agreed to pay Hampton-Porter finder's fees up to five percent of the value of transactions introduced by Hampton-Porter to Telecom Wireless. The term of the agreement is one year although it can be terminated by either party on five days' notice.


         In January 2000, Hampton-Porter served as placement agent in a non-public offering to one investor of 100,000 shares of Telecom Wireless common stock for a purchase price of $2.50 per share and three-year warrants for the purchase of an additional 75,000 shares at an exercise price of $2.50 per share for which Telecom Wireless has agreed to pay additional fees.

YEAR 2000 READINESS

         Management is not aware of any year 2000 problems experienced or yet to be resolved by Telecom Wireless or its subsidiaries or any of their major vendors or service providers. Year 2000 problems are the result of computer programs using two digits rather than four to define the applicable year. As a result, date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The concern was that lack of year 2000 readiness could have resulted in system failures or miscalculation causing disruptions of operations.

                                    BUSINESS

OVERVIEW

         Telecom Wireless Corporation is an Internet communications company which intends to capitalize on the convergence of video, voice and data communications on the Internet. The company's business plan calls for initial rapid growth through acquisitions and subsequent organic growth. Telecom Wireless intends to accomplish its objectives by providing access or "connectivity" for Internet and other electronic communications, Internet content and electronic commerce, and other communications services. Its target markets include both residential and business customers.

         Key elements of Telecom Wireless' business plan are:

         - acquiring and consolidating geographically disparate ISPs and CLECs;

         - standardizing and centralizing the back office operations of acquired companies, integrating their networks into a broadband network and providing them with national customer and technical support services directly or by outsourcing;

         - developing and offering additional value-added products and services to customers, especially residential ISP customers, such as bundled video, voice and data products and services; and

         - building customer loyalty and gaining market share through unified branding.

         Most of Telecom Wireless' business plan has yet to be implemented. The company now owns and operates an ISP, America's Web Station, Inc., and a wireless cable television system, Keys Microcable Corporation. Over the past few months, we have conducted accounting and legal due diligence and, in many cases, extensive contract negotiations, with several ISP and ASP acquisition candidates, although Telecom Wireless currently has no arrangements, agreements or understandings with potential acquisition candidates.

         The ability of Telecom Wireless to remain in business and implement its business plan depends upon a variety of factors, primarily financing and the ability to attract and retain employees having the necessary skills. Funding operations and acquisitions has been and is expected to continue to be the major impediment to implementing our business plan. We need capital to sustain operations and to consummate acquisitions. Management can give no assurance that Telecom Wireless' capital requirements can be satisfied at all or on reasonable terms.

INDUSTRY BACKGROUND

         GROWTH OF THE INTERNET.

         The Internet has become a global medium that enables millions of people to obtain and share information, communicate and conduct business electronically. The Internet has grown rapidly since its introduction to the general public in the early 1990's. Factors driving the growth in the number of Internet users and the number of web sites include:

         -        the large and growing installed base of personal computers;

         - advances in the performance and speed and reduction in cost of personal computers and modems;

         -        improvements in network infrastructure;

         -        easier and cheaper access to the Internet;

         - the increasing importance of the Internet as a communications medium, information resource and sales and distribution channel; and

         -        reliability of service by Internet access providers.

         ACCESSING THE INTERNET.

         Internet access services are the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access for individuals and small businesses to high speed dedicated transmission lines for broadband access by large organizations. An ISP provides Internet access either by developing a proprietary network infrastructure or by purchasing access service from a wholesale access vendor, or through a combination of both. The rapid development and growth of the Internet have resulted in a highly competitive and fragmented industry consisting of a few large national and regional ISPs and a substantial number of local ISPs with small subscriber bases. Most ISPs operate within a single state or city, with only a handful of ISPs, such as EarthLink and MindSpring, which are in the process of merging, having expanded the scope of their operations from a single region to nationwide coverage. Due to the disparity between the large number of smaller ISPs with limited resources and the emergence of a limited number of national ISPs with their associated economies of scale, the ISP industry is expected to undergo substantial consolidation.

         GROWTH IN ELECTRONIC COMMERCE.

         For many businesses, the Internet has created a new communication and sales channel that enables companies to interact with large numbers of geographically dispersed consumers and businesses. In the last several years, many companies have emerged that focus solely on the Internet as the preferred medium for selling products or delivering services directly to purchasers, bypassing traditional wholesale and retail channels. Furthermore, traditional businesses are implementing sophisticated web sites to effect electronic commerce initiatives that offer competitive advantages. These businesses are deploying an expanding variety of Internet-enabled applications, ranging from web site marketing and recruiting programs to on-line customer interaction systems and integrated purchase order and "just-in-time" inventory solutions for key customers and suppliers. These capabilities require increasingly complex web sites and support operations. In addition, advances in on-line security and payment mechanisms are alleviating concerns associated with conducting transactions in an open-platform environment, thus prompting more consumers and businesses to use the Internet in conjunction with purchases and more businesses to offer a greater breadth of electronic commerce services.

         OUTSOURCING OF INTERNET OPERATIONS.

         As the Web increasingly becomes synonymous with electronic commerce, businesses are placing greater emphasis on their Internet transaction and communication operations. Internet-based companies, and to a growing extent, traditional businesses, require non-congested and scalable Internet operations to allow them to perform digital communication and commerce transactions globally over the Internet. Due to constraints posed by the lack of technical personnel with Internet skills or experience, the high cost of advanced networking equipment and the complexity of innovative web solutions, many businesses are unable internally to develop, maintain and continually enhance their facilities and systems to conduct desired levels of Internet-based activities. As a result of these constraints and other factors, many businesses are seeking to outsource their facilities and systems requirements as the preferred means for providing electronic commerce solutions. To this end, an increasing demand is developing for:

         - dedicated and broadband Internet access services to support reliable, high speed and/or constantly connected Internet access and communication;

         - web hosting and co-location services which enable businesses to obtain equipment, technical expertise and infrastructure for their Internet needs on an outsourced basis; and

         - end-to-end electronic commerce solutions to sell goods and services on the web in a secure transaction environment.

         By outsourcing their facilities and systems needs, businesses are able to focus on their core competencies rather than expending vital resources to support their Internet operations.

         THE OPPORTUNITY FOR INTERNET SERVICE PROVIDERS.

         Management believes the number of businesses and consumers accessing the Internet will increase significantly in the foreseeable future. Additionally, as businesses and consumers are developing greater levels of comfort in the use of the Internet for electronic commerce, businesses are increasingly implementing sophisticated electronic commerce solutions which, in turn, require significantly greater bandwidth and other business services. In response, an increasing number of ISPs are augmenting their basic Internet access services with a wide range of business services, including web hosting and Internet security. These ISPs will be positioned to attain greater economies of scale through lower network expansion and marketing costs on a per-subscriber basis. Management believes that only a few ISPs, and in particular, national ISPs, will be in a position to benefit fully from this continued growth. These ISPs likely will be characterized by:

         -        quick response to market demands;

         -        reliable coverage on a nationwide basis;

         -        superior technical skills and customer support capabilities;

         - electronic commerce expertise and business services capabilities;

         - brand name recognition and the ability to exploit multiple marketing channels; and

         -        relatively lower network costs.

         THE OPPORTUNITY FOR COMPETITIVE LOCAL EXCHANGE CARRIERS.

         The passage of the 1996 Telecommunications Act created a legal framework for competitive telecommunications companies to provide local analog and digital communications services in competition with the traditional telephone companies. The 1996 Telecommunications Act eliminated a substantial barrier to entry for competitive telecommunications companies by enabling them to leverage the existing infrastructure built by the traditional telephone companies, which required a $200 billion investment by these telephone companies and their ratepayers, rather than constructing a competing infrastructure at significant cost. The 1996 Telecommunications Act requires traditional telephone companies, among other things, to:

         - allow competitive telecommunications companies to lease copper lines on a line by line basis;

         - provide central office space for the competitive telecommunications companies' digital subscriber line and other equipment used to connect to the leased copper lines;

         - lease access on their inter-central office fiber backbone to link the competitive telecommunications companies' equipment; and

         - allow competitive telecommunications companies to use their operational support systems to place orders and access their databases.

         The 1996 Telecommunications Act was designed to create an incentive for incumbent carriers that were formerly part of the Bell system to cooperate with competitive carriers. These incumbent carriers cannot provide long distance service until regulators determine that there is competition in the incumbent carrier's local market.

OUR STRATEGY

         The goal of Telecom Wireless is to become a full-service national provider of Internet connectivity and enhanced Internet services to both the consumer and business markets by combining national scale with local presence. We intend to provide broadband connectivity through wireless and other technologies, if available, to customers at an economical rate and to rapidly integrate our acquisitions into a national network. Broadband connectivity, if available, will allow us to offer bundled services at high speeds and to develop and offer additional value-added products and services.

         We intend to create shareholder value by building scale through the acquisition, consolidating and integrating fragmented, independent ISPs and CLECs, and then leveraging our large scale to increase revenues and reduce costs. The key elements of our strategy to accomplishing this goal include:

         - acquiring and consolidating independent ISPs and CLECs for cash and/or our common stock;

         - standardizing our acquisition documents and procedures to minimize costs;

         - standardizing and centralizing the back office operations of our acquisitions to capture operational efficiencies of scale by leveraging our national network infrastructure and customer support services;

         - developing and offering additional value-added products and services to increase revenues from existing and future customers; and

         - building customer loyalty and gaining market share through branding.

         GROWTH THROUGH ACQUISITIONS.

         We intend to establish a national presence and critical customer mass by acquiring the stock or assets of, or making significant investments in, established, independent ISPs and CLECs in selected geographic areas throughout the U.S. We expect that these acquisitions will broaden our market presence and expand our ability to offer new products and services. Given the competitive market pressures, we believe that these providers will continue to be attracted to and benefit from the consolidation opportunity we provide. At present, Telecom Wireless does not have any current plans, arrangements, agreements or understandings with potential acquisition partners.

         STANDARDIZE AND CENTRALIZE OPERATIONS AND CAPTURE ECONOMIES OF SCALE.

         ISPS. More and more businesses are looking to ISPs as a source of multi-tiered or bundled products and services. As businesses look to expand their use of electronic commerce solutions, ISPs must respond by offering the bandwidth, products and services required to meet this demand. The Internet provides an additional medium for businesses to market their products and services, and it provides consumers with a method to research, compare, and purchase these products and services.

         In addition to providing Internet access, ISPs traditionally offer services to accommodate these needs. During the acquisition process Telecom Wireless will evaluate each candidate's ability to offer these various services and a "best in class" will be identified whenever possible. Telecom Wireless will consolidate the service offerings of each acquisition into this "best in class" organization. This will reduce costs and build the expertise required to gain market leadership.

         CLECS. CLECs compete with incumbent local exchange carriers, which are sometimes referred to as Baby Bells, through low-cost resale agreements and value-added bundled service packages. Initially, CLECs operated as basic telephone service resellers. CLECs have evolved by positioning themselves as integrated communications providers, offering a full suite of telecommunications services that includes providing customers with voice, data, Internet and video services. Integrated communications providers are often a result of strategic partnerships or merged communication companies. The deregulation of the telecommunications industry, changes in policy, and technological advances have expanded service options for CLECs.

         Telecom Wireless intends to integrate the broadband wireless and copper pair technology into the CLECs it acquires. The ability to provide a high bandwidth connection at a significantly lower cost than the Baby Bells will create opportunities for immediate market penetration and higher margins.

         The organizational plan Telecom Wireless implements will be a critical component of its ability to manage the rapid internal growth and disparate operational units obtained through acquisitions. Telecom Wireless plans to consolidate acquired ISPs and CLECs into as many as eight geographically positioned operating units. At the same time, core administrative functions must be centralized to obtain scale efficiencies and improve margins. We currently plan to centralize network and back office administrative operations in Denver, Colorado.

         REGIONAL ROLL-UPS.

         Telecom Wireless will hire key individuals from acquired businesses to ensure a smooth transition and maintain local institutional knowledge. We expect this will allow local operating units to maintain local presence as Telecom Wireless develops its national brand. To help integrate acquisitions, Telecom Wireless will establish integration teams. Each integration team will consist of skilled technical and marketing personnel. The integration team will have the responsibility to help with the overall centralization, standardization, and eventual branding of the local company as a part of the Telecom Wireless network. Additionally, Telecom Wireless' accounting staff will work with the integration team to centralize the accounting and billing systems which we expect to be able to accomplish immediately after the acquisition. Telecom Wireless expects that integration of other systems initially will require about 60 days for any acquisition, although total integration of operations may take several months. Upon completion of the initial integration process, the operating units will begin executing the marketing and branding programs established by Telecom Wireless to expand its customer base and improve its customer retention.

         CONSOLIDATION OF FUNCTIONS.

         In order to maximize operating efficiencies and back office functions, marketing, research, and network maintenance will be headquartered in one location. Additionally, Telecom Wireless must take steps to maintain our existing customers, attract new customers, offer new services, and increase margins, such as establishing a common billing system, centralizing technical support functions, and creating a national operations center to monitor the entire network. Telecom Wireless recognizes that rapid and orderly consolidation and integration of ISP operations is essential to increase profitability and for orderly growth. We estimate reductions of ISP operating costs by approximately 10% with a carefully executed plan of consolidation and integration. However, the cost of integration and consolidation will be substantial.

         Our aggressive approach to consolidation must be tempered as local, independent ISPs often are viewed by their subscribers as providing superior service to that of national ISPs. Management believes that consolidation efforts by national ISPs have been seriously flawed by a lack of sensitivity to the essentially local nature of many ISP businesses, which often results in sharply increased subscriber churn rates after acquisitions, and subsequent loss of revenue. Telecom Wireless' efforts will be tempered with the understanding that much of the appeal of acquired ISPs is based on the perception by subscribers that their ISP is a local business.

         - ACCOUNTING: A high priority for Telecom Wireless is installing a common intranet accounting platform across all ISPs. Telecom Wireless is currently evaluating accounting and billing platforms for implementation. The selected platform will be flexible enough to include on one bill all products and services we may choose to offer in the future and be scalable to include any number of subscribers.

         - CONSOLIDATED TECHNICAL SUPPORT: Telecom Wireless plans to maintain a national telephone technical support center to handle all consumer problems, service inquiries and new subscriptions. Such a center would reduce the need for support staff at each location, improve service and facilitate our national marketing effort.

         - WEB DESIGN AND STORAGE: It is our goal to move all ISP web design and maintenance to one location. Such a strategy should eliminate the need for programmers at each local ISP.

         - SYSTEMS ADMINISTRATION: Because so much of the cost of operating an ISP is bound up in telecommunications, a natural inclination is to quickly consolidate the technical operations that support and monitor telecommunications. Each ISP maintains its own modem banks, local area network or local area network, and routing to the Internet. In addition, each ISP may have its own upstream backbone as well as a CLEC. With all these interacting factors, we plan to favor the quality of service over speed of consolidation.

         It is not the intent of Telecom Wireless to "re-invent" the wheel when it comes to establishing these operational elements. While it is possible for Telecom Wireless to build them internally, Telecom Wireless may seek to acquire or merge with a national ISP which has many of the elements already in place. Telecom Wireless may also seek to outsource ISP management to third parties having excess capacity.

         INTEGRATION OF ISPS AND CLECS.

         Telecom Wireless' business plan calls for providing high-speed connectivity and common services across ISPs and to all our subscribers. To accomplish this goal, we will take a multi-faceted approach to integration of ISPs. Telecom Wireless presently intends to utilize a "hub and spoke" configuration.

       - CRITICAL MASS: For any ISP to be integrated, it must either: (a) have sufficient capacity and staff to stand alone profitably and act as a regional hub for smaller external acquisitions in the same or contiguous regions or (b) be absorbed as an external acquisition in a region where a Telecom Wireless hub already exists. These smaller assets become spokes of the regional wheel.

           Our plan calls for hub ISPs to "reside" on network access points or NAPs providing redundant high speed access to the Internet. Each hub will be equipped with high capacity switches capable of handling voice and data traffic. Where appropriate, Telecom Wireless intends to obtain CLEC status either by acquisition or application to take advantage of the options such a designation offers. Collectively, these hubs will form a larger critical mass justifying connection of an asynchronus transfer mode or ATM backbone to form a ubiquitous wide area network to be administered by Telecom Wireless staff at a central network operations center expected to be housed in Denver.

           In addition to providing a high speed-switching platform, we plan that each hub ISP will provide the full compliment of connectivity options including high-speed wireless access via local metropolitan area wireless networks.

       - BASELINE EVALUATION: Each potential acquisition will be evaluated for baseline service capability, hardware suitability, and strategic location and importance. Such an evaluation will help in determining the cost and types of equipment that must be added and/or upgraded, staffing, and marketing. This evaluation and screening process also assists in determining a best course to reduce or eliminate the cost of "last mile" services.

       - VERTICAL INTEGRATION OF SERVICES: We expect our ISPs will offer connectivity options including 56Kb dial up, dedicated ISDN, DSL, and analog services, and point-to-point and multipoint wireless connectivity. Our applications will include web design and hosting and provision of all necessary components for electronic commerce, such as construction of relational databases and market baskets.

ACQUISITION STRATEGY

         Growth through acquisitions represents the principal strategy of our business plan. We expect to deepen and broaden our market presence, strengthen our Internet connectivity, and enhance service capabilities through acquisitions. Our early acquisitions will provide regional integration hubs to validate our technology and marketing plans and provide network infrastructure. When our hub operations are identified, we will target for acquisition ISPs and CLECs to increase our density in these markets. We will focus on acquisition criteria including the following:

         -        rapid revenue and customer growth;

         -        low customer turnover or churn rate;

         -        limited competition; and

         -        enhanced products and services offered.

         We believe ISPs and CLECs in our target markets will be attracted to and benefit from the opportunity to affiliate with us, based upon, among other factors:

         - empowering managers to use their local market knowledge to build market share and density by providing services and products best suited for these areas; and

         - offering a combination of liquidity and upside potential through equity ownership in a publicly traded entity to current owners and employees.

         We expect that consolidation will create added value through centralizing operations and systems, sharing of technology, branding and bundling products and services. We plan to integrate acquired operations at a divisional group level to:

         -        eliminate redundant network costs;

         -        consolidate operations; and

         -        retain sales staff and key managers.

         Our plan is to pursue a regional acquisition strategy by targeting independent, local ISPs in selected geographic areas. In each area, we will seek a larger ISP to serve as the vehicle for integrating and optimizing the networks and operations. In general, the acquisitions in each region will be consolidated into integrated operating subsidiaries that are wholly owned by us. In certain instances, some of the acquired providers may continue to exist as separate, wholly owned subsidiaries, but operated as part of the local operating region.

MANAGEMENT OF TELECOM WIRELESS' GROWTH

         To implement our plan to expand rapidly through acquisitions, we will need to implement additional management information systems capabilities, further develop our operating, administrative and financial and accounting systems and controls, improve coordination between engineering, accounting, finance, marketing and operations, and hire and train additional personnel.

         Our ability to manage rapid growth and disparate operational methodologies will be dependent upon the operational plan we will implement to integrate and consolidate these new operations. We plan to employ managers in each of our geographical divisions to ensure the implementation of our operational plan and the smooth transition of each of these operations. Our plan generally is to identify employees of acquisitions who we believe have the necessary technical and management skills to fill these positions.

         We intend to roll our ISPs and CLECs into geographic operating divisions. We presently plan to have up to seven operating divisions, including Pacific, Mountain, Southwest, Midwest, Northeast, Atlantic and ASP. Acquired operations will be required to maintain local presence as we begin national branding. We plan to establish integration teams to help integrate our acquisitions.

         We must establish, complete and expand our national network infrastructure and support services to supply sufficient geographic reach, capacity, reliability and security at an acceptable cost. This will require that we enter into agreements with providers of infrastructure capacity and equipment and support services. We do not yet know whether any or all of the requisite agreements can be obtained on satisfactory terms and conditions.

         To exchange traffic with ISPs and CLECs without incurring transit costs, we must establish and maintain peering relationships. As Internet access and related services have expanded, so have peering relationships and settlement charges continued to evolve. A small group of dominant national ISPs have driven corporate peering policies. If the major national ISPs increase requirements to maintain peering relationships with them, we may have to comply with those additional requirements to maintain peering relationships. We also anticipate expanding and adapting our network infrastructure to respond to a growing customer base, increased demands to transmit larger amounts of data and changes to our customers' product and service requirements. The expansion and adaptation of our network infrastructure will require substantial financial, operational and managerial resources.

         While we believe there are various economies and efficiencies of scale that can be realized as a result of acquiring and integrating businesses, consolidating these businesses and implementing our strategic integration may take significant time, will strain our resources, and could subject us to additional expenses during the integration process. Our efforts to integrate businesses we have acquired successfully and in a timely manner pose special challenges. Whether we are able to do so effectively will have a material effect on our business, financial condition and results of operations.

         We do not have the capital, personnel, equipment, procedures or systems in place required to implement our integration, consolidation and standardization plan. In the short term, the businesses we acquire will operate on a largely independent basis as subsidiaries of Telecom Wireless, generally retaining their personnel, systems, procedures and employee benefits. Depending upon the availability of capital, we will gradually implement the integration, consolidation and standardization aspects of our business plan. This means Telecom Wireless may not realize operational cost savings for a significant period of time. However, to expedite the process, we may seek to acquire or merge with one or more companies having established operational infrastructures and the capacity to integrate, consolidate and standardize our operations quickly and on a cost-effective basis.

CURRENT OPERATIONS

         Telecom Wireless currently conducts operations through two subsidiaries, Keys Microcable Corporation and America's Web Station.


         KEYS MICROCABLE CORPORATION. In June 1998, Telecom Wireless acquired all the issued and outstanding stock of Keys Microcable Corporation. KMC has operated a 32-channel wireless cable television system in the lower Florida Keys and Key West, Florida, since 1994. Television programming received from satellites is retransmitted to residential, business, and maritime subscribers in the Key West geographic area. The signals are transmitted from a single transmitter location and are received by small antennas that are installed by Keys Microcable at each subscriber location. Typically, each subscriber location services a single residence or business. There are locations however, such as hotels, condominium associations and marinas that service multiple subscribers from a single antenna. At some of these locations additional equipment such as signal amplifiers and splitters are required.

         KMC is performing engineering studies to expand its product line in its service area to provide wireless Internet services to subscribers and new customers. The expanded capabilities will include voice-over-Internet protocol or VoIP. KMC served approximately 1,600 cable TV subscribers as of September 30, 1999, and management believes that approximately 50% of its current subscribers will become Internet service subscribers and a smaller number will become telephone customers as well.

         AMERICA'S WEB STATION, INC. In July 1999, Telecom Wireless acquired all the stock of America's Web Station, Inc. AWS was founded in 1997 to provide Internet solutions to the rapidly expanding small- to medium-size business market in southwest Florida. The initial focus was on high-end database-driven web sites and e-commerce solutions. Dial-up Internet access and web site hosting for businesses subsequently were added. In the first quarter of 1998, AWS began offering residential Internet service. Its customer base has grown largely as a result of referrals. At September 30, 1999, AWS had 276 Internet access subscribers and 53 web site hosting customers.

         Other than the operations of the Keys Microcable and America's Web Station subsidiaries, the primary focus of management at present is to raise necessary capital for both operations and acquisitions. The company's financing team has had numerous meetings over the past few months with investment bankers and other potential financing sources. In addition, management has met with larger ISPs regarding possible management of our acquired ISPs on an outsourcing basis. Management believes that these efforts will result in financing adequate to implement our business plan, although we cannot assure whether or when that will occur.

         In addition, Telecom Wireless has entered into two equipment agreements which will enable it to build the infrastructure required to implement its business plan, including building a broadband wireless network, when adequate funding is obtained.

         ADAPTIVE BROADBAND CORPORATION. One equipment agreement was entered into in December 1999 with Adaptive Broadband Corporation. The agreement with Adaptive Broadband contemplates purchase by Telecom Wireless of broadband wireless telecommunications equipment and services to establish wireless communications networks in North America for small- and medium-size businesses and consumers. Adaptive has represented that its technology offers wireless line of sight data transmission rates of 25 megabits per second
(Mbps) with 100 Mbps planned for later this year. These transmission rates would provide capacity for simultaneous real-time video conferencing, transmission of full streaming video, web surfing and transmission of data files. The wireless point to multi-point system will enable installation of networks at a lower cost and in a much shorter period of time as compared to a "wired" network. The system requires minimal termination equipment at the customer site and generally will utilize existing building wiring.


         Telecom Wireless plans to deploy Adaptive Broadband equipment in both the licensed multimedia distribution system or MMDS frequency spectrums as well as the unlicensed national information infrastructure or U-NII. The U-NII spectrum was set aside by the FCC to facilitate rapid and inexpensive wireless access to informational resources by educational institutions, business, industry, and consumers.


         The agreement with Adaptive Broadband requires expenditures over its five-year term of approximately $225 million by Telecom Wireless. We are obligated to, but have not yet placed, a purchase order in the amount of $13,635,375 covering equipment to be delivered this year including equipment to conduct a trial test through Keys Microcable Corporation. Adaptive Broadband will provide the test plan for the trial and Telecom Wireless and Adaptive Broadband will jointly conduct the test. Subject to the availability of capital, we plan to rapidly deploy wireless broadband services in a substantial number of markets. Initial planning for a five-city rollout is currently under way.

         Either party may terminate the agreement if the other party is, among other things, insolvent, bankrupt or is unable to pay its debts. In addition, Adaptive Broadband may terminate the agreement if it is not satisfied with the sales or promotional performance of Telecom Wireless. In the event Adaptive Broadband should breach the agreement, including infringement of its technology on the rights of others, the indemnification obligation of Adaptive Broadband to Telecom Wireless is limited to the purchase price of the infringing product. The costs to the company of defending infringement litigation and securing necessary licenses could substantially exceed that amount.

         LUCENT TECHNOLOGIES LEASE/FINANCING. Telecom Wireless entered into an equipment agreement styled as a Master Lease Agreement dated as of July 30, 1999, with the Internet Working Division of Lucent Technologies Inc., as lessor. Subject to certain conditions, Lucent has agreed to provide telecommunications and other equipment to Telecom Wireless and its subsidiaries having a maximum aggregate purchase price of $20,000,000. Telecom Wireless may lease equipment with a value of up to $5,000,000 without having to satisfy certain covenants and financial ratios. To date, Telecom Wireless has received equipment having a value of approximately $1.2 million. Most of the equipment presently is in storage in Albuquerque, New Mexico.

         Among other potential uses, Telecom Wireless may use Lucent equipment to build a high-capacity asynchronous transfer mode or ATM voice and data network, which will allow Telecom Wireless to provide high quality, high-speed voice and data network services to corporations, alternative carriers and ISPs. The revenue generating services that could be offered through such a network include high-speed ATM and frame relay backbone connections, dedicated and dial-up Internet access, and virtual private networks which are restricted access Internet-based networks established by businesses for internal use such as among employees, vendors and customers.

POTENTIAL BUSINESS PROSPECTS


         Telecom Wireless has entered into transactions which may provide business or investment opportunities in the future. As of the date of this prospectus, whether these transactions will result in benefit to Telecom Wireless is unknown.


         INTERNATIONAL DATACASTING CORPORATION. Telecom Wireless has granted Joshua Mailman the right, exercisable at any time until February 1, 2000, to cause Telecom Wireless to purchase from Mr. Mailman a total of 2,600,000 shares of the capital stock of International Datacasting Corporation, a Canadian corporation based in Ottawa, Ontario, Canada. The purchase price is $1.00 per share in cash or, at the option of Mr. Mailman, in the form of a note or the equivalent value of Telecom Wireless' common stock. In addition, Telecom Wireless agreed to purchase from Mr. Mailman an additional 2,000,000 shares of IDC common stock upon the same terms within 30 days after the date of the first purchase. To the extent Mr. Mailman elects to take shares of Telecom Wireless' common stock in payment for the IDC stock, the stock will be valued at the lower of US $5.00 per share or 70% of the market price on the date of the transaction. IDC is a public Canadian company whose stock is traded on the Montreal Stock Exchange under the symbol IDA. IDC is engaged in the business of selling advanced satellite communications products. It claims to own applications that include internet via satellite, corporate intranets, radio networks, business radio networks, weather networks, financial information, sports updates, paging networks and email transmission. It also claims to have more than 25,000 installations in 35 countries.




         HYPERLIGHT NETWORK CORPORATION. Telecom Wireless is investigating a new technology which involves software and hardware modulation and compression equipment that appears to be able to transmit data at rates as high as 45 mega bits per second ("Mbps") over traditional copper pair transmission facilities. It also appears to be able to support the 45 Mbps transmission over a coast-to-coast dial-up telephone call and perhaps over fiber cable, wireless and coaxial cable. The technology is in the development stage. Management has been informed that the technology currently is undergoing testing to determine commercial viability by an independent third party.


         Telecom Wireless entered into agreements to acquire what management believes is approximately a 4.9% equity interest in Hyperlight Network Corporation, the entity that purports to own the technology or to have the right to acquire the technology. The sellers claim we are in default under these agreements and claim to have terminated two of the agreements. The agreements purport to obligate Telecom Wireless to pay $1.6 million and deliver 500,000 shares of our common stock for this equity interest. We have delivered the 500,000 shares and have paid $700,000, financed with borrowed funds under a convertible promissory note due April 30, 2000. Of the remaining $900,000, sellers claim payment of $300,000 is in default and that $300,000 is due on each of March 1 and June 1, 2000. In consideration of the agreement of Hyperlight to renegotiate the agreements in good faith, Telecom Wireless delivered to Hyperlight an additional 452,381 shares of common stock.

         The agreements to be renegotiated include a world-wide, non-exclusive, five-year license agreement which gave us the right to distribute the technology and to sublicense the technology to the end users, with the exception of the United States government. The seller purportedly has terminated the license agreement due to our default.


         Whether the sellers will renegotiate the agreements on terms economic to Telecom Wireless and whether the sellers will provide adequate information with respect to the viability and ownership of the technology is unknown. In addition, we are in discussions with venture capitalists and others to provide the necessary financing. At present, we have no financing commitments and can give no assurance that financing can be obtained at all or upon reasonable terms. For all of these reasons, whether the technology will have any value to Telecom Wireless is speculative.

COMPETITION

         The market for Internet connectivity and related services is extremely competitive. We anticipate that competition will continue to intensify as use of the Internet grows. The rapid growth and potential market size of the Internet access market has attracted many new start-ups, as well as existing businesses from different industries. In addition to other national, regional and local ISPs and CLECs, current and prospective competitors of Telecom Wireless include long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and wireless communications providers, and on-line service providers. We believe the primary competitive factors determining success for ISPs in the markets we expect to serve are:

         -        a reputation for reliability and high quality service;

         -        effective customer support;

         -        access speed;

         -        pricing;

         -        effective marketing techniques for customer acquisition;

         -        ease of use; and

         -        scope of geographic coverage.

         We believe that national providers lack a local presence that customers demand and local providers lack the technical and human resources required to offer enhanced services cost effectively. By creating a national network of ISPs and CLECs, our customers will obtain the benefits of a global infrastructure with personal, around-the-clock customer support. We believe that national scale and local presence will result in long term customer loyalty and help expand our customer base. We intend to enhance this value as we continue to develop by expanding our network through acquisitions and strategic vendor relationships and providing a comprehensive array of enhanced, higher-margin products and services such as electronic commerce.

         ISPS.

         Our current primary competitors include other ISPs with a significant national presence which focus on business customers. These competitors include UUNet, GTE Internet working (formerly BBN), PSINet, Concentric Network and DIGEX. While we believe that our planned level of local service and support and focus on the target market will distinguish us from these competitors, most of them have significantly greater market presence, brand recognition, and financial, technical and personnel resources than we do, and have extensive coast-to-coast Internet backbones. We also compete with unaffiliated regional and local ISPs and ASPs in our targeted geographic regions

         TELECOMMUNICATIONS CARRIERS.

         All the major long distance companies, which are also known as interexchange carriers, including AT&T, MCI, and Sprint, offer Internet access services and compete with us. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for local exchange carriers, including the regional bell operating companies, to enter the ISP market. To address the Internet connectivity requirements of the current business customers of long distance and local carriers, interexchange carriers are partnering with, and/or acquiring, ISPs. The WorldCom/MFS/UUNet consolidation, the NETCOM/ICG merger, the Intermedia/DIGEX merger, and GTE's acquisition of BBN are examples. Accordingly, we expect that Telecom Wireless will experience increased competition from the traditional telecommunications carriers. Many telecommunications carriers, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, telecommunications providers may be able to bundle Internet access with basic local and long distance telecommunications services. Bundling services may make it more difficult to compete effectively with the telecommunications providers and may result in pricing pressure that would have an adverse effect our business, financial condition and results of operations. We believe combining local presence with a strong technical and data-oriented sales force could be an important feature distinguishing us from the centralized voice-oriented sales approach typified by the current Internet connectivity services offered by the interexchange carriers and local exchange carriers.

         CABLE COMPANIES, DIRECT BROADCAST SATELLITE AND WIRELESS
COMMUNICATIONS COMPANIES.

         Many major cable companies have announced that they are exploring the possibility of offering Internet connectivity, by using cable modems and upgrading their networks. MediaOne Group and TCI have recently announced trials to provide Internet cable service to residential customers in select areas. However, the cable companies are faced with large-scale upgrades of their existing plant, equipment and infrastructure to support connections to the Internet backbone via high-speed cable access devices. Additionally, their current subscriber base and market focus is residential, which requires that they join with business-focused providers or undergo massive sales and marketing and network development efforts to target the business sector. Several announcements also have recently been made by other alternative service companies that are approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies, which currently offer high-speed Internet access to business customers.

         ON-LINE SERVICE PROVIDERS AND CABLE AND TELEPHONE COMPANIES.

         The predominant on-line service providers, including America Online, Microsoft Network, and Prodigy, have all entered the Internet access business by engineering their current proprietary networks to include Internet access capabilities. We plan to compete to a lesser extent with these on-line service providers. The offerings of the on-line service providers may significantly affect the pricing of our service offerings.

         BROADBAND SERVICE PROVIDERS.

         Advanced Internet applications and quicker access require additional bandwidth. In the last year or two, several cable and telephone companies have announced plans to deploy broadband services for high speed Internet access through new technologies such as cable modems and xDSL. While these providers have initially targeted the residential consumer, it is likely that their target markets will expand to encompass our target markets, which may significantly affect the pricing of our service offerings. As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, we expect to encounter significant pricing pressure and other competition in the future. Advances in technology as well as changes in the marketplace and the regulatory environment are constantly occurring. We cannot predict the effect that ongoing or future developments may have on us or the pricing of our products and services. We intend to continue to improve our products and services to remain competitive.

         With respect to our potential competitors, we believe that manufacturers of computer hardware and software products, media and telecommunications companies and others will continue to enter the Internet services market, which will intensify competition. In addition, as consumers and businesses increasingly move on-line in greater numbers, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition for us in our markets. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage.

GOVERNMENTAL REGULATION

         REGULATION OF INTERNET ACCESS SERVICES.

         We provide Internet access, in part, using telecommunications services provided by carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. As an Internet access provider, we are not currently subject to direct economic regulation by the Federal Communications Commission or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the Federal Communications Commission reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the federal Telecommunications Act of 1996. As a result, our ISP business is not subject to federal regulations applicable to telephone companies and similar carriers merely because we provide our ISP services using telecommunications services provided by third-party carriers. To date, no state has attempted to exercise economic regulation over Internet service providers.


         Governmental regulatory approaches and policies for Internet access providers and others that use the Internet to facilitate data and communication transmissions are continuing to develop and in the future we could be exposed to regulation by the Federal Communications Commission or other federal agencies or by state regulatory agencies or bodies. For example, the Federal Communications Commission has expressed an intention to consider whether to regulate providers of voice and fax services that employ the Internet or Internet protocol switching as "telecommunications providers" even though Internet access itself would not be regulated. The Federal Communications Commission is also considering whether providers of Internet-based telephone services should be required to contribute to the universal service fund, which subsidizes telephone service for rural and low income consumers, or should pay carrier access charges on the same basis as regulated telecommunications providers. To the extent that we engage in the provision of Internet or Internet protocol based telephony or fax services, we may become subject to regulations promulgated by the Federal Communications Commission or states with respect to such activities. We cannot assure you that such regulations will not adversely affect our ability to offer certain enhanced business services in the future.


         Furthermore, in a rulemaking proposal issued in August 1998, the Federal Communications Commission has proposed that if an incumbent local exchange carrier establishes a separate affiliate to pursue the deployment of advanced telecommunications services, such as those we intend to offer, and if that affiliate interconnects with the incumbent local exchange carrier's network on the same terms and conditions as offered to the incumbent local exchange carrier's competitors, then the affiliate would not be subject to the unbundling, discounted resale or co-location obligations in the federal Telecommunications Act of 1996 that apply to incumbent local exchange carriers. Rather, the affiliate would be treated like a competitive local exchange carrier. If the Federal Communications Commission ultimately adopts this or any similar proposal, we would likely face increased competition from incumbent local exchange carrier affiliates and our access to providers of high speed data technology could be curtailed, which could materially and adversely affect our business, operating results and financial condition.

         REGULATION OF THE INTERNET.

         Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. We cannot predict the effect, if any, that any future regulatory changes or developments may have on the demand for our access or enhanced business services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access, or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.

         REGULATIONS PERTINENT TO OUR COMPETITIVE LOCAL EXCHANGE CARRIER OPERATIONS.


         To the extent that we conduct business as a competitive local exchange carrier, the telecommunications services that we provide will be subject to regulation by federal, state and local governmental agencies. State regulatory commissions exercise jurisdiction over intrastate services. Municipalities and other local government agencies may regulate certain aspects of the operations of competitive local exchange carriers, such as use of rights-of-way. Although typically start-up telecommunications carriers are not subject to all of the Federal Communications Commission's regulations applicable to incumbent local exchange carriers, such as price caps or rate-of-return regulation, the federal Telecommunications Act of 1996 requires the Federal Communications Commission to establish a subsidy mechanism for universal telephone service to which our competitive local exchange carrier subsidiary will be required to contribute based on its telecommunications revenues. In addition, the federal Telecommunications Act of 1996 requires all carriers, including competitive local exchange carriers and incumbent local exchange carriers, to make their services available for resale by other carriers, to interconnect their networks and ensure they interoperate and provide non-discriminatory rights-of-way, offer reciprocal compensation for termination of local telecommunication traffic, and provide dialing parity and local telephone number portability. The federal Telecommunications Act of 1996 further reserves to the individual states the authority to impose state regulation of local exchange services, including state universal service subsidy programs, so long as the state's regulations are not inconsistent with the requirements of the federal Telecommunications Act of 1996. We are unable to predict the manner in which any state where we may receive certification as a competitive local exchange carrier will seek to regulate our telecommunications operations.

         In providing interstate, intrastate and international services, our competitive local exchange carrier operation would generally be subject to tariff or price list filing requirements pursuant to which the competitive local exchange carrier operation will be required to publicly disclose, or in some instances obtain approval of, its terms, conditions and prices for telecommunications services prior to or soon after offering such services. In addition, individual states where our operation conducts activities as a competitive local exchange carrier may subject us to state certification proceedings and intrastate and local tariff regulations. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services consistent with the public interest. While uncommon, challenges to these tariffs and certification proceedings by third parties could cause our competitive local exchange carrier operation to incur substantial legal and administrative expenses. Many states also impose additional regulatory requirements, such as minimum service quality reporting and customer service requirements and uniform local exchange carrier accounting requirements. Under some state laws, changes in the ownership of a competitive local exchange carrier's outstanding voting securities may require prior approval of the state public utility commission. In certain jurisdictions, an investor who acquires as little as 10% of a competitive local exchange carrier's voting securities may have to obtain prior approval for the acquisition of such securities because such ownership interest might be deemed to constitute an indirect controlling interest in the carrier.




INTELLECTUAL PROPERTY

         We expect to receive authorization to use the products of each manufacturer of software that is bundled in our software for users with personal computers operating on the Windows or Macintosh platforms. While certain of the applications included in our start-up kit for ISP subscribers will be shareware that we have obtained permission to distribute or that are otherwise in the public domain and freely distributable, certain other applications included in the start-up kit will be licensed where necessary. We currently intend to maintain or negotiate renewals of all existing software licenses and authorizations as necessary, although we cannot be certain that such renewals will be available to us on acceptable terms, if at all. We may also enter into licensing arrangements in the future for other applications.

EMPLOYEES

         As of January 28, 2000, Telecom Wireless and its subsidiaries had 22 full-time employees, including executive officers. Five of these employees were employed by America's Web Station, Inc. and seven were employed by Keys Microcable. Telecom Wireless' employees are not covered by any collective bargaining agreement, and it has never experienced a work stoppage. Management believes that Telecom Wireless' employee relations are good.





PROPERTIES

         Telecom Wireless' principal executive offices are located in approximately 8,215 square feet of leased space at 5299 DTC Boulevard, Suite 1120, Englewood, Colorado 80111. The current monthly lease payment is $16,800. The lease expires in 2002.

         Telecom Wireless also has a lease for office space in West Palm Beach, Florida covering approximately 7,439 square feet. The lease expires August 1, 2004. The monthly lease payment is approximately $8,369. Due to a change in Telecom Wireless' business plan, it has advised the landlord that it does not intend to occupy the premises and the landlord has declared Telecom Wireless to be in default under the lease. Telecom Wireless may be liable to the landlord for the amount of unpaid rent under the lease.

         America's Web Station, Inc., a subsidiary of Telecom Wireless, operates out of 1,584 square feet of leased space in Naples, Florida. Telecom Wireless' Keys Microcable subsidiary is headquartered in leased space in Key West, Florida, where it also leases land for an unmanned "head end" facility containing electronic equipment.

LEGAL PROCEEDINGS


         No litigation is pending or, to the knowledge of management, threatened against Telecom Wireless Corporation or any of its subsidiaries that, individually or collectively, could have a material adverse effect upon Telecom Wireless' financial condition except as set forth below.


         Telecom Wireless is the defendant in Coker & Palmer, Inc. v. Telecom Wireless Corporation, a lawsuit filed September 3, 1999, in the County Court of the First Judicial District of Hinds County, Mississippi, Civil Action No. 251-99-4537-CO. Coker & Palmer alleges that Telecom Wireless failed to promptly disclose to the public through the news media material information that would reasonably be expected to affect the value of its securities or influence investors' decisions in connection with a reverse stock split of Telecom Wireless= common stock effected on or about May 4, 1999. Coker & Palmer alleges that it incurred losses of $28,613 because of the failure and seeks that amount in compensatory damages plus an unspecified amount in consequential and incidental damages plus costs. Telecom Wireless has reached an agreement with Coker & Palmer whereby Telecom Wireless will pay to Coker & Palmer the sum of $14,300 in settlement of Coker & Palmer's claims.


         Telecom Wireless entered into an office lease with One Clearlake Centre VEF III, LLC, for approximately 7,439 square feet of office space. Prior to taking occupancy of the space, Telecom Wireless notified the landlord that it did not intend to occupy the space. The landlord has taken the position that Telecom Wireless is now in default under the lease and has filed a complaint in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Case No. CL 9910570-AD, seeking damages of approximately $900,000 for the unpaid rent for the remaining term of the lease including court costs, interest and a reasonable attorney=s fee. It is expected that court-ordered mediation of the dispute will occur in the next few weeks.


         As described above under "Potential Business Prospects," HyperLight Network Corporation claims Telecom Wireless is in default under certain agreements, purports to have canceled some of those agreements and has threatened to file a lawsuit against Telecom Wireless and Mr. Roberts, Chairman of its Board of Directors. The claims HyperLight has threatened to make include breach of contract, fraudulent concealment and fraudulent misrepresentation of certain facts and breach of fiduciary duty. HyperLight also may seek exemplary damages, although it has not specified the claimed amount of actual or exemplary damages. Management of Telecom Wireless believes it has meritorious defenses to any claims that may be made by HyperLight and will vigorously defend any lawsuit filed by HyperLight.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table identifies the directors and executive officers of Telecom Wireless:



                                                                              Beginning of Term of
         Name             Age               Positions Held                     Service as Director
----------------------- -------- -------------------------------------- ----------------------------------
James C. Roberts          46     Chairman of the Board of Directors                   4/99
Calvin D. Smiley          46     Chief Executive Officer, President                   4/99
                                 and Director
Kosta S. Kovachev         48     Chief Financial Officer and Director                 4/99
Robert L. Fredrick        54     Senior Vice President                                4/99


         No arrangements exist between directors, officers, or other persons which resulted in the selection or election of any of the above-named persons. All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers serve at the pleasure of the board of directors. Mr. Roberts and Lynne K. Roberts, an officer of Telecom Wireless whose professional qualifications are discussed below, are husband and wife.


         The principal occupations of each executive officer and director of Telecom Wireless for at least the past five years are as follows:


         JAMES C. ROBERTS, 46, has served as Chairman of the Board of Directors and a director of Telecom Wireless since April 1999 and served as Chief Executive Officer from April 1999 until January 2000. Mr. Roberts co-founded and served as President, Chief Operating Officer and a director of Voice and Data Communications, Inc., Greenwich, Connecticut, an international long distance company servicing Asia, America, Europe and Latin America, from March 1998 to November 1998. Previous to that, he served as President and Chief Executive Officer of CGI Worldwide, Inc. from its inception in 1986 until 1997. CGI was a multifaceted telecommunications company that designed, engineered, constructed and developed over 80 cellular, paging and cable television systems around the world. Before joining CGI, Mr. Roberts spent over ten years in the telecommunications business, holding senior management positions with McCaw Cellular Communications, Inc., MCI Communications Corp. and Motorola, Inc. During this period, Mr. Roberts was responsible for building and operating over 50 cellular, paging and cable TV systems. Mr. Roberts was a charter member of the Cellular Telephone Industry Association. He holds several university degrees including a doctoral degree in business administration with emphasis in international economics from Newport University, Newport Beach, California, which was conferred in 1992.


         CALVIN D. SMILEY, 46, has served as an officer and director of Telecom Wireless since April 1999. In October 1999, he was elected President of the company and in January 2000 was elected Chief Executive Officer. From March 1997 to March 1999, Mr. Smiley was President of Communicast, Inc., a turn-key advertising sales company representing the wireless and cable television industries based in Denver, Colorado. From September 1995 to February 1997, he served as Chief Operating Officer and Executive Vice President for Across Media Networks, LLC, Denver, Colorado, a photo digital classified advertising company. Before joining Across Media, Mr. Smiley was President of Act One Cable Television Advertising, Inc. and Cable Advertising Networks, Inc., both advertising and marketing companies based in Columbus, Ohio, serving rural cable operators. For fourteen years before September 1995, Mr. Smiley held management and executive positions with TeleCommunications, Inc. in advertising sales and marketing. He held various positions in radio and television before joining TCI.


         KOSTA S. KOVACHEV, 48, has been an officer and director of Telecom Wireless since May 1999. From January 1997 to February 1999, Mr. Kovachev served as a director of Alma Fund Group, a global venture capital firm that he co-founded. From April 1996 to January 1997, Mr. Kovachev was a Managing Director of Gem Advisors, Inc., a venture capital firm that specialized in private placements of funds. From September 1995 to March 1996, Mr. Kovachev was Managing Director of W.G. Trading, a convertible sales and trading firm. From April 1994 to August 1995, Mr. Kovachev was Senior Portfolio Director for the Palladin Group, an investment fund management firm, where he headed the firm's international funds area. Mr. Kovachev was Managing Director and head of the international convertible desk at McMahan Securities, a fund management and broker/dealer firm, from 1992 to 1994. Mr. Kovachev was employed by Morgan Stanley from 1987 to 1992 where he was promoted to Vice President in International Convertible Sales. Mr. Kovachev's experience with Wall Street firms includes employment by Morgan Stanley, Drexel Burnham Lambert and Arnhold & S. Bleichroeder.

         ROBERT L. FREDRICK, 54, has served as an officer and director of Telecom Wireless since April 1999 and, in October 1999, was elected to the position of Senior Vice President. He also serves as President of Keys Microcable Corporation, a wholly owned subsidiary of Telecom Wireless. Keys Microcable provides wireless television programming in Monroe County, Florida. Before joining Keys Microcable, Mr. Fredrick was President of Strategic Solutions Group Inc. from 1994 to 1998. Strategic Solutions Group provided business strategy, operational, and product development consulting services to manufacturers of voice and data equipment for the telecommunications industry. Mr. Fredrick also served as Senior Vice President, Commercial Services for Digicon Corporation from 1995 to 1996. Digicon is a supplier of data and telecommunications services to the federal government. While at Digicon, Mr. Fredrick was involved in the development of cellular telephone service in the Middle East and Russia. Mr. Fredrick served as a General Manager for Optelecom Corporation, a manufacturer of fiber optic telecommunications hardware, from 1996 to 1998. From 1991 to 1996, he served as Vice President of Business Development, Vice President of Marketing, and General Manager of the Storage Systems Business Group of Network Imaging Corporation, a developer of client server software systems for the telecommunications industry.

OTHER OFFICERS

         The following paragraphs identify other officers of Telecom Wireless:

         PAUL L. FRANCIS, 49, has been an officer of Telecom Wireless since April 1999. He was appointed Chief Technology Officer in October 1999. A British native, Mr. Francis has more than 30 years' experience in the telecommunications industry. He has spent the past 19 years as an independent engineer and consultant. From May 1998 to April 1999, he was associated with Francis Walker & Co., London, England. He has consulted for such companies as Plessey, British Petroleum, Reuters and Solomon Brothers. He is an associate member of The Institute of Incorporated Engineers and is an affiliate of the Engineering Council in the United Kingdom. In 1979, he earned a Full Technological Certificate at the Chelmer Institute in the United Kingdom.

         ESPER GULLATT JR., 41, has been an officer of Telecom Wireless since April 1999. He was appointed Vice President-Business Development of Telecom Wireless in October 1999. Previously, Mr. Gullatt was Chief Executive Officer and a director of Capstone Group, Inc., Denver, Colorado, a telecommunications business he founded in January 1994. From October, 1995 to August, 1998, Mr. Gullatt was Chief Financial Officer and a director of DCC Solutions, Inc., Denver, Colorado, a wireless telephone dealer and airtime reseller that he co-founded. From November, 1988 to October, 1995, Mr. Gullatt served as Chief Financial Analyst for the Colorado Department of Public Safety. He received a Bachelor of Accountancy degree from the University of Oklahoma-Norman in 1983, and was employed as an accountant by Deloitte, Haskins & Sells from January 1981 to March 1982.

         LEWIS G. POLLACK, 54, has served as an officer of Telecom Wireless since April 1999. In October 1999, he was appointed Vice President-Product Development. Mr. Pollack founded World Lynx, Inc., a regional high-speed Internet provider based in Little Rock, Arkansas, in 1993 and served as its Chief Executive Officer until 1998. From 1990 to 1993 he served as Vice President, Marketing for the Information Management Services Division of Lockheed Corporation. He also helped establish and from 1986 to 1991 served as Vice President of Marketing for Program Monitor, Inc., a company in the electronic home detention business. Mr. Pollack was educated at the University of California at Los Angeles, where he was a Fellow in special education and pursued graduate studies in that field. He also received an M.A. from Trenton State College and a B.A. from Franklin & Marshall College.


         LYNNE K. ROBERTS, 48, has served as Vice President-Human Resources and Secretary of Telecom Wireless since May 1999. From March 1997 through November 1998, she was Vice President of Voice and Data Communications, Inc., a Greenwich, Connecticut, telecommunications company. From 1986 through February 1997, Ms. Roberts was associated with CGI Worldwide, Inc., Englewood, Colorado, where her duties included business development for that company. CGI is a telecommunications company which has designed, engineered, constructed and developed over 80 cellular, paging and cable television systems around the world. Before joining CGI, Ms. Roberts was a senior credit analyst with Motorola Communications, San Mateo, California.

ADVISORY BOARD

         Telecom Wireless has established an Advisory Board to consist of persons having experience and expertise in areas relevant to the business of Telecom Wireless who are not employed by Telecom Wireless. The purpose of the Advisory Board is to provide information and guidance to the Board of Directors with respect to Telecom Wireless' business, including technological advances, pricing strategies, electronic content and services, and financial and operational structure. To date, only one member of the advisory board has been identified. When Telecom Wireless obtains the funding required to implement its business plan, it is expected that the Board of Directors of the company expects to identify additional advisory board members based upon their experience, education and other qualifications. To date, no compensation arrangements have been made for advisory board members.


         JOHN H. SUNUNU is the sole current member of the Advisory Board. Governor Sununu served as Chief of Staff and Counselor to President George Bush from 1989 to 1992. He had served as Governor of New Hampshire from 1983 until 1989. Since leaving the White House, Governor Sununu has pursued various business interests and was co-host of CNN's nightly "Crossfire" program from 1992 to 1998. Before becoming Governor of New Hampshire, he was an educator, engineer and small businessman. He earned his Ph.D. in mechanical engineering from Massachusetts Institute of Technology in 1966. From 1968 until 1973, he was Associate Dean of the College of Engineering and Associate Professor of Mechanical Engineering at Tufts University. He was on the Advisory Board of the Technology and Policy Program at MIT from 1984 to 1989. From 1963 until his election as Governor, he was President of JHS Engineering Company and Thermal Research, Inc. He helped establish and from 1960 until 1965 served as Chief Engineer of Astro Dynamics, Inc.

EXECUTIVE COMPENSATION

         SALARY AND BONUS; EMPLOYMENT AGREEMENTS. No executive officer was paid more than $100,000 in salary and bonus for services provided to Telecom Wireless during the fiscal year ended June 30, 1999.

         Telecom Wireless has entered into written employment agreements with three of its four executive officers, but has no written employment agreement with Mr. Roberts. Except as to Mr. Kovachev, each written agreement has a term of three years from April 1, 1999, and provides for payment of a base salary, which may be increased at the end of each year. Mr. Kovachev's employment agreement will terminate in July 2000. The annual salaries payable by Telecom Wireless to the executive officers under these agreements and to Mr. Roberts under an oral understanding with the company's board of directors were as follows as of the date of this prospectus:



                                           ANNUAL SALARY
                                           -------------
James C. Roberts                             $250,000
Calvin D. Smiley                             $225,000
Kosta S. Kovachev                            $250,000
Robert L. Fredrick                           $225,000


         Under the written employment agreements, Telecom Wireless may terminate the officer's employment at its discretion at any time during the initial three-year term. However, Telecom Wireless must pay the officer an amount equal to the officer's base salary for the remainder of the initial term. After the initial term, the officer's employment may be terminated by Telecom Wireless without cause upon payment on the termination date of an amount equal to six times the officer's then monthly base salary. An officer may terminate a written employment agreement on 30 days' notice to Telecom Wireless.

         All officers of Telecom Wireless are eligible to participate in the executive bonus pool, which is fixed at an amount equal to five percent of the company's adjusted net profits less certain items, including contributions to pension or profit sharing plans, of which there currently are none, extraordinary gains or losses, and refunds or deficiencies of federal or state income taxes paid in a prior year. The maximum bonus payable for any one year may not exceed 100% of the officer's base salary for the year.





         OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information on options granted to the executive officers of Telecom Wireless during the fiscal year ended June 30, 1999. All such options are non-qualified options exercisable at the market price of a share of Telecom Wireless' common stock on the date of grant. The options have no value unless Telecom Wireless' stock price appreciates beyond the exercise price and the holder satisfies all applicable vesting requirements. All the options granted to executive officers during 1999 vest 33-1/3% per year over three years. They also vest in full on a change in control of Telecom Wireless. The options reflected in the table were granted before adoption of Telecom Wireless' 1999 Stock Option and Restricted Stock Plan, which is discussed below.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

--------------------------------------------------------------------------------------------------------------------
            (A)                        (B)                        (C)                  (D)              (E)
                                                           PERCENT OF TOTAL
                              NUMBER OF SECURITIES        OPTIONS GRANTED TO         EXERCISE
                                   UNDERLYING                EMPLOYEES IN             PRICE          EXPIRATION
           NAME                  OPTIONS GRANTED              FISCAL YEAR           ($/SHARE)           DATE
           ----                  ---------------              -----------           ---------           ----
James C. Roberts                    2,000,000                    36.1%                $10.55     Apr. 13, 2004
Calvin D. Smiley                     200,000                     3.6%                 $10.55     Apr. 13, 2004
Kosta S. Kovachev                  1,000,000*                    18.0%                $10.55     Apr. 13, 2004
Robert L. Fredrick                   500,000                     9.0%                 $10.55     Apr. 13, 2004


-------------------
*  Canceled under oral agreement effective in January 2000.


         OPTION EXERCISES AND VALUES. None of the options granted to the executive officers of Telecom Wireless before the end of fiscal year 1999 were exercisable before the end of that year. In accordance with Securities and Exchange Commission regulations, the following table nevertheless provides information on exercises of stock options during the fiscal year and the fiscal year-end value of unexercised options:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                                      Value of
                                                                               Number of             Unexercised
                                      Shares              Value               Unexercised           In-the-Money
                                   Acquired on           Realized          Options at Fiscal      Options at Fiscal
            Name                   Exercise (#)            ($)               Year End (#)           Year End ($)
-----------------------------    -----------------    ---------------     --------------------    ------------------
                                                                             Exercisable/           Exercisable/
                                                                             Unexercisable          Unexercisable
                                                                          --------------------    ------------------
James C. Roberts                        0                   0                 0/2,000,000           0/$3,556,000
Calvin D. Smiley                        0                   0                  0/200,000             0/$355,600
Kosta S. Kovachev                       0                   0                0/1,000,000*           0/$1,778,000
Robert L. Fredrick                      0                   0                  0/500,000             0/$889,000


------------------
*  Canceled under oral agreement effective in January 2000.


         RECENT GRANT OF OPTIONS. In connection with Mr. Smiley's appointment as chief operating officer of Telecom Wireless in August 1999, Telecom Wireless granted him options to purchase 300,000 shares of common stock at an exercise price of $14.42 per share, the market price of a share of Telecom Wireless' common stock on the date of grant. The options vest in equal installments over three years beginning one year from the date of grant, and expire in August 2004. For administrative convenience, these options were not granted under Telecom Wireless' 1999 Stock Option and Restricted Stock Plan.

1999 STOCK OPTION AND RESTRICTED STOCK PLAN

         The Board of Directors of Telecom Wireless adopted Telecom Wireless' 1999 Stock Option and Restricted Stock Plan, which we sometimes refer to below as the "1999 Plan," to attract and retain qualified personnel. A total of 800,000 shares of Telecom Wireless' common stock may be issued to grantees and recipients under the plan. The plan allows issuance of both qualified or incentive stock options and non-qualified options as well as awards of shares of restricted stock and by its terms continues in effect for ten years. Options and stock awards may be granted to employees, independent contractors, officers, directors and consultants at the discretion of the Board of Directors or committee administering the plan. The board of directors may ask shareholders at the next annual meeting to increase the number of shares of common stock reserved for issuance under the 1999 Plan.

         The Board of Directors adopted the plan on May 4, 1999, but the plan must be approved by a vote of the stockholders of Telecom Wireless within one year of that date to become effective permanently. The plan provides for appropriate adjustment in the number of shares subject to the plan and to grants previously made if there is a stock split, stock dividend, reorganization or other similar change affecting Telecom Wireless' corporate structure or its equity securities. If shares under a grant are not issued to the extent permitted before the expiration or forfeiture of the grant, those shares would again be available for future grants under the plan. No grant may be made under the plan after May 4, 2009, but awards granted before or on that date may extend beyond it.

         The Board of Directors has delegated administration of the 1999 Plan to a committee of the Board consisting of two members of the Board. At such time as Telecom Wireless has any class of equity security which is registered under Section 12 of the Act, the committee is required to consist of two or more non-employee directors, the members of which will meet the Securities and Exchange Commission definition of "disinterested directors" and the IRS definition of "outside directors." The option exercise price, exercise period, time of vesting, and other terms of an option, in addition to terms that are applicable to a stock award, will be determined by the committee. Telecom Wireless currently does not have any disinterested directors.

         All employees, officers, directors, and consultants of Telecom Wireless or a subsidiary of Telecom Wireless are eligible for options and stock awards under the 1999 Plan. At this time, it is not possible to predict the number of employees who will be selected to receive options and/or stock awards under the 1999 Plan, and the number of grantees could vary from time to time.

         Unless otherwise fixed by the committee, the term of an option will be five years from the date of grant, but no option may have a term of more than ten years from the date of grant.

         Stock awards granted under the 1999 Plan may be subject to a restricted period or may be fully vested as of the date of issuance. The Board, in its sole discretion, at the time an award is made may prescribe other restrictions in addition to expiration of the restricted period, such as satisfaction of corporate or individual performance objectives.

         There are no federal income tax consequences to a participant or Telecom Wireless upon the grant of a stock option granted under the plan.

         All stock options, and stock awards for which restrictions prescribed by the Board have not been satisfied, are non-transferable, other than by will or by the laws of descent and distribution, and may be exercised during the grantee's lifetime only by the grantee.

         Unvested portions of stock options and stock awards immediately expire upon termination of employment for any reason other than death or disability, unless the Board, in its discretion, determines otherwise; vested options may be exercised for up to three months following the termination, unless termination is for cause. If Telecom Wireless terminates employment for cause, all unexercised awards expire upon the termination.

         Shares of stock may not be issued or delivered upon exercise of a stock option or grant of a stock award until the optionee or recipient pays the exercise price in full, or makes any payment required under a stock grant agreement, and pays any required tax withholding and, if applicable, the completion of registration and listing of the shares or qualification as a private placement and the obtaining of any other required approvals.


         The Board of Directors may amend, alter or discontinue the 1999 Plan, provided that any such amendment, alteration or discontinuance does not impair the rights of any grantee, without his or her consent, under any stock option or stock award previously granted. The Board of Directors may not, without stockholder approval, (i) increase the total amount of stock which may be purchased or issued through options or awards granted under the 1999 Plan, or (ii) change the class of employees or consultants eligible to participate in the 1999 Plan.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information as of January 28, 2000, with respect to each person who owned of record as of that date or is known to Telecom Wireless to own beneficially more than 5% of the outstanding shares of common stock and the beneficial ownership of such securities by each executive officer and director of Telecom Wireless and by all the executive officers and directors as a group:



                                                                           AMOUNT AND NATURE OF
                                                                                BENEFICIAL
                                        POSITIONS AND OFFICES                  COMMON STOCK        PERCENT OF
           NAME AND ADDRESS                          HELD                       OWNERSHIP               CLASS
--------------------------------------- -------------------------------- ------------------------- -----------------
James C. Roberts                        Chairman of the Board                       10,916,333(1)       66.3%
5299 DTC Blvd., #1200                   of Directors and Director
Englewood, CO 80111

Calvin D. Smiley                        Chief Executive Officer,                       161,611(2)        1.0%
5299 DTC Blvd., #1200                   President and Director
Englewood, CO 80111

Kosta S. Kovachev                       Chief Financial Officer and                       750,000        4.6%
580 Village Blvd., #140                 Director
West Palm Beach, FL 33409

Robert L. Fredrick                      Senior Vice President                             500,000        3.0%
580 Village Blvd., #140
West Palm Beach, FL 33409

Allen Leeds                             Stockholder                                     1,000,000        6.1%
108 17th Street
Bellair Beach, FL 34635

All executive officers and directors                                                   12,366,333       75.2%
of Telecom Wireless as a group (three
persons)


(1) Of the shares beneficially owned by Mr. Roberts, 10,616,333 are owned of record by The Roberts Family Trust, of which Mr. Roberts and Lynne
         K. Roberts, his spouse, are sole trustees, and 300,000 are owned of record by Mrs. Roberts. Mr. and Mrs. Roberts are husband and wife.

(2) Includes 61,611 shares issuable upon exercise of presently-exercisable warrants.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

PHOENIX COMMUNICATIONS SHARE EXCHANGE

         In April 1999, Telecom Wireless acquired all the issued and outstanding shares of Phoenix Communications, Inc. The stockholders of Phoenix received 13,825,000 shares of the common stock of Telecom Wireless in exchange all of Phoenix's outstanding shares. Phoenix at the time was, and remains, inactive and with no assets or liabilities. Accordingly, the value attributed to Phoenix for accounting purposes was nil. Prior to the transaction, it appears Telecom Wireless did not have sufficient cash to cover the negative cash flow of its subsidiary, Keys Microcable Corporation, and was insolvent. The then board of directors determined that the share exchange was advisable due to the proposal of the stockholders of Phoenix to provide interim funding, new management and a long-term management and finance plan.


         The stockholders of Phoenix included several present and former members of the management of Telecom Wireless. Shares of Telecom Wireless' common stock were issued to the following officers and directors, directly or indirectly, in the following amounts and for the following deemed values in the exchange:


                    NAME                                       NO. SHARES
                    ----                                       ----------

James C. Roberts(1)                                             10,450,000
Calvin D. Smiley                                                   100,000
Kosta S. Kovachev                                                  750,000
Robert L. Fredrick                                                 500,000
Lynne K. Roberts                                                   300,000
Allen Leeds                                                      1,000,000
Esper Gullatt, Jr.                                                 100,000
Paul L. Francis                                                    100,000
Lewis G.  Pollack                                                  100,000
Shawn P. Richmond                                                  100,000

(1) Held in the name of The Roberts Family Trust, of which Mr. Roberts and his spouse, Lynne K. Roberts, are sole trustees.

JOHN H. SUNUNU

         On August 31, 1999, Telecom Wireless entered into a Services Agreement with John H. Sununu, a member of Telecom Wireless' Advisory Board. The Services Agreement requires Governor Sununu to render financial consulting and other services to Telecom Wireless for 48 months. As consideration, Telecom Wireless issued to Governor Sununu two stock purchase warrants at the time the parties entered into the Services Agreement. The first is for the purchase of 500,000 shares of Telecom Wireless' common stock at an exercise price of $5.50 per share. The closing price of Telecom Wireless' common stock on the trading day immediately before the execution and delivery of the Services Agreement was $13.75 per share. The second warrant is for the purchase of 720,000 shares of Telecom Wireless' common stock. This warrant vests at the rate of 15,000 shares per month for 48 consecutive months. The exercise price for each installment is 50% of the market value of Telecom Wireless' common stock on the vesting date for that installment. For this purpose, market value is deemed to be the average of the closing prices for the 20 trading days preceding the vesting date. In the event of a change in control, an additional number of installments are to vest and become exercisable equal to the number of previously vested installments, and the number of shares included in each monthly installment will double. The parties can terminate the Services Agreement at any time upon giving ten days' notice to each other. Telecom Wireless recorded approximately $122,000 of stock-based compensation for the quarter ended September 30, 1999, as a result of the issuance of these two warrants.


         On August 5, 1999, Governor Sununu, through a retirement plan controlled by him, purchased 53,000 shares of restricted common stock of Telecom Wireless for $7.00 per share in a private placement. The shares had registration rights and were accompanied by repricing warrants. The closing price of Telecom Wireless' publicly traded common stock on the trading day immediately before Governor Sununu's purchase was $14.38 per share. These 53,000 shares and 53,000 shares issuable under the repricing warrants are among the shares covered by this prospectus.

KEYS MICROCABLE TRANSACTION

         In early 1999, Calvin D. Smiley, the President and a director of Telecom Wireless, and Esper Gullatt, Jr., the Vice President - Business Development of Telecom Wireless, entered into a management agreement through an entity controlled by them whereby they were to receive a 50% equity interest in Keys Microcable Corporation, a wholly-owned subsidiary of Telecom Wireless, in consideration of the performance of management services. At that time, Messrs. Smiley and Gullatt were not associated with Telecom Wireless, so that the agreement was negotiated at arms' length. However, this agreement was terminated, after partial performance, in connection with the April 1999 Phoenix Communications share exchange described above. The Board of Directors, Mr. Smiley abstaining, has approved a settlement of any claims Messrs. Smiley and Gullatt may have for an equity interest in KMC for $650,000, payable by issuance of warrants for the purchase of 123,222 shares of restricted common stock of Telecom Wireless at an exercise price of $5.275 per share, which was 50% of the average closing price per share for the 20 trading days preceding April 12, 1999, the date on which present management assumed control of Telecom Wireless.

LOAN TO OFFICER

         In August 1999, Telecom Wireless loaned $60,000 to Kosta S.
Kovachev, a director of Telecom Wireless and then one of its executive officers. In January 2000 Mr. Kovachev and Telecom Wireless entered into an oral agreement whereby his employment agreement will terminate in July 2000 and non-qualified options for the purchase of 1,000,000 shares held by him will be canceled. In addition, he agreed to deposit 375,000 shares of Telecom Wireless common stock owned by him into escrow. If certain performance targets are met, the loan will be forgiven, in whole or in part, and all or a portion of the escrowed shares will be returned to him.





LOAN FROM OFFICER

         In October 1999, James C. Roberts, Chairman of the Board of Directors of Telecom Wireless, sold an option to Mr. Mailman to purchase 250,000 shares of Telecom Wireless' common stock from Mr. Roberts for $250,000. The term of the option is two years and the option exercise price is $.10 per share. Mr. Roberts loaned the $250,000 to Telecom Wireless. Mr. Mailman has registration rights with respect to the shares for which the option is exercisable. In January 2000, the board of directors of Telecom Wireless approved the issuance of 250,000 shares of its common stock to Mr. Mailman in satisfaction of the loan. Mr. Roberts, a director, abstained from voting on this transaction.


         Telecom Wireless has entered into a consulting agreement with Mr. Mailman. Mr. Mailman and Allen Leeds, formerly an officer of Telecom Wireless, are the co-owners of First Broadcast Partners, LLC, a wireless spectrum holding company based in New York, New York.

                             TELECOM WIRELESS' STOCK

         The authorized capital stock of Telecom Wireless consists of 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. As of January 21, 2000, Telecom Wireless had 16,455,009 shares of common stock outstanding, held by 452 stockholders of record, and was obligated to issue 20,000 shares of preferred stock to one stockholder.

DESCRIPTION OF COMMON STOCK

         All shares of Telecom Wireless' common stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by the common stockholders. The shares of common stock have no preemptive, conversion or redemption rights and may only be issued as fully paid and nonassessable shares. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the issued and outstanding shares of common stock will be able to elect all Telecom Wireless' directors should they choose to do so. Each holder of common stock, upon liquidation of Telecom Wireless, is entitled to receive a pro rata share of Telecom Wireless' assets available for distribution to common stockholders.


         The common stock of Telecom Wireless is traded in the over-the-counter or OTC market and quoted through the OTC Bulletin Board under the symbol "NOYR." The market for the common stock is characterized generally by low volume and broad price and volume volatility. Telecom Wireless cannot give any assurance that a stable trading market will develop for its stock or that an active trading market will be sustained. Moreover, the trading price of Telecom Wireless' common stock could be subject to wide fluctuations due to such factors as quarterly variations in operating results, competition, announcements of technological innovations or new products by Telecom Wireless or its competitors, product enhancements by Telecom Wireless or its competitors, regulatory changes, differences in actual results from those expected by investors and analysts, changes in financial estimates by securities analysts, and other events or factors.

         The following table sets forth the range of high and low bid quotations for Telecom Wireless' common stock for each of the quarters within the last two fiscal years:

                             HIGH AND LOW BID PRICES

FISCAL YEAR ENDED JUNE 30, 1998         LOW BID           HIGH BID
-------------------------------         -------           --------
First Quarter                           $ *               $ *

Second Quarter                          $ *               $ *

Third Quarter                           $ 8-3/4           $12-1/2

Fourth Quarter                          $ 5               $42-1/2

FISCAL YEAR ENDED JUNE 30, 1999         LOW BID           HIGH BID
-------------------------------         -------           --------
First Quarter                           $22-1/2           $61-1/4

Second Quarter                          $ 5               $33-1/8

Third Quarter                           $ 8-1/8           $18-3/4

Fourth Quarter                          $ 3-3/4           $18

         The quotations in the table above reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. They have been adjusted for a one-for-50 reverse stock split effected on April 23, 1998, and a one-for-five reverse stock split effected on May 4, 1999.

DESCRIPTION OF PREFERRED STOCK

         The board of directors of Telecom Wireless has the authority to issue shares of the company's preferred stock in one or more series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions of the series. As of the date of this prospectus, the board has authorized the issuance of 20,000 shares of preferred stock in one series, designated as Redeemable, Non-Voting, Convertible Preferred Stock - Series 1998-1. Telecom Wireless is obligated to issue all the shares of such series. Holders of this series are entitled to such dividends as the board of directors of the company may declare. They have no voting rights and are not entitled to notices of meetings of stockholders. The Series 1998-1 preferred stock is convertible into shares of Telecom Wireless common stock, at the option of the holders, at the conversion rate described below, upon the filing of a registration statement with the Securities and Exchange Commission for a public offering of shares of Telecom Wireless. If not previously converted, these preferred shares are redeemable by Telecom Wireless at their liquidation value at any time after December 31, 2004. The liquidation value is $100 per share plus any accumulated but unpaid dividends. The number of shares into which each share of Series 1998-1 preferred stock is to be converted will be determined by multiplying the number of shares being converted by the conversion rate, which is a fraction (a) the numerator of which is $100 and (b) the denominator of which is 125% of the price at which a share of Telecom Wireless common stock is offered to the public under the registration statement for the public offering.


SHARES AVAILABLE FOR FUTURE SALE


         The market price of Telecom Wireless' common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm Telecom Wireless' ability to raise additional capital by selling equity securities. The securities that may be sold from time to time under this prospectus represent a market overhang. In addition, based on a market price of the common stock of $7-7/8 per share as of January 28, 2000, Telecom Wireless had outstanding options, warrants and convertible securities for the purchase of up to approximately 8,128,764 shares of common stock at an average price of $8.38 per share, representing approximately 33% of the company's outstanding shares of common stock on a fully-diluted basis. The perception that these instruments may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of Telecom Wireless' common stock. In addition, Telecom Wireless has entered into registration rights agreements with certain of its stockholders entitling them to include their shares of common stock in registration statements for securities filed by Telecom Wireless under the Securities Act of 1933, as amended. Awareness of the existence of these registration rights could lead to a perception that sales of the shares subject to the registration rights could occur, which could materially and adversely affect Telecom Wireless' stock price or could impair Telecom Wireless' ability to obtain capital through sales of equity securities. In addition, shares issued by Telecom Wireless in private transactions over the past two years will become eligible for sale in the public market under SEC Rule 144.


         These shares are restricted securities as defined in Rule 144. Under that rule, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or approximately 164,550 shares as of January 21, 2000, or the average weekly trading volume in the common stock during the four calendar weeks preceding the sale. Approximately 13,825,000 shares issued in April 1999 in the transaction in which current management assumed control of Telecom Wireless will be eligible for sale under Rule 144 on or about April 13, 2000.


         In addition, 90 days after effectiveness of the registration statement of which this prospectus is a part, 190,994 shares issued to employees and consultants under SEC Rule 701 will become eligible for sale in the public market. Finally, Telecom Wireless intends to register for public sale all other shares issued to officers, employees, consultants and others in compensatory transactions shortly after effectiveness of the registration statement of which this prospectus is a part. Telecom Wireless intends to include in the registration shares issuable upon exercise of compensatory stock options and stock purchase warrants that are not eligible for public sale. As of January 28, 2000, the number of such shares that Telecom Wireless intends to include in the registration totaled 5,352,186 shares.


         Officers of Telecom Wireless holding an aggregate of 12,466,333 shares of its common stock and options and warrants for the purchase of an additional 2,923,222 shares of common stock have entered into stock sale restriction agreements whereby they agreed, among other things, that the maximum amount each could sell during any period of 30 consecutive calendar days would not exceed the lesser of $25,000 in gross proceeds or 5,000 shares; that no share would be sold for a price less than $4.25; and that they would not engage in any short sales of the stock. The board of directors may waive any of the restrictions on an individual basis and may terminate the agreement at any time.

            SECURITIES AND EXCHANGE POSITION ON INDEMNIFICATION FOR
                         SECURITIES ACT LIABILITIES

         The Articles of Incorporation of Telecom Wireless Corporation require it to indemnify its officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in the best interests of Telecom Wireless or not opposed to it. Telecom Wireless is also required to indemnify a person who is or was a director, officer, employee or agent of Telecom Wireless and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys' fees, incurred by him or her in connection with the proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Telecom Wireless under the provisions discussed in the previous paragraph, or otherwise, Telecom Wireless has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                                     EXPERTS

         The consolidated balance sheet of Telecom Wireless Corporation and subsidiary as of June 30, 1999 and the consolidated statements of operations, stockholders' equity and cash flows for the year then ended included in this prospectus have been included herein in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

         The consolidated statements of operations, stockholders' equity and cash flows of Telecom Wireless Corporation and subsidiary for the year ended June 30, 1998 included in this prospectus have been included herein in reliance on the report of Gerstle, Rosen & Associates, P.A., independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

         The balance sheets of America's Web Station as of December 31, 1997 and 1998 and the statements of operations, stockholders' equity and cash flows for the period then ended included in this prospectus have been included herein in reliance on the report of Girardin Baldwin & Associates LLP, independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

         With respect to the unaudited interim financial information included herein, the independent certified public accountants have not audited or reviewed the information and have not expressed an opinion or any other form of assurance with respect to this information.

         The pro forma combined statement of operations and cash flows for the year ended June 30, 1999 and the three months ended September 30, 1999 have not been audited or reviewed by the independent certified public accountants and they do not express an opinion or purport to give any other form of assurance on them.

         In May 1999, the board of directors of Telecom Wireless appointed Ehrhardt Keefe Steiner & Hottman P.C. to serve as its principal independent accountant for the fiscal year ending June 30, 1999. Gerstle, Rosen & Associates, P.A., reported on the financial statements of Telecom Wireless for the fiscal year ended June 30, 1998. Its report for that year noted that Telecom Wireless had suffered recurring losses from operations that raised substantial doubt about its ability to continue as a going concern. The same matter was emphasized in the auditor's report for the fiscal year June 30, 1999. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                  LEGAL MATTERS

         Kruse, Landa & Maycock, L.L.C., Salt Lake City, Utah, has passed upon the legality of the shares offered by this prospectus.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

         Telecom Wireless Corporation has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect to Telecom Wireless and the securities offered by this prospectus, refer to the registration statement. In addition, Telecom Wireless will become a public company required to file annual and quarterly reports with the Securities and Exchange Commission upon the effectiveness of the registration statement or, if earlier, upon effectiveness of the company's registration statement filed under Section 12 of the Securities Exchange Act of 1934 on December 14, 1999. That registration statement will become effective 60 days after filing, unless withdrawn. You may read and copy the registration statement and any materials Telecom Wireless files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where Telecom Wireless' Securities and Exchange Commission filings can be viewed.

         UNTIL MAY ___, 2000, 90 DAYS AFTER THE DATE OF THE PROSPECTUS, ALL PERSONS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          TELECOM WIRELESS CORPORATION
                                AND SUBSIDIARIES

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT

                                  JUNE 30, 1999
                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                    Page
                                                                                                                    ----
TELECOM WIRELESS CORPORATION AND SUBSIDIARIES
     Independent Auditors' Reports....................................................................................F-1
     Consolidated Financial Statements
         Consolidated Balance Sheets..................................................................................F-3
         Consolidated Statements of Operations........................................................................F-4
         Consolidated Statement of Changes in Stockholders' Equity....................................................F-5
         Consolidated Statements of Cash Flows........................................................................F-6
     Notes to Consolidated Financial Statements.......................................................................F-8

SYS-GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.
     Independent Auditors' Report....................................................................................F-31
     Financial Statements
         Balance Sheets..............................................................................................F-32
         Statements of Operations....................................................................................F-33
         Statement of Changes in Shareholders' Equity................................................................F-34
         Statements of Cash Flows....................................................................................F-35
     Notes to Financial Statements...................................................................................F-36

AMERICA'S WEB STATION, INC.
     Independent Auditors' Report....................................................................................F-42
     Financial Statements
         Balance Sheets..............................................................................................F-43
         Statements of Operations....................................................................................F-44
         Statement of Changes in Shareholders' Equity................................................................F-45
         Statements of Cash Flows....................................................................................F-46
     Notes to Financial Statements...................................................................................F-47

UNAUDITED PRO FORMA INFORMATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS.................................................................F-52

UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS.................................................................F-54

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........................................................F-56

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Telecom Wireless Corporation
Denver, Colorado

We have audited the accompanying consolidated balance sheet of Telecom Wireless Corporation and Subsidiaries (the Company) as of June 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the fiscal year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telecom Wireless Corporation and Subsidiary at June 30, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       Ehrhardt Keefe Steiner & Hottman PC

October 26, 1999
Denver, Colorado

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Telecom Wireless Corporation
Boca Raton, Florida

We have audited the accompanying consolidated statements of operations, accumulated deficit, and cash flows of Telecom Wireless Corporation and Subsidiary (the Company) for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telecom Wireless Corporation and Subsidiary at June 30, 1998, and the results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gerstle, Rosen & Associates, P.A.

September 22, 1998

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                            June 30,                September 30,
                                                                                             1999                       1999
                                                                                        ---------------           ----------------
                                                                                                                     (Unaudited)
                                                                ASSETS

Current assets

   Cash                                                                                 $       620,666           $        615,998
   Accounts receivable, net of allowance of $14,000                                              49,559                    119,526
   Accounts receivable - employees                                                                   -                     105,163

   Stock subscription receivable (paid in full subsequent to year end) (Note 11)                352,666                         -
                                                                                        ---------------           ---------------
       Total current assets                                                                   1,022,891                    840,687
                                                                                        ---------------           ----------------

Property and equipment, net (Note 4)                                                            589,797                    754,672
                                                                                        ---------------           ----------------

Intangible assets

   Subscribers list (Note 3)                                                                         -                     225,000
   Licenses (Note 14)                                                                           523,117                    523,117
   Goodwill (Note 3)                                                                                 -                     177,980
     Less accumulated amortization                                                             (208,247)                  (242,049)
                                                                                        ---------------           ----------------
   Net intangible assets                                                                        314,870                    684,048
                                                                                        ---------------           ----------------

Investment in subsidiary (Note 3)                                                                    -                   2,754,942
Idle equipment (Note 14)                                                                        181,256                    174,285
Deferred acquisition costs                                                                           -                     391,858
Deferred offering costs                                                                              -                     100,850
Other assets                                                                                     18,961                     20,869
                                                                                        ---------------           ----------------

Total assets                                                                            $     2,127,775           $      5,722,211
                                                                                        ===============           ================

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable                                                                     $       618,006           $      1,701,275
   Short-term notes payable (Note 7)                                                                 -                   1,294,135
   Accrued expenses (Note 5)                                                                    140,703                     37,003
   Current portion of notes payable (Note 8)                                                         -                       5,662
                                                                                        ---------------           ----------------
       Total current liabilities                                                                758,709                  3,038,075

Note payable, less current portion (Note 8)                                                          -                       7,772
                                                                                        ---------------           ----------------
                                                                                                758,709                  3,045,847
                                                                                        ---------------           ----------------

Commitments and contingencies (Notes 6, 10, 11, 14 and 15)

Stockholders' equity (Notes 9, 10, 11 and 12)

   Preferred stock, $.001 par value, 25,000,000 shares authorized, 20,000 shares
    subscribed                                                                                2,000,000                  2,000,000
   Less discount on preferred stock                                                            (631,932)                  (607,493)
                                                                                        ---------------           ----------------
                                                                                              1,368,068                  1,392,507
   Common stock, $.001 par value, 100,000,000 shares authorized; 15,107,920
    (June 30, 1999) and 15,753,518 (unaudited) (September 30, 1999) shares
    issued and outstanding                                                                       15,108                     15,754
   Additional paid-in capital                                                                 6,950,836                 11,096,023
   Accumulated deficit                                                                       (6,964,946)                (9,827,920)
                                                                                        ---------------           ----------------
     Total stockholders' equity                                                               1,369,066                  2,676,364
                                                                                        ---------------           ----------------

Total liabilities and stockholders' equity                                              $     2,127,775           $      5,722,211
                                                                                        ===============           ================

                 See notes to consolidated financial statements.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                For the Years Ended                For the Three Months Ended
                                                                     June 30,                            September 30,
                                                         --------------------------------      ---------------------------------
                                                              1998              1999                1998               1999
                                                         --------------    --------------      --------------     --------------
                                                                                                         (Unaudited)
Revenue

   Internet services                                     $           -      $          -       $           -      $       28,535
   Wireless TV revenues                                         636,074           517,261             137,859            138,390
   Other                                                         13,904             5,393               6,495              4,075
                                                         --------------    --------------      --------------     --------------
     Total revenues                                             649,978           522,654             144,354            171,000

Internet service operating costs                                     -                 -                   -              27,823
Direct costs - wireless TV                                      337,155           275,705             100,044            106,342
General and administrative                                    1,039,764         2,051,568             234,881          2,383,165
Stock based compensation (Note 11)                              928,252         1,547,560                  -             427,699
                                                         --------------    --------------      --------------     --------------
     Total operating expenses                                 2,305,171         3,874,833             334,925          2,945,029
                                                         --------------    --------------      --------------     --------------

Net loss from operations                                     (1,655,193)       (3,352,179)           (190,571)        (2,774,029)

Other income (expense)
   Interest expense                                                  -             (1,114)                 -             (64,506)
   Accretion on preferred stock (Note 9)                             -            (91,227)            (22,807)           (24,439)
                                                         --------------    --------------      --------------     --------------
                                                                     -            (92,341)            (22,807)           (88,945)
                                                         --------------    --------------      --------------     --------------

Net loss                                                 $   (1,655,193)    $  (3,444,520)     $     (213,378)    $   (2,862,974)
                                                         ==============    ==============      ==============     ==============

Net loss per common share
   Basic and diluted                                     $       (15.08)    $        (.92)     $         (.05)    $         (.19)
                                                         ==============    ==============      ==============     ==============

Shares used in computing net loss per common share
   Basic and diluted                                            109,772         3,759,050           3,928,015         15,256,675
                                                         ==============    ==============      ==============     ==============

                 See notes to consolidated financial statements.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                       Preferred Stock           Common Stock                           Additional       Total
                                    ---------------------    ---------------------     Accumulated       Paid-in      Stockholders'
                                     Shares      Amount       Shares      Amount         Deficit         Capital         Equity
                                    --------  -----------   ----------   ---------     ------------   --------------  -----------
Balance - June 30, 1997                    -   $        -          113      $     -      (1,823,558)  $    1,721,246  $  (102,312)

Issuance of common stock for
  acquisition                              -            -      519,278          519         (41,675)          41,156            -

Sale of common stock                       -            -      100,000          100               -           92,400       92,500

Issuance of stock for services             -            -       78,600           79               -        1,000,913    1,000,992

Issuance of preferred stock to
  extinguish debt                     20,000    1,276,841            -           -                -                -    1,276,841

Net loss                                   -            -            -           -       (1,655,193)               -   (1,655,193)
                                    --------  -----------   ----------   ---------     ------------   --------------  -----------

Balance - June 30, 1998               20,000    1,276,841      697,991         698       (3,520,426)       2,855,715      612,828

Accretion on preferred stock (Note 9)      -       91,227            -           -                -                -       91,227

Issuance of stock for services             -            -       12,000          12                -           29,988       30,000

Sale of common stock                       -            -      155,144         155                -          290,403      290,558

Common stock issued in connection
  with business reorganization
  (Note 3)                                 -            -   13,825,000      13,825                -          (13,825)           -

Proceeds of private offering (net
  of offering costs of $83,095)
  (Note 10)                                -            -      120,000         120                -          516,785      516,905

Proceeds of private offering (net
  of offering costs of $359,994)
  (Note 10)                                -            -      297,785         298                -        1,724,210    1,724,508

Stock based compensation (Note 11)         -            -            -           -                -        1,547,560    1,547,560

Net loss                                   -            -            -           -       (3,444,520)               -   (3,444,520)
                                    --------  -----------   ----------   ---------     ------------   --------------  -----------

Balance - June 30, 1999               20,000    1,368,068   15,107,920      15,108       (6,964,946)       6,950,836    1,369,066

Proceeds from Private Offering
  (net of offering costs of
  $95,625) (Note 10) (unaudited)           -            -      127,935         128                -          641,242      641,370

Proceeds from Private Offering
  (net of offering costs of
  $59,382) (Note 10) (unaudited)           -            -       97,227          97                -          387,772      387,869

Accretion on preferred stock
  (Note 9) (unaudited)                     -       24,439            -           -                -                -       24,439

Stock issued for acquisition of
  America's Web (Note 3) (unaudited)       -            -       28,562          29                -          199,902      199,931

Stock based compensation (Note 11)
  (unaudited)                              -            -       27,707          28                -          305,171      305,199

Stock issued for acquisition of
  Prentice (Note 3 and 15) (unaudited)     -            -      346,667         347                -        2,426,322    2,426,669

Stock issued for services (Note 14)
  (unaudited)                              -            -       17,500          17                -          122,483      122,500

Warrants issued in conjunction with
  bridge loan (Note 7) (unaudited)         -            -            -           -                -           62,295       62,295

Net loss (unaudited)                       -            -            -           -       (2,862,974)               -   (2,862,974)
                                    --------  -----------   ----------   ---------     ------------   --------------  -----------

Balance - September 30, 1999
  (unaudited)                         20,000  $ 1,392,507   15,753,518   $  15,754     $ (9,827,920)  $   11,096,023  $ 2,676,364
                                    ========  ===========   ==========   =========     ============   ==============  ===========

                 See notes to consolidated financial statements.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the Years Ended                For the Three Months Ended
                                                                     June 30,                            September 30,
                                                         --------------------------------      --------------------------------
                                                               1998             1999                1998              1999
                                                         --------------    --------------      --------------     -------------
                                                                                                         (Unaudited)
Cash flows from operating activities
   Net loss                                              $   (1,655,193)    $  (3,444,520)     $     (213,378)    $   (2,862,974)
                                                         --------------    --------------      --------------     --------------
   Adjustments to reconcile net loss to net cash
    used by operating activities
     Depreciation and amortization                              370,423           255,978              62,646             94,163
     Stock issued for services                                   72,741            30,000              30,000            122,500
     Stock based compensation                                   928,252         1,547,560                  -             305,199
     Warrants issued                                                 -                 -                   -              62,294
     Loss on sale of equipment                                   18,942                -                   -                  -
     Accretion on preferred stock                                    -             91,227              22,807             24,439
     Changes in assets and liabilities
       Accounts receivable                                       (1,803)           12,245              (4,612)           (55,074)
       Other assets                                                  -             (3,880)             (2,830)             1,049
       Accounts payable                                         127,320           (14,510)             (6,273)         1,072,337
       Accrued expenses                                           2,831           104,445             (28,049)          (103,699)
       Cash overdraft                                            (2,333)               -                   -                  -
                                                         --------------    --------------      --------------     -------------
                                                              1,516,373         2,023,065              73,689          1,523,208
                                                         --------------    --------------      --------------     --------------
         Net cash used by operating activities                 (138,820)       (1,421,455)           (139,689)        (1,339,766)
                                                         --------------    --------------      --------------     --------------

Cash flows from investing activities
   Purchase of equipment                                        (29,244)         (121,117)             (8,911)          (164,726)
   Cash acquired from acquisitions                                   -                 -                   -               5,878
   Acquisition costs                                                 -                 -                   -            (554,884)
   License development costs                                    (18,297)               -                   -                  -
                                                         --------------    --------------      --------------     -------------
         Net cash used by investing activities                  (47,541)         (121,117)             (8,911)          (713,732)
                                                         --------------    --------------      --------------     --------------

Cash flows from financing activities
   Net activity - due to officer                                 94,461           (16,667)             (2,000)          (105,163)
   Offering costs                                                    -                 -                   -            (100,850)
   Payments on short-term notes                                      -                 -                   -            (127,062)
   Proceeds on short-term notes                                      -                 -                   -           1,000,000
   Proceeds from issuance of common stock                        92,500         2,179,305             150,000          1,381,905
                                                         --------------    --------------      --------------     --------------
         Net cash provided by financing activities              186,961         2,162,638             148,000          2,048,830
                                                         --------------    --------------      --------------     --------------

Net increase (decrease) in cash                                     600           620,066                (600)            (4,668)

Cash at beginning of period                                          -                600                 600            620,666
                                                         --------------    --------------      --------------     --------------

Cash at end of period                                    $          600     $     620,666      $           -      $      615,998
                                                         ==============    ==============      ==============     ==============

                 See notes to consolidated financial statements.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental disclosure of cash flow information

         Cash paid for interest for the years ended June 30, 1998 and 1999 was $2,387 and $1,411, respectively and $0 and $2,211 for the three months ended September 30, 1998 and 1999 (unaudited).

Supplemental disclosure of non-cash investing and financing activities:

         During the year ending June 30, 1998, Telecom Wireless Corporation (the Company) issued 28,600 shares of common stock to pay legal fees of $71,500 for services involved with the acquisition of Keys Microcable Corporation (the Subsidiary).

         During the year ending June 30, 1998, the Company agreed to issue 20,000 shares of preferred stock to settle the Subsidiary's $1,276,841 credit facility and 30,891 shares of common stock in exchange for an 18% interest held by the minority stockholder in Keys. The Company then exchanged 432,202 shares of common stock for all of the stock of the Subsidiary. In exchange for issuing the 432,202 shares of common stock, the Company received 82% of the shares of the common stock of the Subsidiary. Thus the Company acquired 100% of the outstanding stock of Keys.

         During the year ended June 30, 1999, the Company acquired 100% of the outstanding common stock of Phoenix Communications, Inc. (Phoenix). During the three months ended September 30, 1999, the Company acquired 100% of the outstanding stock of America's Web Station, Inc. (America's
         Web) and 90% of the outstanding common stock of Prentice Technologies, Inc. (Prentice) (Note 3).





               See notes to consolidated financial statements.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Telecom Wireless Corporation (the Company, formerly Stetson Oil Exchange, Inc.) was incorporated on April 12, 1984 under the laws of the State of Utah.

Subsequent to incorporation, the Company participated in various ventures; however, it was dormant for a number of years prior to 1998.

In June 1998, the Company acquired Keys Microcable Corporation (Keys) in a stock-for-stock exchange that was accounted for as a reverse purchase.

Keys was incorporated on May 2, 1995 under the laws of the State of Florida to operate a Wireless Cable Television (WCTV) system which serves the Lower Keys of Florida. It was formed in 1995 to further the venture of Keys Microcable, JV, the predecessor company in a tax free exchange of interests. To do this, its majority shareholder, Wireless Development Group, Inc. (formerly Key West Wireless Partners, G.P. (KWWP), had entered into a Joint Venture Agreement with Satellite Microcable Corp. (SMC) to jointly develop a WCTV system to serve Key West and the adjacent Lower Keys (the System).

REORGANIZATION

In April 1999, the Company completed a reorganization through a merger with Phoenix Communications, Inc. by exchanging 13,825,000 shares of common stock for all the outstanding common stock of Phoenix. The purpose of the merger was to provide immediate interim funding for the operations of the Company as Keys' had significant liabilities and no cash to meet its needs. The merger resulted in an immediate takeover of the Company's management, which represented a long-term management and financial plan to assure the viability of the Company. At the time of the merger, Phoenix had no assets, liabilities, equity or operations. After the merger, Phoenix shareholders held 94% of the common stock of the Company. The transaction was accounted for at historical cost as Phoenix was a shell company and acquired control.

The business plan of the Company involves capitalizing on the convergence on the Internet of video, voice and data through the acquisition of Internet Service Providers ("ISPs") and Competitive Local Exchange Carriers ("CLECs"). The goal of TWC is to provide broadband connectivity, content, and electronic commerce via an Internet platform to residential and business customers in both the United States and abroad.

The Company has acquired, in separate transactions, the stock of one ASP and one ISP subsequent to year end and plans to continue to acquire companies to expand its operations.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPALS OF CONSOLIDATION

The consolidated balance sheet includes the accounts of the parent company, Telecom Wireless Corporation and its wholly-owned subsidiaries, Keys and Phoenix, as of June 30, 1999 and America's Web as of September 30, 1999 (unaudited) (Note 3). Affiliated companies in which Telecom does not have a controlling interest, or which control is likely to be temporary are accounted for under the equity method. As of September 30, 1999 the Company's investment in 90% of Prentice Technologies has been recorded under the equity method due to the Company having temporary control of Prentice (Notes 3 and 15). All significant intercompany transactions and balances have been eliminated.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at September 30, 1999 and 1998 and the results of its operations and changes in cash flows for the three months then ended. The results of operations for the three months ended September 30, 1998 and 1999 are not necessarily indicative of the results to be expected for a full year.

PROPERTY AND EQUIPMENT

Equipment is recorded at cost and depreciated by the straight-line method over the estimated useful lives of the assets ranging from 3 to 9 years. Leasehold improvements are recorded at cost and amortized by the straight-line method over the terms of the leases, or the estimated useful lives of the assets.

LICENSE DEVELOPMENT COSTS, SUBSCRIBER LISTS AND GOODWILL

Intangibles are capitalized and amortized utilizing the straight-line method. License development costs are amortized over the life of the license (7 - 8 years), goodwill is amortized over its economic life of 3 years and subscriber lists are amortized over 3 years.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs consist of costs associated with the Company's investigation of potential future acquisitions. Indirect acquisition costs, including salaries, are expensed as incurred. These costs will be capitalized upon completion of the acquisition or charged to expense if the acquisition is unsuccessful.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED OFFERING COSTS

Deferred offering costs represents costs incurred in conjunction with the Company's equity offering and registration activities. Deferred offering costs will be offset against net proceeds, if successful, or expensed in operations if the offering is unsuccessful.

LONG-LIVED ASSETS

The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

REVENUE RECOGNITION

Wireless television revenue and internet service revenue consist of the monthly fees charged to subscribers. Subscribers are billed at the beginning of each month and revenue is recognized as service is provided.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs to date have not been significant.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

In accordance with the provisions of Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share", basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares. For the years ended June 30, 1998 and 1999 all potential common shares, which included convertible preferred stock, stock options and warrants, were antidilutive and therefore were excluded from these calculations.

COMPREHENSIVE INCOME

The Company adopted Statement of Financial Accounting Standard No. 130 (SFAS
130), "Comprehensive Income", for the years ending June 30, 1998 and 1999. There were no components of comprehensive income; consequently, no separate statement of comprehensive income has been presented.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short term maturity of these instruments.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of temporary cash investments. The Company places its cash investments with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one institution. The Company does, however, on occasion exceed the Federal Deposit Insurance Corporation federally insured limits.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

During June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." Statement No. 133 establishes new standards by which derivative financial instruments must be recognized in any entity's financial statements. Besides requiring derivatives to be included on balance sheets at fair value, Statement No. 133 generally requires that gains and losses from later changes in a derivative's fair value be recognized currently in earnings. Statement No. 133 also unifies qualifying criteria for hedges involving all kinds of derivatives, requiring that a company document, designate and assess the effectiveness of its hedges. Statement No. 133 is required to be adopted by the Company in 2000. Management, however, does not expect the impact from this Statement to have a material impact on the financial statement presentation, financial position or results of operations.

NOTE 2 - GOING CONCERN

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended June 30, 1999, the Company incurred a consolidated net loss of approximately $3,445,000, including negative cash flow from operations of approximately $1,421,000. Cash requirements were covered by sales of the Company's equity securities.

The Company will require substantial additional funds to satisfy its working capital requirements and to meet the objectives of its business plan. Management plans to obtain these funds primarily from debt and equity placements with institutional investors and wealthy individuals until such time as its cash requirements can be satisfied from operations. However, no assurance can be given that the Company will be able to raise sufficient funds from such sources or to generate sufficient cash flow from operations to meet its working capital requirements. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - ACQUISITIONS

During the year ending June 30, 1998, the Company agreed to issue 20,000 shares of preferred stock to settle the Subsidiary's $1,276,841 credit facility and 30,891 shares of common stock in exchange for an 18% interest held by the minority stockholder in Keys.

In June 1998, the Company exchanged 432,202 shares of common stock for the remaining 82% of the common stock of Keys. Thus the Company acquired 100% of the outstanding stock of Keys. After the merger, Keys' shareholder held 89% of the outstanding common stock of the Company. This transaction was accounted for at historical cost through a reverse acquisition by the Company. The Company was a shell company with no assets or liabilities.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 3 - ACQUISITIONS (CONTINUED)

In April 1999, the Company completed a reorganization through a merger with Phoenix Communications, Inc. by exchanging 13,825,000 shares of its common stock for all the outstanding common stock of Phoenix. At the time of the merger, Phoenix had no assets, liabilities, equity or operations. After the merger, Phoenix shareholders held 94% of the outstanding common stock of the Company. The transaction was accounted for at historical cost as Phoenix was a shell company and acquired control.

In July 1999 the Company consummated an acquisition of all of the issued and outstanding common shares of America's Web Station for 28,562 shares of common stock valued at $199,931 for purposes of the acquisition. The acquisition has been accounted for as a purchase. The purchase price, including acquisition costs, was allocated as follows:

           Cash                                            $        5,878
           Accounts receivable, net                                14,893
           Property and equipment                                  53,705
           Intangible assets                                        8,743
           Subscriber lists                                       225,000
           Other assets                                             2,957
                                                           --------------
                                                                  311,176
           Liabilities assumed                                   (191,814)
                                                           --------------
                                                                  119,362
           Consideration given and acquisition costs             (255,390)
                                                           --------------
           Excess purchase price recorded as goodwill      $      136,028
                                                           ==============

The following unaudited pro forma data summarizes the results of operations for the year indicated as if the acquisition of America's Web had been completed as of the beginning of the period presented. The proforma data gives effect to actual operating results prior to the acquisition, adjusted to include depreciation of fixed assets, amortization of intangibles and additional interest expense. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of the beginning of the periods presented of that may be obtained in the future.

Three months ended September 30, 1999 (A)
     Revenues                                        $        171,000
     Net (loss)                                      $     (2,888,525)
     Basic and diluted (loss) per share              $           (.19)
Year ended June 30, 1999
     Revenues                                        $        681,822
     Net (loss)                                      $     (3,684,295)
     Basic and diluted (loss) per share              $           (.89)

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 3 - ACQUSITIONS (CONTINUED)

(A) The figures for America's Web for the one month ended July 31, 1999 have been excluded as they are immaterial for this presentation.

INVESTMENT IN SUBSIDIARY

Effective September 30, 1999 the Company consummated the acquisition of 90% of the issued and outstanding common stock of Prentice Technologies, Inc for 346,667 shares of common stock valued at $2,426,669 and issued a $253,750 note payable.

This investment has been accounted for under the equity method because the Company retained only temporary control of Prentice. Subsequently, the Company and Prentice entered into a rescission agreement dated December 29, 1999 (Notes 7 and 15).

Summarized information of Prentice Technologies as of and for the three months ended 9/30/99 is as follows:

         Total assets                              $      951,002
                                                   ==============

         Total liabilities                         $     (790,389)
                                                   ==============

         Net loss (3 months ended 9/30/99)         $       (3,240)
                                                   ==============

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 4 - PROPERTY AND EQUIPMENT

Major classes of property and equipment are as follows:

                                                      June 30,                 September 30,
                                                       1999                        1999
                                                  ----------------           ----------------
Service center property and equipment

     Office equipment and computer                $         61,091           $        191,909
     Furniture and fixtures                                 14,696                     19,945
                                                  ----------------           ----------------
                                                            75,787                    211,854
                                                  ----------------           ----------------
Wireless television plant
     Machinery and equipment                                61,752                     29,109
     Leasehold improvement headend                          35,535                     35,535
     TV transmission equipment                             314,387                    350,938
     Test equipment                                         26,879                     42,057
     Subscriber recoverable equipment                      121,502                    121,502
     Subscriber non-Recoverable Equipment                   45,997                     45,997
     Vehicles and Equipment                                 49,261                    107,588
     Engineering                                            10,164                     51,623
                                                  ----------------           ----------------
                                                           665,477                    784,349
                                                  ----------------           ----------------

Total property and equipment                               741,264                    996,203
     Less accumulated depreciation                        (151,467)                  (241,531)
                                                  ----------------           ----------------

                                                  $        589,797           $        754,672
                                                  ================           ================

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consists of the following:

                                                       June 30,                September 30,
                                                      1999                       1999
                                                  ----------------           ----------------
     Accrued lawsuit settlements                  $         97,000           $             -
     Accrued payroll costs                                  43,703                     37,003
                                                  ----------------           ----------------

                                                  $        140,703           $         37,003
                                                  ================           ================

NOTE 6 - LEASE OBLIGATIONS

The Company leases certain telecommunications and technology equipment under an operating lease agreement. The Company has leased equipment for the purpose of expanding its Internet capabilities. The equipment presently is in storage in Albuquerque, New Mexico. Lease payments on this equipment aggregate approximately $45,780 per month and will commence in November 1999.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 6 - LEASE OBLIGATIONS (CONTINUED)

The future minimum rental payments due under the lease agreements are as follows:

                Year Ending June 30
                -------------------
                        1999 (nine months remaining)             $        309,179
                        2000                                              549,360
                        2001                                              549,360
                                                                 ----------------

                        Total                                    $      1,407,899
                                                                 ================

NOTE 7 - SHORT-TERM NOTES PAYABLE

On September 1, 1999, the Company obtained various bridge loans totaling $250,000. The loans bear interest at 10% per year with principal and interest due and payable in full on the earlier of (a) October 31, 1999 or (b) the date of receipt by the Company of financing aggregating at least $2,000,000. These loans are personally guaranteed by a shareholder of the Company. These loans are past due (Note 15).

On September 23, 1999, the Company obtained various bridge loans totaling $750,000. The loans bear interest at 10% per year with principal and interest due and payable in full on the earlier of (a) November 23, 1999 or (b) the date of receipt by the Company of financing aggregating at least $2,000,000. These loans are past due (Note 15).

Attached to these loans are warrants for the purchase of 100,000 shares of the Company's common stock at $7 per share. These warrants terminate after four years or the date on which a registration statement relating to the shares underlying the warrants has been in effect for two years. If the loans are not repaid in full within one month of the date of issuance, the lenders are entitled to receive an additional 100,000 warrants subject to the same terms as the repricing warrants issued in conjunction with the private placements discussed in Note 10. The Company also issued warrants for the purchase of 300,000 shares at an exercise price of $.001. The Company will amortize approximately $2,000,000 of loan costs using the interest method over the remaining term of the loans related to these warrants (Note 11).

In connection with the acquisition of Prentice Technologies, the Company signed a $253,750 note payable, due March 2000 with principal and interest of $43,284 payable monthly. Interest is calculated at 8% per annum. The Company entered into a rescission agreement with Prentice in December 1999 which resulted in the cancellation of this note.

The Company assumed notes payable in conjunction with the acquisition of America's Web which are due on demand. Interest is calculated at 7% - 19% per annum and the notes are unsecured.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 8 - NOTE PAYABLE

The Company assumed a note with a financial institution in conjunction with the acquisition of America's Web. Payments of $364, including interest at 8.9%, are due monthly and the note is collateralized by a vehicle. The note matures in April 2002.

Note payable matures as follows:

     Year Ending June 30,
     --------------------
              2000                                     $         5,662
              2001                                               5,662
              2002                                               2,110
                                                       ---------------

                                                       $        13,434
                                                       ===============

NOTE 9 - PREFERRED STOCK

AGREEMENT WITH MINORITY SHAREHOLDER

As of June 10, 1998, JRHW17 Corporation (owned by a minority shareholder of
Keys) had advanced Keys $1,276,841. On that date, the Company entered into an agreement with JRHW17 Corporation to cancel this debt. The Company is obligated to issue 20,000 shares of the Company's $100 par value Class H Non-voting, Convertible Preferred Stock, which has not been issued as of September 30, 1999. The 20,000 shares of Class H stock shall be redeemable by the Company at par value if not previously converted, provided that the Company shall not exercise its redemption right prior to January 1, 2005. Class H preferred stock shall be convertible to common stock of the Company upon the filing of a Registration Statement with the Securities and Exchange Commission (SEC) for a public offering of shares of the Company. One half of the shares issuable upon exercise of the conversion will have "piggyback" registration rights on the first public offering, the remaining shares resulting from the conversion will have registration rights on the next subsequent or secondary offering. Subject to approval of the regulatory authorities and the underwriters, the Class H shares will convert to common stock of the Company on the following basis: the conversion rate will be determined at the time of the public offering by first taking 125% of the price at which a share of the Company's common stock will be offered to the public. This number so calculated will be the divisor and the par value per share of Class H stock (i.e., $100.00) will be the dividend and the quotient will then be the number of common shares into which each share of Class H stock will be convertible. The common stock received upon conversion by the Class H stockholder, subject to the foregoing registration rights, shall be restricted pursuant to SEC Rule 144 and shall contain a legend on each certificate to that effect.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 10 - PRIVATE PLACEMENTS

In April 1999, the Company privately placed 120,000 shares of its common stock at a price of $5 per share. The company received proceeds of $516,905 net of related costs of $83,095.

In May 1999, the Company privately placed 297,786 shares of its common stock accompanied by registration rights at a price of $7.00 per share. Proceeds to the company aggregated $1,724,508, net of $359,994 in offering costs. In July 1999, $352,666 of the proceeds were received and are reflected as a stock subscription receivable as of June 30, 1999.

In connection with the May 1999 private placement, the Company also issued a warrant to Thomson Kernaghan & Co., Ltd., a Canadian broker-dealer that acted as co-placement agent, for the purchase of 45,000 shares of common stock at an average exercise price of $7.25 per share expiring June 8, 2002. In addition, the company issued warrants for the benefit of the purchasers in the name of Thomson Kernaghan & Co., Ltd., as Agent, for allocation by it as placement agent, for the purchase of 27,000 shares of common stock at an exercise price of $7.00 per share expiring on June 8, 2002.

In August 1999, the Company privately placed 105,285 shares of its common stock accompanied by registration rights at a price of $7.00 per share. Proceeds to the Company aggregated $641,370 net of $95,625 in offering costs. The Company issued 22,650 shares of stock to the placement agent.

In September 1999, the Company privately placed 63,893 shares of its common stock accompanied by registration rights at a price of $7.00 per share. Proceeds to the Company aggregated for $387,868 net of $59,383 in offering costs in a private placement. In addition, the Company issued an additional 33,334 shares to one investor in a private placement at no additional cost for failure to have a registration statement declared effective on a timely basis.

The purchasers of restricted shares of the Company's common stock in certain private placements acquired certain registration rights in connection with their purchases. The rights include a right to require the Company, at its cost, to file by specified deadlines registration statements covering such common stock and the shares issuable upon exercise of the repricing warrants issued in connection with the purchases of the common stock. If a registration statement is not declared effective within 90 days after the relevant filing deadline, the Company may be obligated to pay a cash penalty equal to 2% per month of the final amount of the completed offering until the registration statement is declared effective. The filing deadline was August 31, 1999, with respect to $737,000; September 30, 1999, with respect $447,250; and the agreement was silent with respect to $2,084,495.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 10 - PRIVATE PLACEMENTS (CONTINUED)

The August and September Private Placements contained repricing warrants which entitle the holder to purchase, at an exercise price of $.001 per share, that number of shares as equals the number of shares purchased by that holder multiplied by a fraction the numerator of which is $8.75 minus the average closing bid prices of the common stock during the twenty (20) days following the effective date of the registration statement, and the denominator of which is the average closing bid prices of the common stock during the twenty (20) days following the effective date. The number of repricing warrants to be issued is dependent on a future event and therefore cannot be valued utilizing the Black-Scholes model until all contingent factors are known.

NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS

CONSULTING AGREEMENT

On June 18, 1998 the Company entered into an option agreement with the former minority shareholder of Keys under which the shareholder has the right to purchase a number of shares of Company's common stock equal to $400,000 divided by the exercise price of the option. The exercise price of the option is calculated as the lower of 50% of the closing bid price of the shares on the trading day immediately prior to the exercise date or 50% of the opening bid price on the next trading day. The options expire in June 2002. No options related to this agreement had been exercised as of September 30, 1999. The options were valued at approximately $487,000 utilizing the Black-Scholes pricing model with the following assumptions: expected life 4 years, 0% volatility, risk-free interest rate of 5.5% and a dividend yield of 0%. This expense has been recognized for the year ended June 30, 1998.

As a part of a June 1, 1998 agreement with a consultant, the Company granted the consultant an irrevocable common stock purchase option exercisable for an aggregate of 185,000 shares of common stock of the Company through June 2001. The consultant may exercise the option as follows: 5,000 options are exercisable at an exercise price of $2.50 per option, provided that the bid price of the Company's common stock shall be at least $5.00 per share at the date of exercise; 80,000 options are exercisable at an exercise price of $3.75 per option, provided that the bid price of the Company's common stock shall be at least $7.50 per share at the date of exercise; and 100,000 options are exercisable at an exercise price of $5.00 per option, provided that the bid price of the Company's common stock shall be at least $10.00 per share at the date of exercise. The options were valued at approximately $450,000 utilizing the Black-Scholes pricing model with the following assumptions: expected life 3 years, 0% volatility, risk-free interest rate of 5.5% and a dividend yield of 0%. This expense has been recognized for the year ended June 30, 1998.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (CONTINUED)

CONSULTING AGREEMENT (CONTINUED)

In early 1999 two current officers of the Company, entered into a management agreement through an entity controlled by them whereby they were to receive a 50% equity interest in Keys in consideration of the performance of management services. At that time, these officers were not associated with the Company, so the agreement was negotiated at arms' length. However, this agreement was terminated, after partial performance, in connection with the Phoenix Communications share exchange (Note 3). A settlement of the Company's obligations under this agreement has been made by the issuance of warrants for the purchase of 123,222 shares of common stock of the Company at an exercise price of $5.275 per share. The fair value of these warrants was $212,560 based upon the Black-Scholes pricing model with the following assumptions: expected life five years, 0% volatility, risk free interest rate of 5.5% and a dividend yield of 0%. This expense has been reflected in the accompanying financial statements for the year ended June 30, 1999.

EMPLOYMENT AGREEMENT

In August 1999, in conjunction with the acquisition of Prentice, one of its officers received an option to purchase 350,000 shares of common stock which were subject to certain performance requirements. No compensation expense was reflected in the accompanying financial statements due to the uncertainty of meeting the performance criteria. These options were cancelled in December 1999.

1999 STOCK OPTION PLAN

In 1999, the Company adopted its Amended and Restated 1999 Stock Option and Restricted Stock Plan (the Plan). The total number of shares of the Company's common stock that may be issued to grantees and recipients under the plan is 800,000. The plan allows issuance of both qualified (or incentive) options and non-qualified options as well as shares of restricted stock (stock awards). Options and stock awards may be granted to employees, independent contractors, officers, directors and consultants at the discretion of the Board of Directors or a committee to be appointed by the Board of Directors. No grant may be made under the 1999 Plan after ten years, but awards granted prior to that time may extend beyond it. Unless otherwise stated by the committee that governs the Plan, the term of an option will be five years from the date of grant, but no option may have a term of more than ten years from the date of grant.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (CONTINUED)

1999 STOCK OPTION PLAN (CONTINUED)

Options granted under the plan vest 20% at the end of each of the five years of service following the grant date. The board of directors of the Company may specify terms and conditions other than those noted above. During 1999, 83,868 options were issued under this plan to employees with exercise prices from $7.73 to $13.53, and none were vested as of June 30, 1999. The exercise prices of the options were greater than the fair value of the common stock on the date of grant. The fair value of 45,060 of these options is $0 and 38,808 of these options have a fair value of $97,408 utilizing the Black-Scholes model with the following assumptions: expected life of 5 years, 0% volatility, risk-free interest rate of 5.5% and a 0% dividend yield. As the Company has adopted the disclosure only provisions of the Statement of Financial Accounting Standard No. 123, (SFAS 123) "Accounting for Stock-Based Compensation," no compensation expense has been recognized related to those options.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board No. 25, (APB
25) Accounting for Stock Issued to Employees; and complies with the disclosure requirements of SFAS 123. Under APB 25, compensation cost, if any, is recognized over respective vesting periods based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price.

During 1999, the Company issued options for the purchase of 5,584,414 shares of the company's common stock to several employees of the Company. The fair value of the common stock on the dates of issuance was $7 and the exercise prices are between $2.55 and $10.55. Approximately $1,548,000 and $111,250 in compensation expense is included in the June 30, 1999 and September 30, 1999, financial statements, respectively. This expense reflects options granted to employees with exercise prices below fair value on the date of grant.

The company issued 27,707 shares of common stock to employees of a subsidiary which were valued at $7 per share for a total of $193,949. This expense is reflected as stock based compensation in the financial statements for the three months ended September 30, 1999.

Had compensation cost for stock-based compensation been determined based on the fair value on the grant date consistent with the method of SFAS 123, the Company's net income and earnings per share would have been reduced by (1) either the fair value of grants to employees at greater than fair market value based upon calculating the fair value utilizing the Black-Scholes option pricing model or (2) the fair value of the options will be reflected over the time of services to be rendered which will correlate the individual employee's vesting schedule.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 11 - STOCK OPTIONS AND WARRANTS (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)

Net income (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated as follows:

                                                                    June 30,                             September 30,
                                                       --------------------------------          -----------------------------
                                                            1998               1999                1998                1999
                                                       -------------        -----------          ---------         -----------
Net income (loss) - as reported                        $  (1,655,193)       (3,444,520)          (213,378)         (2,862,974)
Net income (loss) - pro forma                          $  (1,655,193)       (3,444,520)          (213,378)         (2,925,724)
Earnings (loss) per share - basic and assuming
dilution as reported                                   $      (15.08)             (.92)              (.05)               (.19)
Earnings (loss) per share - pro forma                  $      (15.08)             (.92)              (.05)               (.19)

Summarized information relating to stock options is as follows:

The following is a summary of options and warrants granted, exercised and expired:

                                                                                                   Currently Exercisable
                                                                                       --------------------------------------------
                                                                      Weighted
                                                                      Average                                          Weighted
                                                                      Exercise                                         Average
                                                                      Price of                                       Exercise Price
                                                                     Options and                                     of Options and
                                      Options          Warrants        Warrants        Options         Warrants         Warrants
                                      -------          --------        --------        -------         --------         --------

Outstanding June 30, 1997                    -                -               -
Granted                                 350,090               -     $      4.00
Exercised                                    -                -               -
                                  -------------    -------------

Outstanding June 30, 1998               350,090               -            4.00          350,090               -     $      4.00
                                                                                  --------------   --------------
Granted                               5,545,060          195,222           9.60          423,222           72,000           3.90
                                                                                  --------------   --------------
Exercised                                    -                -
Cancelled                              (115,090)              -
                                  -------------    ------------

Outstanding June 30, 1999             5,780,060          195,222           9.52          535,000          195,222           4.17
                                                                                  --------------   --------------
Granted                                 977,071          280,487           9.59          278,125            2,362           9.69
                                                                                  --------------   --------------
Exercised                                    -                -
Cancelled                                    -                -
                                  -------------    -------------

Outstanding September 30, 1999        6,757,131          475,709    $      9.50          990,489           74,362    $      4.64
                                  =============    =============                   =============    =============

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 11 - STOCK OPTIONS AND WARRANTS (CONTINUED)

                                                                                               Options and Warrants
                                             Options and Warrants Outstanding                        Exercisable
                                     ------------------------------------------------      -----------------------------
                                                                           Weighted
                                                                            Average
                                                      Weighted             remaining                       Weighted
                                        Number     Average Exercise       Contractual          Number   Average Exercise
                                     Outstanding        Price                Life          Exercisable       Price
                                     -----------        -----                ----          -----------       -----
Range of Options and Warrants
      Exercisable Price
-----------------------------

June 30, 1999
-------------
$2.55 - $7.73                          1,130,222    $        4.81             7.38            680,222    $        3.88
$10.00 - $13.53                        4,845,060            10.56             4.75             50,000             8.00

September 30, 1999
------------------
$2.55 - $7.73                          1,787,780             4.97             6.30          1,064,851             4.64
$10.00 - $13.53                        5,445,060    $       10.98             4.55                 -     $           -

The weighted average exercise prices for the options and warrants granted are as follows:

                                                                                                        Weighted Average
                                                                  Number of           Number of         Grant Date Fair
                                                                   Options            Warrants               Value
                                                                   -------            --------               -----
  Granted during the year ended June 30, 1998
       Less than fair value                                              350,090                  -      $          1.00
       Equal to fair value                                                    -                   -                    -
       Greater than fair value                                                -                   -                    -
                                                                ----------------    ---------------

                                                                         350,090                  -
                                                                ================    ===============
  Granted during the year ended June 30, 1999
       Less than fair value                                              400,000             123,222     $          3.81
       Equal to fair value                                                    -               42,000                1.05
       Greater than fair value                                         5,145,060              30,000                   -
                                                                ----------------    ----------------

                                                                       5,545,060             195,222
                                                                ================    ================
  Granted during the period ended September 30, 1999
       Less than fair value                                              202,071              30,000     $          5.80
       Equal to fair value                                                    -              250,487                1.40
       Greater than fair value                                           775,000                  -                  .25
                                                                ----------------    ----------------

                                                                         977,071             280,487
                                                                ================    ================

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 12 - STOCK SPLITS

The Company approved a 1 for 5 reverse stock split to be effective May 3, 1999. The par value was changed from .006 per share to .001 per share.

All share and per share amounts have been restated to reflect the above stock splits.

NOTE 13 - INCOME TAXES

No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses through September 30, 1999. The following table sets forth the primary components of:

                                                                    Year Ended                        Three Months Ended
                                                                      June 30,                           September 30,
                                                         --------------------------------      ---------------------------------
                                                              1998              1999                1998               1999
                                                         --------------    --------------      --------------     --------------
Deferred tax asset:

Net operating loss carryforwards                         $      690,000     $   1,330,000      $      762,000     $    1,659,000
Valuation allowance                                            (690,000)       (1,330,000)           (762,000)        (1,659,000)
                                                         --------------    --------------      --------------     --------------

                                                         $           -      $          -       $           -      $           -
                                                         ==============    ==============      ==============     ==============

At June 30, 1998 and 1999 and September 30, 1998 and 1999, the Company fully reserved its deferred tax assets. The Company believes sufficient uncertainty exists regarding the reliability of tax assets such that a full valuation is appropriate.

At September 30, 1999, the Company had approximately $4,850,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income subject to certain limitations due to change in control. These net operating losses expire through 2009.

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

LICENSE RIGHTS

A Joint Venture affiliate of Keys, Satellite Microcable Corporation, has negotiated lease agreements with ten third-party FCC commercial WCTV (Note 1) license holders for exclusive use of their licenses for the purpose of broadcasting WCTV transmissions. As of the report date, some channels are under STA (Special Temporary Authority) pending issuance of permanent licenses.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

EMPLOYMENT CONTRACTS

The Company entered into various employment agreements with certain officers for terms of three years each, expiring March 31, 2002. The agreements call for a minimum annual salary, aggregating $1,025,000, with increases based on annual review by the compensation committee. If the Company terminates the employment agreement without cause, the Company will be obligated to pay the base salary for the remainder of the initial term.

IDLE EQUIPMENT

The Company purchased 15 transmitters which are not in current use. The Company has negotiated acceptable terms for return of transmitters to the seller. The asset is being carried at approximately $175,000, and the Company owes approximately $210,000 on the transmitters as of September 30, 1999. The seller has agreed to refund the full purchase price upon return of the equipment, less damage, if any, handling and shipping.

OFFICE SPACE AND TRANSMISSION TOWERS

Keys entered into a lease agreement for the non-exclusive use of a transmission tower and the exclusive use of the space within a building which contains satellite signal receiving equipment. The current lease period has expired as so the lease is on a month to month basis. Keys has the option to renew the lease for two additional five year periods. Keys is responsible for its proportionate share of operating expenses, utilities, insurance and taxes.

On June 1, 1998, Keys entered into a lease agreement expiring May 31, 2001 for office space in Key West, Florida, at $2,040 per month. This lease is subject to increases based on the Consumer Price Index and has an option to renew for a three year period.

On July 30, 1999, the Company entered into a lease agreement for office facilities in West Palm Beach, Florida. The agreement, expiring July 31, 2004, requires base monthly rental payments of $8,369, plus operating expenses, with a 4% annual increase in the base. The Company is responsible for its prorated share of operating expenses, taxes, utilities and insurance on all office spaces. The Company is currently in default on this lease and the landlord has filed a lawsuit to recover costs and rents due over the remaining term of the lease of approximately $900,000.

Prentice leases office space under a non-cancelable operating lease which expires 2002. Operating expenses and taxes are paid by Prentice. The Company sub-leases a portion of this space under an oral agreement. The monthly rental payment for September 1999 was $15,598 and increase during the term of the lease.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

OFFICE SPACE AND TRANSMISSION TOWERS (CONTINUED)

Total annual minimum base rent commitments for the years ended June 30 are as follows:

                  For The Year Ended June 30,
                  ---------------------------
                                2000 (9 months remaining)        $      291,594
                                2001                                    517,447
                                2002                                    498,211
                                2003                                    502,513
                                2004                                    214,502
                                Thereafter                                9,782
                                                                 --------------

                                Total                            $    2,034,049
                                                                 ==============

Total rent expense for the years ended June 30, 1998 and 1999 was $17,053 and $61,700, respectively and $16,246 and $88,132 for the three months ended September 30, 1998 and 1999, respectively.

SERVICES AGREEMENT

In August 1999, the Company entered into a Services Agreement with a consultant whose services were to begin in October 1999. The Services Agreement requires that the consultant render financial consulting and other services to the Company. As consideration, the Company issued to the consultant two stock purchase warrants. The first is for the purchase of 500,000 shares of the Company's common stock at an exercise price of $5.50 per share, which has a fair value of approximately $1,500,000 utilizing the Black-Scholes pricing model with the following assumptions: expected life of 6 years, 0% volatility, risk-free interest rate of 5.5% and a 0% dividend yield. The second is for the purchase of 720,000 shares of the Company's common stock which vests at the rate of 15,000 shares per month for 48 consecutive months, which has an aggregate fair value of approximately $3,220,000 utilizing the Black-Scholes pricing model with the following assumptions: expected life of 6 years, 0% volatility, risk-free interest rate of 5.5% and a 0% dividend yield. This is subject to change as the exercise price on the options issued in each monthly installment is contingent upon the market value of the common stock as defined below. No compensation costs were reflected in the accompanying financial statements, as services were not performed until October 1999. The exercise price for each installment is 50% of the market value of the Company's common stock on the vesting date for that installment. For this purpose, market value is deemed to be the average of the closing prices for the 20 trading days preceding the vesting date of the installment. In the event of a change in control (as defined), an additional number of installments shall vest and become exercisable as equals the number of previously vested installments, and the number of shares included in each monthly installment will double.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

PLACEMENT AGENT AGREEMENT

In March 1999, the Company entered into an agreement whereby a placement agent agreed to research and find sources for the Company's various needs of financing and to make introductions to persons capable of providing such financing to the Company. If any person introduced to the Company by the agent provides any investment capital or other types of financing, the Company is obligated to pay the agent 10% of the first $10,000,000 of capital, 7.5% of the following $5,000,000 of capital, and 5% of any balance. The fee is payable in cash at closing. The Company also agreed to pay the agent a non-accountable project expense fee in the amount of 1% of the financing.

In addition, the Company agreed to issue five-year warrants to the agent for the purchase of up to five shares of the Company's common stock for each $100 of funds raised at an exercise price equal to 85% of the fair market value of the Company's common stock for the 20 trading days prior to closing of the financing. The holders of the warrants were granted "piggyback" registration rights with respect to the underlying shares and the Company agreed to pay all costs of registration. As of September 30, 1999, the Company had issued warrants for the purchase of up to 150,487 shares of its common stock to the agent and its affiliates and 22,650 shares of common stock to the agent and its affiliates. The fees earned under this agreement are included in the offering costs reflected in these financial statements.

OTHER AGREEMENTS

In August 1999, the Company entered into an agreement with an individual giving him the right, exercisable at any time until February 1, 2000, to cause the Company to purchase from him a total of 2,600,000 shares of the capital stock of International Datacasting Corporation, a Canadian corporation based in Ottawa, Ontario, Canada ("IDC"). The purchase price is CDN $1.00 per share in cash or, at the option of the seller, in the form of a note or the equivalent value of the Company's common stock. In addition, the Company agreed to purchase from the seller an additional 2,000,000 shares of IDC common stock upon the same terms within 30 days after the date of the first purchase. To the extent the seller elects to take shares of the Company's common stock in payment for the IDC stock, the stock will be valued at the lower of US $5.00 per share or 70% of the market price on the date of the transaction. IDC is a public Canadian company whose stock is traded on the Montreal Stock Exchange (symbol:IDA).

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

OTHER AGREEMENTS (CONTINUED)

In August, the Company agreed to enter into a financial consulting agreement with the same individual to provide financial review, analysis and consulting services to the Company for a period of one year. As consideration, the Company agreed to issue to the consultant a three-year warrant for the purchase of 100,000 shares of the Company's common stock at an exercise price of $6.25 per share. The fair value of these warrants is approximately $170,000 utilizing the Black-Scholes pricing model with the following assumptions: expected life of three years, 0% volatility, risk free interest rate of 5.5% and a 0% dividend yield. The expense will be recognized ratably over his period of service. The Company can terminate the financial consulting agreement at any time upon the giving of ten days' written notice.

In April, 1999 the Company entered into a one-year agreement with a consultant for various public relations services in exchange for shares of the Company's common stock. The first payment of 17,500 shares was made in July, 1999. An additional 17,500 shares are required to be issued since the Company elected to continue these services. The Company recognized approximately $122,000 of compensation expense for the three months ended September 30, 1999. The value ascribed to the common stock is $7 as the Company has a history of selling stock for cash at $7 per share.

NOTE 15 - SUBSEQUENT EVENTS

(UNAUDITED)

About September 13, 1999 the Company entered into agreements to acquire what management believes is approximately a 4.9% equity interest in an entity which purports to own certain technology. The entity claims the Company is in default and has terminated two of the three agreements. These agreements obligate the Company to pay $1.6 million and deliver 500,000 shares of common stock for this equity interest. The 500,000 shares were delivered in November 1999 and $700,000 (financed with borrowed funds under a convertible promissory note due April 30, 2000) has been paid. The entity claims the balance of $300,000 is past due and that $600,000 is due in installments over the next five months. In consideration of the agreement by the seller to renegotiate the agreements in good faith, Telecom Wireless delivered to the seller an additional 452,381 shares of common stock in December 1999. The agreements to be renegotiated include a worldwide, non-exclusive, five-year license agreement which the entity purports to have cancelled.

In October 1999, the majority stockholder of the Company sold an option to purchase 250,000 shares of the Company's common stock for $250,000 and lent the proceeds to the Company. The term of the option is two years and the option exercise price is $.10 per share. The fair value of this option is approximately $1,700,000 utilizing the Black-Scholes pricing model with the following assumptions: expected life of 2 years, 0% volatility, risk-free rate of 5.5% and a 0% dividend yield. Compensation expense will be recognized in October 1999 for this option. The Company issued 250,000 shares of its common stock in January 2000 to the option holder in payment of the loan and termination of this option.

In November 1999, the Company authorized the issuance of warrants for the purchase of 300,000 shares of its common stock as partial consideration for consulting services rendered by a financial consultant. In November 1999, the consultant indicated its desire to exercise the warrants. In January 2000, the Company issued the shares underlying the warrants to three individuals identified by the holder of the warrant.

Effective December 29, 1999, the Company entered into a rescission agreement with Prentice. The Company returned its 90% ownership in Prentice and received the 346,667 shares of its common stock that were originally issued. The note payable to Prentice in the amount of $253,750 was cancelled. No payments had been made on the note since its issuance in September 1999. Options for the purchase of 550,000 shares of common stock and 100,000 shares of common stock issued to the sole shareholder of Prentice were cancelled.

The Company owes Prentice approximately $57,000 relating to operating costs incurred while the Company subleased office space from Prentice. If the Company pays this debt in full, with interest at 12%, by February 1, 2000, the Company will receive an approximate 1% interest in Prentice.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 15 - SUBSEQUENT EVENTS (CONTINUED)

UNAUDITED (CONTINUED)

In December 1999, the Company entered into an agreement with a vendor to purchase broadband wireless telecommunications equipment and services to establish wireless communications networks in north america. The agreement requires expenditures over its five-year term of approximately $225,000,000 by the Company. The Company is obligated to purchase $13,635,375 of equipment during the first year of the contract. Upon satisfaction of a trial test of the system, the Company must pay $3,450,090, with additional payments of $3,392,290 each due on June 1, 2000, September 1, 2000 and December 1, 2000. The Company must pay the vendor five percent of the purchase price of any equipment that it was obligated but failed to purchase by the end of each calendar year upon termination of the agreement by either party.

In December 1999, the Company issued a promissory note in the principal amount of $140,000. The Company is obligated to issue up to 50,000 shares of its common stock pursuant to the terms of the promissory note.

In December 1999, the Company entered into an agreement with an individual to issue 100,000 shares of the Company's common stock at a purchase price of $2.50 per share and warrants for the purchase of an additional 100,000 shares of common stock at an exercise price of $2.50 per share. The warrants will be exercisable at any time within three years from the date of the contract.

                  TELECOM WIRELESS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 15 - SUBSEQUENT EVENTS (CONTINUED)

UNAUDITED (CONTINUED)

In December 1999, the Company entered into a one-year investment banking agreement with an institution. Under the agreement, the investment banker is to perform a variety of services including advice and counsel regarding strategic business and financial plans, negotiations with potential investors, acquisition candidates, strategic partners and other such services. The agreement requires a non-refundable fee of $500,000 or 550,000 shares of the Company's common stock and a three-year warrant for the purchase of an additional 1,000,000 shares exercisable at $5.50 per share. The Company issued the 550,000 shares in January 2000. If the 550,000 shares are not free-trading by March 21, 2000, the Company is obligated to issue an additional 200,000 shares of common stock as a penalty. The Company also agreed to pay finder's fees with respect to transactions introduced to the Company by the investment banker. The investment banking company may assess finder's fees to the Company for a two and a half-year period subsequent to the term of this agreement.

In January 2000, the Company issued 2,300 shares of its common stock to 23 non-officer employees of the Company and its two subsidiaries as a stock bonus pursuant to an exemption from securities registration provided by Rule 701 under the Securities Act.

In January 2000, the Company issued 1,476,000 shares of its common stock and warrants for the purchase of a net of 1,100,000 shares of its common stock in consideration of $690,000 in cash, $625,000 in debt cancellation and investment banking services to be rendered. Substantially all of the shares have registration rights.

The 1,000,000 in bridge financing that was due in October and November 1999 is past due with the exception of $375,000 which has been converted to common stock in January 2000. Demand for payment or conversion on the remaining balance has not been made.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
SYS-Group, Inc. d/b/a Prentice Technologies, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of SYS-Group, Inc. d/b/a Prentice Technologies, Inc. as of December 31, 1998 and the related statements of operations, stockholder's equity and cash flows for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SYS-Group, Inc. d/b/a Prentice Technologies, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.

As described in Note 7 to the financial statements, a significant part of the Company's business is dependent on one customer and loss of this customer could have a materially adverse effect on the Company.

                                             Ehrhardt Keefe Steiner & Hottman PC

May 26, 1999
Denver, Colorado

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                                                                         December 31,                 June 30,
                                                                                            1998                        1999
                                                                                       ----------------           ----------------
                                                                                                                     (Unaudited)
                                                                ASSETS

Current assets

   Cash                                                                                $         14,273           $        104,156
   Accounts receivable (Note 5)                                                                 213,270                    416,604
                                                                                       ----------------           ----------------
       Total current assets                                                                     227,543                    520,760

Property and equipment, net (Notes 2, 4 and 5)                                                  150,369                    181,499

Other assets (Note 5)                                                                             8,711                     51,648
Advance to shareholder                                                                               -                      30,000
                                                                                       ----------------           ----------------

Total assets                                                                           $        386,623           $        783,907
                                                                                       ================           ================

                                                 LIABILITIES AND STOCKHOLDER'S
EQUITY

Current liabilities

   Line-of-credit (Note 3)                                                             $         69,936           $         63,055
   Financing agreement (Note 5)                                                                      -                     218,924
   Accounts payable                                                                              99,897                     51,901
   Accrued liabilities                                                                               -                      18,504
   Current portion of capital lease obligations (Note 4)                                         27,110                     44,345
   Deferred revenue                                                                                  -                       7,500
   Deferred rent expense                                                                             -                     124,413
                                                                                       ----------------           ----------------
       Total current liabilities                                                                196,943                    528,642

Capital lease obligations less current portion (Note 4)                                          76,582                     91,412
                                                                                       ----------------           ----------------
       Total liabilities                                                                        273,525                    620,054
                                                                                       ----------------           ----------------

Commitments (Note 7)

Stockholder's equity

   Common stock, no par value, 1,000,000 shares authorized; 600,000 shares
    issued and outstanding                                                                        1,000                      1,000
   Retained earnings                                                                            112,098                    162,853
                                                                                       ----------------           ----------------
                                                                                                113,098                    163,853
                                                                                       ----------------           ----------------

Total liabilities and stockholder's equity                                             $        386,623           $        783,907
                                                                                       ================           ================

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                           For the
                                                                For the Years Ended                     Six Months Ended
                                                                   December 31,                             June 30,
                                                         --------------------------------      ---------------------------------
                                                             1997              1998                1998                1999
                                                         --------------   ---------------      --------------     --------------
                                                                                                         (Unaudited)
Revenue

   Consulting income (Note 8)                            $      384,847    $    1,197,801      $      457,312     $    1,251,325
                                                         --------------   ---------------      --------------     --------------
Direct expenses

   Salaries and other direct expenses                           158,271           563,550             146,565            549,371
   Referral fees                                                 54,563           132,999              40,782            218,218
                                                         --------------   ---------------      --------------     --------------
       Total direct expenses                                    212,834           696,549             187,347            767,589
                                                         --------------   ---------------      --------------     --------------

Gross profit                                                    172,013           501,252             269,965            483,736


General, administrative and selling expenses                     70,583           303,736             130,463            391,627
Research and development                                             -             45,068               5,136             74,335
                                                         --------------   ---------------      --------------     --------------

Income from operations                                          101,430           152,448             134,366             17,774
                                                         --------------   ---------------      --------------     --------------

Other income (expense)

   Interest and other income                                         -              7,213                  -              47,887
   Interest expense                                                (297)          (10,928)             (3,723)           (14,906)
                                                         --------------   ---------------      --------------     --------------
       Total other income (expense)                                (297)           (3,715)             (3,723)            32,981
                                                         --------------   ---------------      --------------     --------------

Net income before taxes                                         101,133           148,733             130,643             50,755

Pro forma income tax provision (Note 6)                          37,000            55,000              49,000             19,000
                                                         --------------   ---------------      --------------     --------------

Pro forma net income                                     $       64,133    $       93,733      $       81,643     $       31,755
                                                         ==============   ===============      ==============     ==============

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                        STATEMENT OF STOCKHOLDER'S EQUITY

                                                                          Common Stock
                                                                -------------------------------------             Retained
                                                                   Shares                  Amount                 Earnings
                                                                --------------         --------------          --------------
Balance - December 31, 1996                                            600,000         $        1,000          $        9,739

Stockholder distributions                                                   -                      -                  (58,488)

Net income                                                                  -                      -                  101,133
                                                                --------------         --------------          --------------

Balance - December 31, 1997                                            600,000                  1,000                  52,384

Stockholder distributions                                                   -                      -                  (89,019)

Net income                                                                  -                      -                  148,733
                                                                --------------         --------------          --------------

Balance - December 31, 1998                                            600,000                  1,000                 112,098

Net income (unaudited)                                                      -                      -                   50,755
                                                                --------------         --------------          --------------

Balance - June 30, 1999 (unaudited)                                    600,000         $        1,000          $      162,853
                                                                ==============         ==============          ==============

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                             For the
                                                                 For the Years Ended                     Six Months Ended
                                                                      December 31,                            June 30,
                                                           --------------------------------     ----------------------------------
                                                                1997              1998               1998                1999
                                                           --------------    --------------     --------------      --------------
                                                                                                           (Unaudited)
Cash flows from operating activities

   Net income                                              $      101,133    $      148,733     $      130,643      $       50,755
                                                           --------------    --------------     --------------      --------------
   Adjustments to reconcile net income to net cash
    provided (used) by operating activities
     Depreciation                                                      -             20,899              7,421              33,322
     Deferred rent expense                                             -                 -                  -              124,413
     Changes in assets and liabilities
       Accounts receivable                                        (84,539)         (118,992)            (9,954)           (203,334)
       Prepaid expenses                                            (5,270)            5,270              5,270               3,000
       Accounts payable                                            63,597            36,300            (12,701)            (47,996)
       Accrued liabilities                                             -                 -                  -               18,504
       Deferred revenue                                                -                 -                  -                7,500
                                                           --------------    --------------     --------------      --------------
                                                                  (26,212)          (56,523)            (9,964)            (64,591)
                                                           --------------    --------------     --------------      --------------

         Net cash provided (used) by operating activities          74,921            92,210            120,679             (13,836)
                                                           --------------    --------------     --------------      --------------

Cash flows from investing activities

   Increase in other assets                                        (8,711)               -                  -              (45,937)
   Purchases of property and equipment                             (7,775)          (41,592)                -              (10,736)
                                                           --------------    --------------     --------------      --------------
         Net cash used by investing activities                    (16,486)          (41,592)                -              (56,673)
                                                           --------------    --------------     --------------      --------------

Cash flows from financing activities

   Distributions to stockholder                                   (63,040)          (89,019)           (61,266)                 -
   Payments of capital lease obligations                             (947)          (17,262)            (6,585)            (21,651)
   Financing agreement, net                                            -                 -                  -              218,924
   Line-of-credit, net                                                 -             69,936                 -               (6,881)
   Advance to shareholder                                              -                 -                  -              (30,000)
                                                           --------------    --------------     --------------      --------------

         Net cash (used) provided by financing activities         (63,987)          (36,345)           (67,851)            160,392
                                                           --------------    --------------     --------------      --------------

Net increase (decrease) in cash                                    (5,552)           14,273             52,828              89,883

Cash at beginning of period                                         5,552                -                  -               14,273
                                                           --------------    --------------     --------------      --------------

Cash at end of period                                      $           -     $       14,273     $       52,828      $      104,156
                                                           ==============    ==============     ==============      ==============

Supplemental disclosure of cash flow information

         Cash paid for interest for the years ended December 31, 1997 and 1998 was $297 and $10,492, respectively, and for the six months ended June 30, 1998 and 1999 was $3,723 and $15,285, respectively (unaudited).

         During the years ended December 31, 1997 and 1998, the Company acquired assets under capital leases totaling $11,860 and $110,041, respectively, and $46,668 and $53,716 for the six months ended June 30, 1998 and 1999, respectively (unaudited).

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The Sys-Group, Inc. was incorporated in January 1994 under the laws of Texas. The Company was doing business as The Enterprise Systems Group, Inc. from January 1994 to January 1999 and has operated as Prentice Technologies, Inc. since January 1999. In August 1999, the Company changed its legal name to Sys-Group, Inc. (the Company). The Company provides computer related services including enterprise application hosting and relating consulting services to businesses in the United States, Canada and Europe.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at June 30, 1999 and the results of its operations and changes in cash flows for the six months ended June 30, 1999 and 1998. The results of operations for the six months ended June 30, 1999 and 1998 are not necessarily indicative of the results to be expected for a full year.

CONCENTRATION OF CREDIT RISK

The Company grants credit in the normal course of business to customers in the United States, Canada and Europe. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost while equipment under capital lease is stated at the lower of fair value or net present value of minimum lease payments at the inception of the lease. Depreciation and amortization are computed on the straight-line method over the estimated lives ranging from three to five years.

DEFERRED RENT

For financial reporting purposes, rent expense is recorded on a straight-line basis over the terms of the respective lease. Differences between rent expenses recorded in the accompanying financial statements and the actual payments made under each lease is recorded as deferred rent.

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
(CONTINUED)

REVENUE AND COST RECOGNITION

The Company generates revenue with both hourly-rate and fixed price contracts. Revenue generated from hourly-rate contracts is recognized as costs are billed to the customer. Revenue is determined by the contract billing rates and the time incurred to perform the service plus reimbursable expenses. Expense is determined by actual cost incurred. Revenue generated from fixed price contracts is recognized when the contract is completed. The contract is considered complete when all costs, except for insignificant amounts, have been incurred. Revenue received in advance of being earned is deferred until earned.

RESEARCH AND DEVELOPMENT

Research and development costs related to both present and future products are charged to operations in the year incurred.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company is not subject to income taxes as a separate entity. Income or loss of the Company is required to be included in the income tax returns of the stockholders.

Included in the statement of operations are compiled pro forma income tax adjustments computed using the statutory rates in effect, which represents the estimated federal and state tax provisions that would have been required had the Company been taxed as a C-corporation. The Company's effective statutory rate based on the pretax income was 37% for all periods presented.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
(CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments including cash, receivables and accounts payable approximate their fair values as of December 31, 1998 and June 30, 1999 because of the relatively short maturity of these instruments.

The carrying amounts of capital lease obligations and debt outstanding also approximates their fair values as of December 31, 1998 and June 30, 1999 because interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133). SFAS 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following

                                              December 31,                 June 30,
                                                 1998                        1999
                                            ----------------           ----------------
                                                                          (Unaudited)

Furniture and equipment                     $         46,668           $         54,443
Computer equipment                                   124,600                    181,348
                                            ----------------           ----------------
                                                     171,268                    235,791
Less accumulated depreciation                        (20,899)                   (54,221)
                                            ----------------           ----------------

                                            $        150,369           $        181,570
                                            ================           ================

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 3 - LINE-OF-CREDIT

The Company has available a $75,000 line-of-credit with interest at 2.9% over prime (totaling 10.65% at June 30, 1999). The line has no stated maturity and is personally guaranteed by the Company's majority Stockholder. At December 31, 1998 and June 30, 1999, $69,936 and $63,055 respectively, was borrowed against the line.

NOTE 4 - CAPITAL LEASE OBLIGATIONS

The Company leases computer equipment and office furniture under capital leases with monthly payments ranging from $253 to $1,880 and interest rates ranging from 9.4% to 21.5%. The future minimum rental payments due under capital leases are as follows:

     YEAR ENDING DECEMBER 31,

                        1999 (six months remaining)                 $         35,970
                        2000                                                  70,791
                        2001                                                  62,048
                        2002                                                  16,418
                        2003                                                   2,804
                                                                    ----------------
                        Total minimum lease payments                         188,031
                        Less amount representing interest                    (50,847)
                                                                    ----------------
                        Net minimum lease payments                           137,184
                        Less current portion                                 (43,940)
                                                                    ----------------

                                                                    $         93,244
                                                                    ================

NOTE 5 - FINANCING AGREEMENT

During 1999, the Company entered into an agreement to transfer certain of its accounts receivable with recourse to a finance company. Inventory, equipment, accounts receivables and intangible assets collateralized the agreement. The finance company advances 80% of the account receivable upon submission and remits the remaining 20% less interest and fees when the account is paid by the customer. Proceeds from the finance company during the six months ended June 30, 1999 were approximately $607,581. Fees and interest paid for the six months ended June 30, 1999 were approximately $14,309. In addition, the Company is at risk for credit losses associated with sold receivables and provides for such in the Company's financial statements. The receivables and related note payable are reflected in the Company's balance sheet.

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 6 - INCOME TAXES

Upon consummation of an agreement with Telecom Wireless Corporation ("Telecom") to sell the outstanding stockholders' interest of the Company, the Company's tax status as an S corporation will terminate and, accordingly, the Company will be subject to federal and state corporate income taxes. The Company has no significant differences between the book and tax basis of its assets or liabilities and therefore no deferred tax asset of liability exists at the date of consummation.

NOTE 7 - COMMITMENTS

OPERATING LEASES

The Company leases office space and computer equipment under noncancelable operating leases which expire in 2002. Operating expenses and taxes are paid by the Company. During the six months ended June 30, 1999, the Company subleased some of their office space. The rental expense for these leases was $13,144 and $81,210 for the years ended December 31, 1997 and 1998, respectively and $34,153 and $26,974 for the six months ended June 30, 1998 and 1999, respectively.

Future minimum lease payments as of June 30, 1999 are as follows:

     YEAR ENDING DECEMBER 31,

                 1999 (six months remaining)            $        119,893
                 2000                                            380,167
                 2001                                            384,089
                 2002                                            389,949
                 2003                                            389,949
                 Thereafter                                       97,487
                                                        ----------------

                                                        $      1,761,534
                                                        ================

EMPLOYEE LEASING

The Company leases its employees from a third party. In the event an individual ceases to be engaged by the company, the Company could be obligated to pay 60 days service fees, not including employee salaries, to the leasing company.

                       See notes to financial statements.

                SYS GROUP, INC. D/B/A PRENTICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

NOTE 8 - MAJOR CUSTOMERS AND VENDORS

The Company has a certain customer that accounted for 96% and 81% of the Company's total revenue for the year ended December 31, 1997 and 1998, respectively. The same customer accounted for 90% and 30% of the Company's total revenue for the six months ended June 30, 1998 and 1999, respectively. A second customer, based in Europe, accounted for 26% of revenue for the six months ended June 30, 1999.

NOTE 9 - SUBSEQUENT EVENTS

In August 24, 1999, the Company merged with Prentice Technologies, Inc. (a Delaware Corporation) which was a company with common ownership and no assets or liabilities as of the date of the merger. Effective September 30, 1999, 90% of Prentice Technologies, Inc. was acquired by Telecom Wireless Corporation.



















                       See notes to financial statements.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
America's Web Station, Inc.
Naples, Florida

         We have audited the accompanying balance sheets of America's Web Station, Inc. (an S corporation) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 1998 and for the period from January 29, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Web Station, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               GIRARDIN BALDWIN & ASSOCIATES LLP

                                                    Certified Public Accountants

Naples, Florida
July 30, 1999

                           AMERICA'S WEB STATION, INC.

                                 BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                        -------------------------------------          June 30,
                                                                              1998                 1997                 1999
                                                                        ----------------     ----------------     ----------------
                               ASSETS                                                                               (Unaudited)
CURRENT ASSETS

   Cash and cash equivalents                                             $        32,330     $            942     $          5,878
   Accounts receivable - trade                                                    10,476               11,877               14,893
                                                                        ----------------     ----------------     ----------------

     Total current assets                                                         42,806               12,819               20,771
                                                                        ----------------     ----------------     ----------------

FURNITURE AND EQUIPMENT, at cost                                                  90,066               58,044               90,214
   Less accumulated depreciation                                                  27,459                8,259               36,509
                                                                        ----------------     ----------------     ----------------
                                                                                  62,607               49,785               53,705
                                                                        ----------------     ----------------     ----------------

OTHER ASSETS

   Goodwill, net of accumulated amortization 1999 - $1,127; 1998 -
    $797; 1997 - $139                                                              9,073                9,731                8,743
   Other                                                                           3,326                  347                2,957
                                                                        ----------------     ----------------     ----------------
                                                                                  12,399               10,078               11,700
                                                                        ----------------     ----------------     ----------------
                                                                         $       117,812     $         72,682     $         86,176
                                                                        ================     ================     ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Current maturities of long-term debt                                  $        22,310     $          3,945     $         22,549
   Demand notes payable-stockholders                                              66,360                7,432               77,460
   Accounts payable and accrued expenses                                           6,986                3,437               10,933
                                                                        ----------------     ----------------     ----------------

     Total current liabilities                                                    95,656               14,814              110,942

LONG-TERM DEBT, less current maturities                                           92,157               15,997               80,872
                                                                        ----------------     ----------------     ----------------
     Total liabilities                                                           187,813               30,811              191,814
                                                                        ----------------     ----------------     ----------------

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, par value $.05 per share; 1,500 shares authorized,
    1,200 shares issued and outstanding                                               60                   60                   60
   Additional paid in capital                                                    186,065              121,940              186,065
   Accumulated (deficit)                                                        (256,126)             (80,129)            (291,763)
                                                                        ----------------     ----------------     ----------------
                                                                                 (70,001)              41,871             (105,638)
                                                                        ----------------     ----------------     ----------------
                                                                         $       117,812     $         72,682     $         86,176
                                                                        ================     ================     ================


                See accompanying notes and accountant's reports.

                           AMERICA'S WEB STATION, INC.

                            STATEMENTS OF OPERATIONS

                                                                          January 19, 1997
                                                           Year Ended       (Inception)                Six Months Ended
                                                         --------------       through                       June 30,
                                                          December 31,      December 31,       ---------------------------------
                                                              1998              1997                1999               1998
                                                         --------------    --------------      --------------     --------------
                                                                                                          (Unaudited)
Revenues                                                 $      170,736     $      47,405      $       76,708     $       88,276
                                                         --------------    --------------      --------------     --------------

Costs and expenses
   Internet service operating costs                              60,805            24,024              24,842             28,557
   General and administrative                                   283,415           102,207              82,415            133,646
                                                         --------------    --------------      --------------     --------------
                                                                344,220           126,231             107,257            162,203
                                                         --------------    --------------      --------------     --------------

(Loss) from operations                                         (173,484)          (78,826)            (30,549)           (73,927)

Interest expense                                                  2,513             1,303               5,088                136
                                                         --------------    --------------      --------------     --------------

Net (loss)                                               $     (175,997)    $     (80,129)     $     ( 35,637)    $      (74,063)
                                                         ==============    ==============      ==============     ==============

Earnings (loss) per share, basic and diluted             $      (146.66)    $     (311.79)     $       (29.70)    $       (61.72)
                                                                 ======            ======               =====              =====

Weighted average shares outstanding                               1,200               257               1,200              1,200
                                                         ==============    ==============      ==============     ==============

                See accompanying notes and accountant's reports.

                           AMERICA'S WEB STATION, INC.

                    CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                  Common Stock                Additional
                                        ---------------------------------       Paid-in           Accumulated
                                            Shares             Amount           Capital            (Deficit)             Total
                                        --------------     --------------    --------------      --------------     --------------
Balance, January 29, 1997 -
  (Inception)                                       -      $           -      $          -       $           -      $           -

Capital contributions                            1,200                 60           121,940                  -             122,000

Net (loss)                                          -                  -                 -              (80,129)           (80,129)
                                        --------------     --------------    --------------      --------------     --------------


Balance, December 31, 1997                       1,200                 60           121,940             (80,129)            41,871

Capital contributions                               -                  -             64,125                  -              64,125

Net (loss)                                          -                  -                 -             (175,997)          (175,997)
                                        --------------     --------------    --------------      --------------     --------------

Balance, December 31, 1998                       1,200                 60           186,065            (256,126)           (70,001)

Net (loss) (unaudited)                              -                  -                 -              (35,637)           (35,637)
                                        --------------     --------------    --------------      --------------     --------------


Balance, June 30, 1999 (unaudited)               1,200     $           60     $     186,065      $     (291,763)    $     (105,638)
                                        ==============     ==============    ==============      ==============     ==============

                See accompanying notes and accountant's reports.

                           AMERICA'S WEB STATION, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           January 29, 1997
                                                                             (Inception)                Six Months Ended
                                                             Year Ended        through                      June 30,
                                                            December 31,      December 31,      ----------------------------------
                                                               1998              1997                1999               1998
                                                          ---------------   ---------------     ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net (loss)                                             $      (175,997)   $      (80,129)    $       (35,637)   $       (74,065)
   Adjustments to reconcile net loss to net cash used
    by operating activities
   Depreciation and amortization                                   19,858             8,398               9,380              9,600

   (Increase) decrease in assets:

   Accounts receivable                                              1,401           (11,877)             (4,417)            (1,454)
   Other                                                           (2,979)             (347)                369               (300)

   Increase (decrease) in liabilities:

     Accounts payable and accrued expenses                          3,549             3,437               3,947               (547)
                                                          ---------------   ---------------     ---------------    ---------------
       Net cash used by operating activities                     (154,168)          (80,518)            (26,358)           (66,766)
                                                          ---------------   ---------------     ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of property and equipment                             (32,022)          (58,044)               (148)           (23,543)
   Payment of goodwill                                                 -             (9,870)                 -                  -
                                                          ---------------   ---------------     ---------------    --------------
         Net cash used by investing activities                    (32,022)          (67,914)               (148)           (23,543)
                                                          ---------------   ---------------     ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from stockholder loans                                 58,928             7,432              14,700            104,450
   Proceeds from borrowings                                       100,000            22,368                  -                  -
   Principal payments on debt                                      (5,475)           (2,426)            (14,646)              (325)
   Proceeds from capital contributions                             64,125           122,000                  -                  -
                                                          ---------------   ---------------     ---------------    --------------

         Net cash provided by financing activities                217,578           149,374                  54            104,125
                                                          ---------------   ---------------     ---------------    ---------------

Net change in cash and cash equivalents                            31,388               942             (26,452)            13,816

Cash and cash equivalents:

   Beginning                                                          942                -               32,330                942
                                                          ---------------   ---------------     ---------------    ---------------

   Ending                                                 $        32,330    $          942     $         5,878    $        14,758
                                                          ===============   ===============     ===============    ===============

Supplemental disclosure of cash flow information:

   Cash payments for interest                             $         2,513    $        1,303     $         4,903    $           138
                                                          ===============   ===============     ===============    ===============

                See accompanying notes and accountant's reports.

                           AMERICA'S WEB STATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

        (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 1998 IS UNAUDITED)

Note 1.  Organization and Summary of Significant Accounting Policies

              Organization

               America's Web Station, Inc. (the Company) formerly known as Millennium Market Tech, Inc. (Note 4), commenced operations in January 1997 for the purpose of providing regional internet services throughout Southwest Florida.

              Revenue Recognition

                The Company recognizes revenue as services are rendered.

              Interim Financial Statements (Unaudited)

                In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position of the Company at June 30, 1999 and the results of its operations and changes in cash flows for the six months ended June 30, 1999 and 1998. The results of operations for the six months ended June 30, 1999 and 1998 are not necessarily indicative of the results to be expected for a full year.

              Use of Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Cash and Cash Equivalents

                For purposes of reporting cash flows, the Company considers money market accounts to be cash equivalents.

                           AMERICA'S WEB STATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

        (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 1998 IS UNAUDITED)

Note 1.  Organization and Summary of Significant Accounting Policies - Continued

              Furniture and Equipment

                Depreciation of furniture and equipment is computed under accelerated methods over the estimated useful lives of the assets. Depreciation expense for the six months ended June 30, 1999 and 1998 was $9,050 and $9,600, respectively, and totaled $19,200 and $8,259 for the year and period ended December 31, 1998 and 1997, respectively.

                The cost of assets retired or sold, together with the related accumulated depreciation, is removed from the accounts and any profit or loss on disposition is credited or charged to earnings.

              Goodwill

                Goodwill is recorded as the differences between net assets acquired and the related purchase price. Amortization is calculated over an estimated useful life of fifteen years.

              Advertising Costs

                All advertising costs are expensed as incurred. Total advertising costs for the years ended December 31, 1998 and 1997 were $11,548 and $18,269, respectively and totaled $3,051 and $6,002 for the six month periods ended June 30, 1999 and 1998, respectively.

              Income Taxes

                The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the proportionate share of the Company's taxable income or loss is recognized by the stockholders. Accordingly, no provision for income taxes is included in the accompanying financial statements.

              Earnings (Loss) Per Common Share

                Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

                           AMERICA'S WEB STATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

        (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 1998 IS UNAUDITED)

Note 2.  Long-Term Debt

              Long-term debt consisted of the following:

                                                                                    DECEMBER 31,
                                                                          ---------------------------------        June 30,
                                                                               1998              1997                1999
                                                                          --------------     --------------     --------------
Note payable to financial institution, monthly payments of $1,500 plus interest at 9.75%, collateralized by all equipment and personally guaranteed by the stockholders, final balloon payment due November
  2003                                                                     $      98,500     $           -      $       89,500

Note payable to financial institution, monthly payments of $463, including interest at 8.9%, collateralized by vehicle, final payment
  due April 2002                                                                  15,967             19,942             13,921
                                                                          --------------     --------------     --------------
                                                                                 114,467             19,942            103,421
Less current maturities                                                           22,310              3,945             22,549
                                                                          --------------     --------------     --------------
                                                                           $      92,157     $       15,997     $       80,872
                                                                          ==============     ==============     ==============

              Long-term debt matures as follows as of June 30, 1999:

     Twelve Months Ending June 30,
     ------------------------------
                     2000                                                  $      22,549
                     2001                                                         22,923
                     2002                                                         22,449
                     2003                                                         18,000
                     2004                                                         17,500
                                                                          --------------
                                                                           $     103,421
                                                                          ==============

Note 3.  Related Party Transactions

              Notes payable to stockholders are unsecured, payable on demand, and bear interest at 7% to 19%.

                           AMERICA'S WEB STATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

        (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 1998 IS UNAUDITED)

Note 4.  Business Combinations

              The Company commenced operations January 1997, as Millennium Market Tech, Inc. In October 1997, America's Web Station, Inc. was formed for the primary purpose of changing the name of the business. Effective January 1998, the Company began operating under the corporate name America's Web Station, Inc.

              The outstanding shares of common stock of Millennium Market Tech, Inc., which totaled 1,000 shares, were exchanged and canceled in consideration for the issuance of 1,000 shares of America's Web Station, Inc. common stock. The combination was accounted for as a pooling of interests and neither entity recognized a gain or loss. America's Web Station, Inc. was dormant until the merger occurred.

              The Company acquired the assets of Wow Factor in October 1997 for $12,470, which was accounted for using the purchase method. The Company's results of operations include the Wow Factor effective October 15, 1997.

Note 5.  Lease Commitment

              The Company leases office space and equipment under non-cancelable operating leases expiring through November 2000. Future minimum lease payments under the leases as of June 30, 1999 were as follows:

     Twelve Months Ending June 30,
     -----------------------------
                      2000                                                 $      28,214
                      2001                                                         6,809
                                                                          --------------
                                                                           $      35,023
                                                                          ==============

              Rent expense for the six months ended June 30, 1999 and 1998 was $18,408 and $12,610, respectively and rent expense for the year and period ended December 31, 1998 and 1997 was $41,634 and $16,019, respectively.

                           AMERICA'S WEB STATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

        (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 1998 IS UNAUDITED)

Note 6.  Subsequent Event

              In July 1999, the Company's stockholders entered into an agreement to exchange all outstanding shares of the Company for shares in Telecom Wireless Corporation (TWC). Under the agreement, TWC will assume or pay approximately $150,000 of the Company's indebtedness. Such indebtedness includes the note payable to a financial institution and accounts payable as of the closing date. Any remaining amount of the $150,000 is to be applied towards the Company's notes payable to stockholders. Any residual balance then remaining for notes payable to stockholders will be converted to additional paid in capital.

Note 7.  Uncertainty

              The Company incurred cumulative net losses through June 30, 1999 totaling $291,763 and its liabilities are substantially in excess of its assets.

              As discussed in Note 6, the stockholders have entered into an agreement whereby $150,000 of Company liabilities are to be assumed or repaid. In addition, TWC has committed to certain equipment additions and upgrades resulting in increased capacity for customer services. The Company will also benefit from administrative, technical and marketing support from TWC.

              The Company's continued existence is dependent upon obtaining additional financing or capital, increasing revenues and/or reducing expenses. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                                 AND CASH FLOWS

The unaudited pro forma statements of operations and cash flows for the year ended June 30, 1999 give effect to the business combination of Telecom Wireless Corporation and America's Web Station, Inc., as if it occurred effective July 1, 1998.

These financial statements include the related pro forma adjustments described in the notes thereto. The transactions between Telecom Wireless Corporation and America's Web Station, Inc. have been accounted for under the purchase method of accounting.

These pro forma statements are not necessarily indicative of the results of operations or cash flows as they may be in the future or as they might have been had the transaction become effective on the above mentioned dates.

The unaudited pro forma statements of operations and cash flows should be read in conjunction with the historical financial statements and notes thereto of Telecom Wireless Corporation.

                          TELECOM WIRELESS CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999

                                          Telecom                                           Pro Forma Adjustments       Pro Forma
                                          Wireless     America's Web                    -----------------------------  Consolidated
                                            Corp.      Station, Inc.      Total             Debit           Credit        Total
                                        -------------  -------------  -------------     -------------   ------------- -------------
Revenues

   Internet services                     $         -   $     159,168  $     159,168     $          -     $         -  $     159,168
   Wireless cable revenues                    517,261             -         517,261                -               -        517,261
   Consulting fees                              5,393             -           5,393                -               -          5,393
                                        -------------  -------------  -------------     -------------   ------------- -------------
                                              522,654        159,168        681,822                -               -        681,822
                                        -------------  -------------  -------------     -------------   ------------- -------------

Expenses
   Direct expenses                            275,705             -         275,705                -               -        275,705
   Internet service operating costs                -          57,090         57,090                                          57,090
   Stock based compensation                 1,547,560             -       1,547,560                -               -      1,547,560
   Selling, general and administrative      2,051,568        232,182      2,283,750 (1)       102,206              -      2,385,956
                                        -------------  -------------  -------------     -------------   ------------- -------------
     Total cost of sales and expenses       3,874,833        289,272      4,164,105           102,206              -      4,266,311
                                        -------------  -------------  -------------     -------------   ------------- -------------

Income (loss) from operations              (3,352,179)      (130,104)    (3,482,283)         (102,206)             -     (3,584,489)

Other income (expenses)

   Interest income                                 -              -              -                                 -             -
   Interest expense                           (92,341)        (7,465)       (99,806)               -               -        (99,806)
                                        -------------  -------------  -------------     -------------   ------------- -------------
     Total other income (expense)             (92,341)        (7,465)       (99,806)               -               -        (99,806)
                                        -------------  -------------  -------------     -------------   ------------- -------------

Income (loss) before income taxes and
  minority interest                        (3,444,520)      (137,569)    (3,582,089)         (102,206)             -     (3,684,295)

Income tax expense (benefit)                       -              -              -                 -               -             -
                                        -------------  -------------  -------------     -------------   ------------- ------------

Income (loss) before minority interest     (3,444,520)      (137,569)    (3,582,089)         (102,206)                   (3,684,295)

Minority interest                                  -              -              -                 -               -             -
                                        -------------  -------------  -------------     -------------   ------------- ------------

Net income (loss)                          (3,444,520)      (137,569)    (3,582,089)         (102,206)                   (3,684,295)

Dividends on preferred stock                       -              -              -                 -               -             -
                                        -------------  -------------  -------------     -------------   ------------- ------------

Net income (loss) available to common
  stockholders                             (3,444,520) $    (137,569) $  (3,582,089)    $    (102,206)   $         -  $  (3,684,295)
                                        =============  =============  =============     =============   ============= ============

Earnings (loss) per common share -
  basic and diluted                      $       (.92)                                                                 $       (.97)
                                         ============                                                                  ============

Weighted average shares outstanding -
  basic and diluted                         3,759,050                                                                     3,787,612
                                         ============                                                                  ============

                                     F - 53

                          TELECOM WIRELESS CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1999

                                                         Telecom                                     Pro Forma      Pro Forma
                                                         Wireless    America's Web                  Acquisition   Consolidated
                                                           Corp.     Station, Inc.      Total       Adjustments       Total
                                                       ------------  -------------  -------------  -------------  -------------
Cash flows from operating activities

   Net loss                                            $ (3,444,520) $    (137,569) $  (3,582,089) $    (102,206) $  (3,684,295)
                                                       ------------  -------------  -------------  -------------  -------------
   Adjustments to reconcile net loss to net cash
    used by operating activities
     Depreciation and amortization                          255,978         19,638        275,616        102,206        377,822
     Stock issued for services                               30,000             -          30,000             -          30,000
     Imputed value of options granted for services        1,547,560             -       1,547,560             -       1,547,560
     Accretion on preferred stock                            91,227             -          91,227             -          91,227
     Changes in assets and liabilities
       Accounts receivable                                   12,245         (1,562)        10,683             -          10,683
       Other assets                                          (3,880)        (2,310)        (6,190)            -          (6,190)
       Accounts payable                                     (14,510)         8,043         (6,467)            -          (6,467)
       Accrued expenses                                     104,445             -         104,445             -         104,445
       Other liabilities                                         -              -              -              -              -
                                                       ------------  -------------  -------------  -------------  -------------
                                                          2,023,065         23,809      2,046,874        102,206      2,149,080
                                                       ------------  -------------  -------------  -------------  -------------
         Net cash used by operating activities           (1,421,455)      (113,760)    (1,535,215)            -      (1,535,215)
                                                       ------------  -------------  -------------  -------------  -------------

Cash flows from investing activities
   Acquisition of equipment                                (121,117)        (8,627)      (129,744)            -        (129,744)
   Net change in other assets                                    -              -              -              -              -
                                                       ------------  -------------  -------------  -------------  -------------
         Net cash used by investing activities             (121,117)        (8,627)      (129,744)            -        (129,744)
                                                       ------------  -------------  -------------  -------------  -------------

Cash flows from financing activities
   Net activity on line-of-credit/floor plans                    -              -              -              -              -
   Net repayments to related party                          (16,667)       (30,822)       (47,489)            -         (47,489)
   Sale of common stock/capital contribution              2,179,305         64,125      2,243,430             -       2,243,430
   Net payments on notes payable                                 -         (19,796)       (19,796)            -         (19,796)
   Net proceeds from notes payable                               -         100,000        100,000             -         100,000
   Net payments on capital leases                                -              -              -              -              -
   Dividends/distributions paid                                  -              -              -              -              -
                                                       ------------  -------------  -------------  -------------  -------------
         Net cash provided by financing activities        2,162,638        113,507      2,276,145             -       2,276,145
                                                       ------------  -------------  -------------  -------------  -------------
Net increase (decrease) in cash                             620,066         (8,880)       611,186             -         611,186

Cash at beginning of period                                     600         14,758         15,358             -          15,358
                                                       ------------  -------------  -------------  -------------  -------------

Cash at end of period                                  $    620,666  $       5,878  $     626,544  $          -   $     626,544
                                                       ============  =============  =============  =============  =============

                          TELECOM WIRELESS CORPORATION

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

In July 1999 the Company consummated an acquisition of all of the issued and outstanding common shares of America's Web Station for 28,562 shares of common stock valued at $199,931 for purposes of the acquisition. The acquisition has been accounted for as a purchase. The purchase price, including acquisition costs, was allocated as follows:

         Cash                                                  $        5,878
         Accounts receivable, net                                      14,893
         Property and equipment, net                                   53,705
         Intangible assets                                              8,743
         Subscriber lists                                             225,000
         Other assets                                                   2,957
                                                               --------------
                                                                      311,176

         Liabilities assumed                                         (191,814)
                                                               --------------
                                                                      119,362

         Consideration given and acquisition costs                   (225,390)
                                                               --------------
         Excess purchase price recorded as goodwill            $      136,028
                                                               ==============

(1) To record amortization of goodwill and subscriber lists.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


        Securities and Exchange Commission Registration Fee                        $6,589
        Printing and Engraving                                                        *
        Transfer Agent's Fee and Expenses                                             *
        Legal Fees and Expenses                                                       *
        Blue Sky Qualification Fees and Expenses                                      *
        Accountants' Fees and Expenses                                                *
        Miscellaneous Expenses                                                        *
                                                                                ---------
                Total                                                              $6,589
                                                                                =========

        --------------------

        * To be supplied by amendment

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        Within the past three years, Registrant has sold the following securities without registering them under the Securities Act of 1933:


        Present management assumed control of Registrant in April 1999. Records regarding sales of Registrant's securities prior to that time are incomplete and many records prior to about May 1998 are largely unavailable. Prior management has advised Registrant that all available books and records have been delivered to current management. Registrant has no present affiliation with prior management.


        Between March 10, 1998 and July 20, 1998, Registrant authorized the issuance of and issued 255,400 shares of common stock and an option for the purchase of 260,000 shares of common stock to ten individuals and one entity which appears to have been affiliated with one of such individuals. Management believes these securities were issued in consideration of services rendered to Registrant. The securities registration exemption relied upon by Registrant is unknown.

        On or about May 8, 1998, Registrant authorized the issuance of and thereafter issued 5,200 shares of its common stock to four individuals in consideration of $.50 per share. The securities registration exemption relied upon by Registrant is unknown.

        In June, 1998, Registrant authorized the issuance of and issued 463,092 shares of its common stock to five persons in exchange for all of the common stock of Keys Microcable Corporation. Registrant also authorized the issuance to one of the former shareholders of Keys Microcable Corporation convertible preferred stock in connection with the conversion to equity of approximately $1.2 million of debt owed by Keys Microcable Corporation. Registrant also issued an option for the purchase of shares of its common stock to the same individual. It appears Registrant relied upon the exemption from securities registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.

        In August 1998, Registrant authorized the issuance of and issued 120,000 shares of common stock to Cavalier Securities, Ltd., or its nominees. Management believes that all or a substantial portion of these securities were sold for cash. It appears Registrant relied upon the exemption from securities registration provided by Rule 504 of Regulation D under the Securities Act.


        On or about March 26, 1999, Registrant authorized for issuance and thereafter issued 13,825,000 shares of its common stock in exchange for the 13,500 outstanding shares of the common stock of Phoenix Communications, Inc., held by 13 persons of which nine were accredited investors. The exchange was consummated in April 1999. Of the 13 former shareholders of Phoenix Communications, Inc., 11 either are or have been members of management of Registrant subsequent to the exchange.


        In April, 1999, Registrant authorized for issuance and thereafter sold 120,000 shares of common stock for gross proceeds aggregating $600,000 to six persons pursuant to the exemption from securities registration provided by Rule 504 of Regulation D under the Securities Act. Placement agent fees and costs aggregating $83,100 were paid to Jack Augsback & Associates, Inc., a non-affiliated third party, and others.


        Registrant entered into Common Stock Purchase Agreements dated May 25, 1999, July 28, 1999, and September 10, 1999, pursuant to which 466,963 shares of Registrant's common stock thereafter were sold to 28 persons for gross proceeds aggregating $3,268,745. One such person was not an accredited investor. Registrant also issued repricing warrants to purchasers in the offering. Placement agent fees and costs aggregating $500,020 were paid to Jack Augsback & Associates, Inc., and Thomson Kernaghan & Co. Ltd., non-affiliated third parties, and others. Jack Augsback & Associates, Inc., Thomson Kernaghan & Co. Ltd. and their assignees also were issued warrants for the purchase of 195,487 shares of the Company's common stock.


        On July 7, 1999, Registrant authorized for issuance and subsequently issued 17,500 shares of its common stock to one entity in consideration of services rendered to Registrant by that entity.


        Effective in April, May and August 1999, Registrant issued non-qualified options for the purchase of 5,561,192 shares of its common stock to nine officers and one employee of Registrant of which eight were accredited investors.


        Between April 14, 1999, and September 30, 1999, Registrant issued 38,046 shares of its common stock and issued or has agreed to issue non-qualified and incentive options for the purchase of 170,328 shares of its common stock to employees of Registrant and a subsidiary of Registrant in compensatory transactions pursuant to the exemption from securities registration provided by Rule 701 under the Securities Act.

        In August 1999, Registrant issued or authorized the issuance of warrants for the purchase of up to 1,340,000 shares of its common stock to three financial consultants.


        Effective in August 1999, Registrant issued warrants for the purchase of 119,432 shares of its common stock to two officers of Registrant, one of which was an accredited investor, in consideration of management services rendered to a subsidiary of the company prior to April 1999.


        In November 1999, Registrant issued to one person a promissory note in the principal amount of $700,000 convertible into shares of Registrant's common stock at a conversion price of $7.00 per share in consideration of the assignment of certain technology-related equity interests.


        In September and October 1999, Registrant issued for $1,000,000 in cash promissory notes aggregating $1,000,000 in principal amount and warrants for the purchase of 200,000 shares of its common stock to seven persons. Placement agent fees in the form of a warrant for the purchase of 300,000 shares of Registrant's common stock were paid to First Equity Capital Securities, Inc., a non-affiliated third party.


        In July and September 1999, Registrant issued 375,229 shares of its common stock and options for the purchase of 350,000 shares of its common stock in connection with its acquisitions of America's Web Station, Inc. and Prentice Technologies, Inc. to three individuals. Two of the three individuals were not accredited investors.


        In November and December 1999, Registrant issued 942,381 shares of its common stock to one entity in connection with its acquisition of certain technology-related equity interests.


        In November 1999, Registrant authorized the issuance of warrants for the purchase of 300,000 shares of its common stock as partial consideration for consulting services rendered by one financial consultant. In November 1999, the consultant exercised the warrants. In January 2000, Registrant issued the shares underlying the warrants to three individuals as directed by the holder of the warrants.


        In December 1999, Registrant issued to one person a promissory note in the principal amount of $140,000. Registrant is obligated to issue up to 50,000 shares of its common stock pursuant to the terms of the promissory note.


        In January 2000, Registrant issued 1,200,000 shares of its common stock and warrants for the purchase of 1,000,000 shares of its common stock to three persons in consideration of $625,000 in debt cancellation and investment banking services to be rendered.




        With respect to all of the transactions described above that occurred after present management assumed control of Registrant in April 1999:


        1. The purchasers represented they were taking the securities for investment and not for distribution.

        2. The purchasers acknowledged that the certificates evidencing the securities would bear a legend restricting transfer under the Securities Act since they had not been sold in a registered offering.

        3. Except as stated above and except as to transactions claimed to be exempt from registration pursuant to Rule 701 under the Securities Act, the Company believes all purchasers were accredited investors as defined in the Securities Act.

        4. Except as stated above, Registrant relied upon the exemption from securities registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act and/or Rule 701 under the Securities Act with respect to certain compensatory transactions. Section 4(2) of the Securities Act covers "transactions by an issuer not involving any public offering," with respect to the issuance of securities without registration under the Securities Act of 1933. The Company believes that the persons to whom the securities were issued did not need the protections that registration would afford.


        On January 6, 2000, an independent NASD-licensed broker dealer sold 76,000 shares of Registrant's common stock for $190,000, believing such shares could be sold pursuant to the exemption from registration provided by
Section 3(b) of the Securities Act of 1933, as amended, as implemented by Rule 504 of Regulation D. On January 21, 2000, corporate counsel advised Registrant that there was a potential integration issue and the afore-referenced exemption might not be available. On January 21, 2000, Registrant made a rescission offer. Registrant has since instituted new corporate procedures to insure such transactions do not occur in the future.


        All share amounts in the discussion above have been restated to reflect the 1-for-50 reverse stock split of the Registrant on April 23, 1998 and the 1-for-5 reverse stock split of the Registrant on May 4, 1999.

ITEM 27.  EXHIBITS

        The exhibits to this registration statement are listed in the Exhibit Index, which appears immediately after the signature page and is incorporated in this Item 27 by this reference.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in Denver, Colorado, on January 31, 2000.


                                  TELECOM WIRELESS CORPORATION,


                                  By: /s/ Calvin D. Smiley
                                     --------------------------------
                                          Calvin D. Smiley
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Roberts, Calvin D. Smiley and Kosta S. Kovachev, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                                       TITLE                                     DATE
             ---------                                       -----                                     ----
  /s/ James C. Roberts                   Chairman of the Board and Director                      January 31, 2000
-------------------------------
James C. Roberts

  /s/ Calvin D. Smiley                   President, Principal Executive Officer and              January 31, 2000
-------------------------------          Director
Calvin D. Smiley

  /s/ Kosta S. Kovachev                  Principal Financial and Accounting Officer              January 31, 2000
-------------------------------          and Director
Kosta S. Kovachev

                                  EXHIBIT INDEX


Exhibit
Number          Description of Exhibit
-------         ----------------------
3.1**           Articles of Incorporation of Telecom Wireless as filed with the
                Utah Secretary of State on April 12, 1984

3.2** Articles of Amendment to Articles of Incorporation as filed with the Utah Secretary of State on March 12, 1998

3.3** Articles of Amendment to Articles of Incorporation as filed with the Utah Secretary of State on April 20, 1999

3.4** Articles of Amendment to Articles of Incorporation setting forth the Preferences, Limitations, and Relative Rights of Redeemable,
                Non-voting, Cumulative Preferred Stock, Series 1998-1 as filed with the Utah Secretary of State on November 9, 1999

3.5**           Bylaws of Telecom Wireless

3.6 Articles of Amendment to Articles of Incorporation setting forth the Amended and Restated Preferences, Limitations, and Relative
                Rights of Redeemable, Non-voting, Cumulative Preferred Stock,
                Series 1998-1 as filed with the Utah Secretary of State on January 19, 2000

5.1*            Opinion of Kruse, Landa & Maycock, L.L.C.

10.1**          Stock Purchase Option dated June 1, 1998, between Telecom
                Wireless and Marc L. Baker Consulting, Inc., as amended and assigned to Joshua Mailman

10.2**          Stock Purchase Option dated June 18, 1998 between Telecom
                Wireless and Herman L. Walker

10.3**          Office Lease Agreement dated January 20, 1999 between Prentice
                Point Limited Partnership and The Enterprise Systems Group, Inc.

10.4** Corporate Finance/Placement Agent Agreement dated March 26, 1999 between Telecom Wireless and Jack Augsback & Associates, Inc.

10.5**          Executive Employment Agreement made and effective as of March
                29, 1999 between Phoenix Communications, Inc. (predecessor to
                Telecom Wireless) and each of its executive officers accompanied by a schedule identifying such Agreements to which Telecom
                Wireless is a party that are substantially identical and material details in which such agreements differ from filed agreement

10.6**          Common Stock Purchase Agreement dated April 6, 1999 between
                Telecom Wireless and those persons identified on accompanying schedule

10.7**          Nonqualified Stock Option Agreement dated April 13, 1999 between
                Telecom Wireless and James C. Roberts accompanied by a schedule identifying other Nonqualified Stock Option Agreements to which Telecom Wireless is a party that are substantially identical and material details in which such agreements differ from filed agreement

10.8** Non-Qualified Stock Option Agreement dated May 4, 1999, issued to Jay W. Enyart, an employee of Telecom Wireless for the purchase of 400,000 shares

                                     II-5


10.9** Non-Qualified Stock Option Agreement dated May 4, 1999, issued to Jay W. Enyart, an employee of Telecom Wireless for the purchase of 261,192 shares

10.10**         Placement Agent Agreement dated May 25, 1999 between Telecom
                Wireless and Jack Augsback & Associates, Inc.

10.11**         Common Stock Purchase Agreement dated May 25, 1999 between
                Telecom Wireless and those persons identified on accompanying schedule

10.12** Registration Rights Agreement between Telecom Wireless and the persons listed on the purchaser signature pages thereto accompanied by a schedule identifying other Registration Rights
                Agreements to which Telecom Wireless is a party that are substantially identical and material details in which such agreements differ from filed agreement

10.13** Repricing Warrant issued by Telecom Wireless to each of the persons identified in the accompanying schedule

10.14**         Warrant Certificate No. TK-2 dated May 24, 1999 issued by
                Telecom Wireless to Thomson Kernaghan & Co., Ltd., as Agent

10.15** Placement Agent Warrant Certificate No. TK-1 dated June 9, 1999 issued by Telecom Wireless to Thomson Kernaghan & Co. Ltd.

10.16**         Common Stock Purchase Agreement dated July 28, 1999 between
                Telecom Wireless and those persons identified on accompanying schedule

10.17**         Master Lease Agreement dated July 30, 1999 between Lucent
                Technologies, Inc. Internetworking Division and Telecom Wireless

10.18**         Warrant Agreement dated August 26, 1999 issued by Telecom
                Wireless to Jack Augsback & Associates, Inc. accompanied by a schedule identifying other Warrant Agreements to which Telecom
                Wireless is a party that are substantially identical and material details in which such agreements differ from filed agreement

10.19**         Services Agreement dated August 30, 1999 between Telecom
                Wireless and John H. Sununu

10.20**         Letter Agreement dated September 1, 1999 between Telecom
                Wireless and First Equity Capital Securities, Inc., as amended

10.21**         Bridge Loan Agreement between Telecom Wireless and Commtel
                Services Ltd. accompanied by a schedule identifying other Bridge
                Loan Agreements to which Telecom Wireless is a party that are substantially identical and material details in which such agreements differ from filed agreement

10.22** Guaranty dated September 1, 1999 by Dr. James C. Roberts for the benefit of Commtel Services Ltd., Kenneth R. Levine and Stanley
                Becker, in their capacity as Bridge Lenders

10.23** Common Stock Purchase Agreement dated as of September 10, 1999 between Telecom Wireless and those persons identified on accompanying schedule

10.24**         Agreement and Plan of Merger dated September 21, 1999 among
                Telecom Wireless, TWC/Prentice Acquisition Company, Inc. and
                Prentice Technologies, Inc.

10.25**         Executive Employment Agreement dated September 23, 1999, between
                Telecom Wireless Corporation and Shawn P. Richmond

                                     II-6



10.26** Warrant issued by Telecom Wireless to John H. Sununu for the purchase of 720,000 shares

10.27** Warrant issued by Telecom Wireless to John H. Sununu for the purchase of 500,000 shares

10.28**         Amended and Restated 1999 Stock Option and Restricted Stock Plan

10.29** Put/Call Agreement between Telecom Wireless and Joshua Mailman, as amended

10.30** Form of Warrant to Purchase Shares of Common Stock issued to each of Calvin D. Smiley and Esper Gullatt, Jr. for the purchase of 61,611 shares

10.31           Form of Stock Sale Restriction Agreement by and between Telecom
                Wireless and certain of its present or former officers and/or directors

10.32           Letter Agreement dated December 6, 1999, regarding investment by
                Matthew L. Talbert

10.33 Investment Banking Agreement dated December 9, 1999, by and between Telecom Wireless Corporation and Hampton-Porter
                Investment Bankers

10.34           Office Lease Agreement dated December 21, 1999 between Prentice
                Point Limited Partnership and Telecom Wireless Corporation together with letter agreement dated December 21, 1999, setting forth additional understandings and agreements in connection with the Office Lease Agreement

10.35 Settlement Agreement dated December 22, 1999, regarding bridge loans between Commtel Services Ltd. and Telecom Wireless
                Corporation

10.36           Purchase Agreement dated December 22, 1999, between Adaptive
                Broadband Corporation and Telecom Wireless Corporation

10.37 Promissory Note dated December 23, 1999, in the original principal amount of $140,000 payable to Leonard Gorelick

10.38 Subscription Agreement for the acquisition by Telecom Wireless of 250 shares of Series C Common Stock of HyperLight Network
                Corporation

10.39 Assignment and Subscription Agreement for the acquisition by Telecom Wireless of a 2% of 100% of the liquidating distribution of VisionTek, L.P.

10.40           Interim Funding Agreement dated September 13, 1999, between
                HyperLight Network Corporation and Telecom Wireless

10.41           Technology Marketing and License Agreement dated September 13,
                1999, between HyperLight Network Corporation and Telecom
                Wireless

16.1            Letter dated January 28, 2000, from Gerstle, Rosen & Associates,
                P.A. regarding change in certifying accountants

21.1            List of Subsidiaries of Telecom Wireless

23.1*           Consent of Kruse, Landa & Maycock, L.L.C. (included in Exhibit
                5.1)

23.2            Consent of Ehrhardt Keefe Steiner & Hottman PC, Englewood,
                Colorado

                                     II-7



23.3            Consent of Ehrhardt Keefe Steiner & Hottman PC, Englewood,
                Colorado

23.4            Consent of Gerstle, Rosen & Associates, P.A., Boca Raton,
                Florida

23.5            Consent of Girardin Baldwin & Associates LLP, Naples, Florida

27.1            Financial Data Schedule

---------------------------------

*  To be filed by amendment.

** Previously filed.




















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